EQUI-VEST(R)

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED OCTOBER 18, 1999

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust which contains important information about its portfolios.

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WHAT IS EQUI-VEST?

EQUI-VEST is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options").

VARIABLE INVESTMENT OPTIONS
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FIXED INCOME OPTIONS:
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DOMESTIC FIXED INCOME             AGGRESSIVE FIXED INCOME
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o Alliance Intermediate           o Alliance High Yield
  Government Securities
o Alliance Money Market
o Alliance Quality Bond
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EQUITY OPTIONS:
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DOMESTIC EQUITY
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o Alliance Common Stock           o MFS Growth with Income
o Alliance Equity Index           o MFS Research
o Alliance Growth and             o Merrill Lynch Basic Value
  Income                            Equity
o EQ/Alliance Premier Growth      o EQ/Putnam Growth & Income
o Capital Guardian Research         Value
o Capital Guardian U.S.           o T. Rowe Price Equity Income
    Equity
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INTERNATIONAL EQUITY
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o Alliance Global                 o T. Rowe Price International
o Alliance International            Stock
o Morgan Stanley Emerging
  Markets Equity
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AGGRESSIVE EQUITY
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o Alliance Aggressive Stock       o MFS Emerging Growth
o Alliance Small Cap Growth         Companies
o EQ/Evergreen                    o Warburg Pincus Small
                                    Company Value
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ASSET ALLOCATION OPTIONS:
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o Alliance Balanced               o EQ/Evergreen Foundation
o Alliance Conservative           o Merrill Lynch World Strategy
  Investors                       o EQ/Putnam Balanced
o Alliance Growth Investors


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either Class IA or IB shares of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only

o  An individual retirement annuity ("IRA"), either Traditional IRA or Roth IRA

o A Traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA")

Minimum contribution amounts ranging from $20 to $2,500 are required to purchase a contract. The minimum amount required depends on the type of contract, NQ, IRA or QP IRA, and the series purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated October 18, 1999 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

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2  CONTENTS OF THIS PROSPECTUS
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Contents of this prospectus

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EQUI-VEST(R)


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Index of key words and phrases                                4
Who is Equitable Life?                                        6
How to reach us                                               7
EQUI-VEST at a glance -- key features                         10


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FEE TABLE                                                    13
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EQUI-VEST series 300, 400, and 500 contracts                 13
EQUI-VEST series 200 contracts                               20
EQUI-VEST series 100 contracts                               27
Condensed financial information                              34


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1
CONTRACT FEATURES AND BENEFITS                               35
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How you can purchase and contribute to your contract         35
Owner and annuitant requirements                             38
How you can make your contributions                          38
What are your investment options under the contract?         38
Selecting your investment method                             42
Allocating your contributions                                43
Your right to cancel within a certain number of days         43


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2
DETERMINING YOUR CONTRACT'S VALUE                            45
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Your account value                                           45
Your contract's value in the variable investment options     45
Your contract's value in the guaranteed interest option      45
Your contract's value in the fixed maturity options          45


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"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

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                                                  CONTENTS OF THIS PROSPECTUS  3
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Contents of this prospectus
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3
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                        46
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Transferring your account value                              46
Automatic transfer options-investment simplifier             46
Rebalancing your account value                               47


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4
ACCESSING YOUR MONEY                                         48
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Withdrawing your account value                               48
Surrender of your contract to receive its cash value         49
When we may terminate your contract                          49
When to expect payments                                      49
Choosing your annuity payout options                         50


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5
CHARGES AND EXPENSES                                         52
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Charges that Equitable Life deducts                          52
Charges that EQ Advisors deducts                             59
Group or sponsored arrangements                              59
Other distribution arrangements                              60


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6
PAYMENT OF DEATH BENEFIT                                     61
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Your beneficiary and payment of benefit                      61
How death benefit payment is made                            61
Beneficiary continuation option under Series 400
   Traditional IRA and QP IRA contracts                      62


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7
TAX INFORMATION                                              63
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Overview                                                     63
Transfers among investment options                           63
Taxation of nonqualified annuities                           63
Special rules for NQ contracts issued in Puerto Rico         64
Individual retirement arrangements ("IRAs")                  65
Federal and state income tax withholding and
   information reporting                                     78
Impact of taxes to Equitable Life                            78


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8
MORE INFORMATION                                             79
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About our Separate Account A                                 79
About EQ Advisors Trust                                      79
About our fixed maturity options                             80
About the general account                                    81
About other methods of payment                               81
Dates and prices at which contract events occur              82
About your voting rights                                     83
About our year 2000 progress                                 83
About legal proceedings                                      84
About our independent accountants                            84
Transfers of ownership, collateral assignments, loans,
   and borrowing                                             84
Distribution of the contracts                                84


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9
INVESTMENT PERFORMANCE                                       86
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Benchmarks                                                   86
Communicating performance data                               95


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10
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                 97
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APPENDICES
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I -- Original contracts                                     A-1
II -- Condensed financial information                       B-1
III -- Market value adjustment example                      C-1


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STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
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4  INDEX OF KEY WORDS AND PHRASES
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Index of key words and phrases
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This index should help you locate more information on the terms used in this prospectus.



                                                 PAGE
  account value                                   42
  annuitant                                       35
  annuity payout options                          47
  beneficiary                                     58
  business day                                    81
  cash value                                      42
  conduit IRA                                     67
  contract date                                   11
  contract date anniversary                       11
  contract year                                   11
  contributions                                   34
  Contributions to Roth IRAs
    Regular contribution                          73
    Rollover contributions                        73
    Conversion contributions                      74
    Direct custodian-to-custodian
       transfers                                  74
  Contributions to Traditional IRAs
    Regular contributions                         64
    Rollover contributions                        66
    Direct custodian-to-custodian
       transfers                                  64
  financial professional                          85
  fixed maturity amount                           39
  fixed maturity options                          39
  guaranteed interest option                      38
  IRA                                          cover
  IRS                                             61
  investment options                              36
  market adjusted amount                          39
  market value adjustment                         40
  maturity value                                  39
  NQ                                           cover
  portfolio                                    cover
  processing office                                7
  QP IRAs                                      cover
  rate to maturity                                39
  recharacterized                                 66
  regular contribution                            64
  Required Beginning Date                         68
  Roth Advantage                                   5
  Roth IRA                                     cover
  SAI                                          cover
  SEC                                          cover
  Standard Roth IRA                                5
  TOPS                                             7
  Traditional IRA                              cover
  TSA                                          cover
  unit                                            42
  unit investment trust                           78
  variable investment options                     36


To make this prospectus easier to read, we sometimes use different words than in the contract. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

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PROSPECTUS                          CONTRACT OR SUPPLEMENTAL MATERIALS
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fixed maturity options              Guarantee Periods or Fixed Maturity Accounts
variable investment options         Investment Funds or Investment Divisions
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
guaranteed interest option          Guaranteed Interest Account
unit                                accumulation unit
unit value                          accumulation unit value
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                                              INDEX OF KEY WORDS AND PHRASES   5
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In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss five series of contracts. However, only three are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:

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o NQ, Traditional IRA, and QP IRA contracts issued before January 3, 1994;       series 100
  and
                                                                                 This series is no longer available for
o Standard Roth IRA contracts converted from such IRA and QP IRA contracts.      new purchasers. Information in this
                                                                                 prospectus on this series is provided
                                                                                 for our existing contract owners only.
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o All NQ, Traditional IRA and QP IRA contracts issued in the state of Oregon     series 200
  on or after August 17, 1995.
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o NQ, Traditional IRA, QP IRA, and Standard Roth IRA contracts issued on or      series 300
  after January 3, 1994 and before the date series 400 contracts became available in a state; and

o Standard Roth IRA contracts converted from such IRA and QP IRA contracts.
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o NQ, Traditional IRA, QP IRA, and Standard Roth IRA contracts issued on or      series 400
  after July 10, 1995 in states where approved; and

o Standard Roth IRA contracts converted from such IRA and QP IRA contracts.
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o Roth Advantage contracts                                                       series 500
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                                                                                 This series is no longer available for
                                                                                 new purchasers. Information in this
                                                                                 prospectus on this series is provided
                                                                                 for our existing contract owners only.
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We also have contracts that we refer to as "original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix I, which will be referenced throughout this prospectus when it applies.

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6  WHO IS EQUITABLE LIFE?
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Who is Equitable Life?
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We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $390.8 billion in assets as of June 30, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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                                                       WHO IS EQUITABLE LIFE?  7
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HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:


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FOR NQ AND IRA OWNERS WHO SEND
CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


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FOR NQ AND IRA OWNERS WHO SEND
CONTRIBUTIONS INDIVIDUALLY BY EXPRESS
DELIVERY:
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Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


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FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
P.O. Box 2996
New York, NY 10116-2996


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FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
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Equitable Life
EQUI-VEST
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY EXPRESS DELIVERY:
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Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


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REPORTS WE PROVIDE:
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o  written confirmation of financial transactions;

o annual statement of your contract values as of the close of the calendar year; and

o annual statement of your contract values as of the last day of the contract year.

We reserve the right to change the frequency of these reports.


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TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") SYSTEM:
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TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages; and

o  the number of units you have in the variable investment options.

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8  WHO IS EQUITABLE LIFE?
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You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o  elect the investment simplifier; and

o  change your personal identification number ("PIN").


TOPS is normally available seven days a week, 24 hours a day, by calling toll free 1 (800) 755-7777. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.


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BY INTERNET:
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You can also access information about your contract on the Internet. Please visit our Web site at http://www.equitable.com, and click on EQAccess.


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CUSTOMER SERVICE REPRESENTATIVE:
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You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m. Eastern time.


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TOLL-FREE TELEPHONE SERVICE:
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You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

You should send all contributions, notices, and requests to our processing office at an address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF
COMMUNICATIONS BE ON SPECIFIC FORMS WE
PROVIDE FOR THAT PURPOSE:

(1)  conversion of your Traditional IRA contract to a Standard Roth IRA;

(2) cancellation of your Standard Roth IRA or Roth Advantage contract and return to a Traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;

(6)  election of the rebalancing program;

(7)  to obtain a PIN required for TOPS;

(8)  election of required minimum distribution option;

(9)  tax withholding election;

(10) election of the beneficiary continuation option;

(11) request for a transfer/rollover of assets or 1035 exchange to another carrier; and

(12) contract surrender and withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE
RECOMMEND YOU USE FOR THE FOLLOWING TYPES
OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes; and

(3)  transfers among investment options.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING
WE REQUIRE WRITTEN NOTIFICATION GENERALLY
AT LEAST SEVEN CALENDAR DAYS BEFORE THE
NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier; and

(3)  rebalancing program.

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                                                       WHO IS EQUITABLE LIFE?  9
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You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

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10  EQUI-VEST AT A GLANCE -- KEY FEATURES
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EQUI-VEST at a glance -- key features
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PROFESSIONAL             EQUI-VEST's variable investment options invest in 30 different portfolios managed by
INVESTMENT               professional investment advisers.
MANAGEMENT
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GUARANTEED INTEREST      o Principal and interest guarantees
OPTION
                         o Interest rates set periodically
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FIXED MATURITY           o  10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                         o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                         ---------------------------------------------------------------------------------------------------
                         If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

                         o Only available under series 400 and 500 contracts in states where approved.
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TAX ADVANTAGES           o ON EARNINGS INSIDE THE    No tax on any dividends, interest or capital gains until you
                           CONTRACT                  make withdrawals from your contract or receive annuity payments.
                         ---------------------------------------------------------------------------------------------------
                         o ON TRANSFERS INSIDE THE   No tax on transfers among investment options.
                           CONTRACT
                         ---------------------------------------------------------------------------------------------------
                         If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
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MINIMUM CONTRIBUTION     o NQ:
AMOUNTS                    -- $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                         O TRADITIONAL IRA, STANDARD ROTH IRA AND ROTH ADVANTAGE:
                           -- series 300, 400, and 500 -- $50 (initial and additional);
                           -- series 100 and 200 -- $20 (initial and additional).

                         o QP IRA:
                           -- series 300 and 400 -- $2,500 each rollover amount;
                              series 100 and 200 -- $1,000 each rollover amount.
                          --------------------------------------------------------------------------------------------------
                          Maximum contribution limits may apply.
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                                       EQUI-VEST AT A GLANCE -- KEY FEATURES  11
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ACCESS TO YOUR MONEY     o Lump sum withdrawals

                         o Withdrawals on a periodic basis

                         o Contract surrender

                         You may be subject to a withdrawal charge for certain withdrawals. You may also incur income tax and a penalty tax.
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PAYOUT ALTERNATIVES      o Annuity payout options
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ADDITIONAL FEATURES      o Dollar-cost averaging by automatic transfers
                           -- Interest sweep option
                           -- Fixed-dollar option
                         o Automatic investment program
                         o Account value rebalancing (quarterly, semiannually, and annually)
                         o No charge on transfers among investment options
                         o Waiver of withdrawal charge for disability, confinement to a nursing home, and terminal illness (series 300, 400, and 500 only)
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FEES AND CHARGES UNDER   o Daily charge on amounts invested in variable investment options for mortality and expense
SERIES 300, 400, AND 500   risks and other expenses at annual rates determined by contract series.
                           -- series 300 and 400 -- 1.35%

                         o Annual administrative charge.
                           -- $30 currently or during the first two contract years 2% of the account value if less
                              ($65 maximum).

                         o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 currently ($65 maximum) per occurrence.

                         o No sales charge deducted when you make contributions under any series.

                         o Withdrawal charge
                           All contract types:
                           6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed under "Charges and expenses" later in this prospectus.

                           -------------------------------------------------------------------------------------------------
                           The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract. The
                           12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                           -------------------------------------------------------------------------------------------------

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12  EQUI-VEST AT A GLANCE -- KEY FEATURES
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FEES AND CHARGES UNDER     o We deduct a charge for taxes such as premium taxes that may be imposed in your state. The
SERIES 300, 400, AND 500     charge is generally deducted from the amount applied to an annuity payout option.
(CONTINUED)
                           o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                           o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.31% to 1.15% annually, other expenses, and for Class IB shares, 12b-1 fees of 0.25% annually.
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FEES AND CHARGES UNDER     o Daily charge on amounts invested in variable investment options for mortality and expense
SERIES 100 AND 200           risks and other expenses at annual rates determined by contract series.
                             series 100 -- 1.34%; three options at 1.49%
                             series 200 -- 1.34%; three options at 1.40%

                           o Annual administrative charge: $30 maximum

                           o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company): none

                           o No sales charges are deducted when you make contributions

                           o Withdrawal charge:
                             -- for NQ -- 6% of the contributions that have been withdrawn if such contributions were made in the current and five prior contract years; or
                             -- for IRAs -- 6%, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                           o We deduct a charge for taxes such as premium taxes that may be imposed in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                           o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                           o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.31% to 1.15% annually, other expenses, and for Class IB shares, 12b-1 fees of 0.25% annually.
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THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. FOR TRADITIONAL IRAS, THE MAXIMUM ISSUE AGE IS 70, BUT WE WILL ISSUE UP TO AGE 79 IF THE CONTRIBUTION IS A ROLLOVER CONTRIBUTION. FOR ALL OTHER IRAS WE WILL ISSUE CONTRACTS UP TO ANNUITANT AGES 80-83 WITH OUR PRIOR APPROVAL. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

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                                                                    FEE TABLE 13
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Fee table
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The fee tables below will help you understand the various charges and expenses that apply to your contract series. The tables reflect charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust.

The guaranteed interest option and fixed maturity options are not covered by the fee tables and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


EQUI-VEST SERIES 300, 400, AND 500 CONTRACTS

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      CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN
      ANNUAL PERCENTAGE OF DAILY NET ASSETS
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                                                                SERIES 300 AND 400      SERIES 500
                                                                ------------------      ----------
Mortality and expense risk(1)                                         1.10%                1.20%
Other expenses(2)                                                     0.25%                0.25%
                                                                      -----                -----
Total Separate Account A annual expenses(3)                           1.35%                1.45%
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      CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
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Annual administrative charge(4)                                       $30
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      CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
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Maximum withdrawal charge(5)                                            6%
Charge for third-party transfer or exchange(6)                $25 for each occurrence
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14  FEE TABLE
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Fee table

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EQ ADVISORS TRUST
CLASS IA SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


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                                              MANAGEMENT                  OTHER                 ANNUAL
                                                FEES(7)                 EXPENSES(8)            EXPENSES
---------------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock                       0.54%                     0.03%                 0.57%
 Alliance Balanced                               0.41%                     0.05%                 0.46%
 Alliance Common Stock                           0.36%                     0.04%                 0.40%
 Alliance Conservative Investors                 0.48%                     0.06%                 0.54%
 Alliance Equity Index                           0.31%                     0.04%                 0.35%
 Alliance Global                                 0.64%                     0.08%                 0.72%
 Alliance Growth and Income                      0.55%                     0.04%                 0.59%
 Alliance Growth Investors                       0.51%                     0.05%                 0.56%
 Alliance High Yield                             0.60%                     0.04%                 0.64%
 Alliance Intermediate Government Securities     0.50%                     0.06%                 0.56%
 Alliance International                          0.90%                     0.17%                 1.07%
 Alliance Money Market                           0.35%                     0.03%                 0.38%
 Alliance Quality Bond                           0.53%                     0.05%                 0.58%
 Alliance Small Cap Growth                       0.90%                     0.07%                 0.97%
---------------------------------------------------------------------------------------------------------------------


CLASS 1B SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


---------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                                      OTHER              ANNUAL
                                                                                     EXPENSES           EXPENSES
                                               MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                                 FEES(7)       12B-1 FEE(9)       LIMITATION)(8)   LIMITATION)(7)(10)
---------------------------------------------------------------------------------------------------------------------
  EQ/Alliance Premier Growth                     0.90%             0.25%              0.00%              1.15%
  Capital Guardian Research                      0.65%             0.25%              0.05%              0.95%
  Capital Guardian U.S. Equity                   0.65%             0.25%              0.05%              0.95%
  EQ/Evergreen                                   0.75%             0.25%              0.05%              1.05%
  EQ/Evergreen Foundation                        0.63%             0.25%              0.07%              0.95%
  MFS Emerging Growth Companies                  0.55%             0.25%              0.05%              0.85%
  MFS Growth with Income                         0.55%             0.25%              0.05%              0.85%
  MFS Research                                   0.55%             0.25%              0.05%              0.85%
  Merrill Lynch Basic Value Equity               0.55%             0.25%              0.05%              0.85%
  Merrill Lynch World Strategy                   0.70%             0.25%              0.25%              1.20%
  Morgan Stanley Emerging Markets Equity         1.15%             0.25%              0.35%              1.75%
  EQ/Putnam Balanced                             0.55%             0.25%              0.10%              0.90%
  EQ/Putnam Growth & Income Value                0.55%             0.25%              0.05%              0.85%
  T. Rowe Price Equity Income                    0.55%             0.25%              0.05%              0.85%
  T. Rowe Price International Stock              0.75%             0.25%              0.20%              1.20%
  Warburg Pincus Small Company Value             0.65%             0.25%              0.10%              1.00%
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    FEE TABLE 15
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Notes:

(1) A portion of this charge is for providing the death benefit.

(2) For the series 300 and 400 contracts we currently charge 0.25% for the Alliance Aggressive Stock, Alliance Balanced, Alliance Common Stock, and Alliance Money Market portfolios. The charge is 0.24% for all the other portfolios. We reserve the right to increase this charge to 0.25% at our discretion.

(3) The total Separate Account A annual expenses of the variable investment options are not permitted to exceed a total annual rate of 1.35% (for series 300 and 400 contracts) and 2.00% (for series 500 contracts).

(4) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to waive or increase this charge to an annual maximum of $65.

(5) This charge applies to withdrawn contributions that were made in the current and five prior years. This charge is deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(6) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(7) The management fees or the maximum management fees, if a maximum applies, for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreements.

    On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth) became part of the portfolios of EQ Advisors Trust. The "other expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

(9) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(10)Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each portfolio. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each portfolio as follows: 0.60% for EQ/Putnam Growth & Income Value, MFS Emerging Growth Companies, MFS Growth with Income, MFS Research, Merrill Lynch Basic Value Equity, and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.70% for Capital Guardian Research, Capital Guardian U.S. Equity, and EQ/Evergreen Foundation; 0.75% for Warburg Pincus Small Company Value; 0.80% for EQ/Evergreen; 0.90% for EQ/Alliance Premier Growth; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

    Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios would have been as follows: 0.24% for MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.59% for MFS Growth with Income; 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; and 0.86% for EQ/Evergreen Foundation. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income portfolios; and on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity portfolios and therefore expenses have been estimated.

    Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

--------------------------------------------------------------------------------
16  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 300 AND 400 CONTRACTS

For each type of series 300 and 400 contract, the examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume there is no waiver of the withdrawal charge. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under all EQUI-VEST contracts as a percentage of the total assets held under all EQUI-VEST contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                  OF EACH PERIOD SHOWN, THE EXPENSES WOULD
                                                                     BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
CLASS IA SHARES
-----------------------------------------------------------------------------------------------
Alliance Aggressive Stock                        $76.33      $122.96      $169.99     $237.05
Alliance Balanced                                $75.24      $119.67      $164.12     $225.05
Alliance Common Stock                            $74.64      $117.86      $160.90     $218.45
Alliance Conservative Investors                  $75.93      $121.77      $167.86     $232.70
Alliance Equity Index                            $74.05      $116.06      $157.67     $211.81
Alliance Global                                  $77.72      $127.15      $177.44     $252.12
Alliance Growth and Income                       $76.43      $123.26      $170.53     $238.13
Alliance Growth Investors                        $76.13      $122.37      $168.93     $234.87
Alliance High Yield                              $76.92      $124.76      $173.19     $243.53
Alliance Intermediate Government Securities      $76.13      $122.37      $168.93     $234.87
Alliance International                           $81.19      $137.56      $195.85     $288.88
Alliance Money Market                            $74.44      $117.26      $159.82     $216.24
Alliance Quality Bond                            $76.33      $122.96      $169.99     $237.05
Alliance Small Cap Growth                        $80.20      $134.59      $190.62     $278.51
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
CLASS IA SHARES
-----------------------------------------------------------------------------------------------
Alliance Aggressive Stock                        $20.75      $64.09       $109.99     $237.05
Alliance Balanced                                $19.59      $60.59       $104.12     $225.05
Alliance Common Stock                            $18.97      $58.68       $100.90     $218.45
Alliance Conservative Investors                  $20.33      $62.82       $107.86     $232.70
Alliance Equity Index                            $18.34      $56.77       $ 97.67     $211.81
Alliance Global                                  $22.22      $68.52       $117.44     $252.12
Alliance Growth and Income                       $20.85      $64.40       $110.53     $238.13
Alliance Growth Investors                        $20.54      $63.45       $108.93     $234.87
Alliance High Yield                              $21.38      $65.99       $113.19     $243.53
Alliance Intermediate Government Securities      $20.54      $63.45       $108.93     $234.87
Alliance International                           $25.89      $79.56       $135.85     $288.88
Alliance Money Market                            $18.76      $58.04       $ 99.82     $216.24
Alliance Quality Bond                            $20.75      $64.09       $109.99     $237.05
Alliance Small Cap Growth                        $24.84      $76.42       $130.62     $278.51
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   FEE TABLE  17
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                              IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                 OF EACH PERIOD SHOWN, THE EXPENSES
                                                              WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
 CLASS IB SHARES
------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 $81.99       $139.93           --           --
Capital Guardian Research                  $80.00       $134.00           --           --
Capital Guardian U.S. Equity               $80.00       $134.00           --           --
EQ/Evergreen                               $80.99       $136.97           --           --
EQ/Evergreen Foundation                    $80.00       $134.00           --           --
MFS Emerging Growth Companies              $79.01       $131.03      $184.31      $265.93
MFS Growth with Income                     $79.01       $131.03           --           --
MFS Research                               $79.01       $131.03      $184.31      $265.93
Merrill Lynch Basic Value Equity           $79.01       $131.03      $184.31      $265.93
Merrill Lynch World Strategy               $82.48       $141.41      $202.62      $302.21
Morgan Stanley Emerging Markets Equity     $87.94       $157.57      $229.58      $356.67
EQ/Putnam Balanced                         $79.51       $132.51      $186.94      $271.19
EQ/Putnam Growth & Income Value            $79.01       $131.03      $184.31      $265.93
T. Rowe Price Equity Income                $79.01       $131.03      $184.31      $265.93
T. Rowe Price International Stock          $82.48       $141.41      $202.62      $302.21
Warburg Pincus Small Company Value         $80.50       $135.49      $192.19      $281.64
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                          IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END
                                                 OF EACH PERIOD SHOWN, THE EXPENSES
                                                              WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
 CLASS IB SHARES
------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 $26.73        $82.07           --           --
Capital Guardian Research                  $24.63        $75.79           --           --
Capital Guardian U.S. Equity               $24.63        $75.79           --           --
EQ/Evergreen                               $25.68        $78.93           --           --
EQ/Evergreen Foundation                    $24.63        $75.79           --           --
MFS Emerging Growth Companies              $23.58        $72.63      $124.31      $265.93
MFS Growth with Income                     $23.58        $72.63           --           --
MFS Research                               $23.58        $72.63      $124.31      $265.93
Merrill Lynch Basic Value Equity           $23.58        $72.63      $124.31      $265.93
Merrill Lynch World Strategy               $27.26        $83.64      $142.62      $302.21
Morgan Stanley Emerging Markets Equity     $33.03       $100.77      $170.84      $356.67
EQ/Putnam Balanced                         $24.11        $74.21      $126.94      $271.19
EQ/Putnam Growth & Income Value            $23.58        $72.63      $124.31      $265.93
T. Rowe Price Equity Income                $23.58        $72.63      $124.31      $265.93
T. Rowe Price International Stock          $27.26        $83.64      $142.62      $302.21
Warburg Pincus Small Company Value         $25.16        $77.36      $132.19      $281.64
------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

--------------------------------------------------------------------------------
18  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 500 CONTRACTS
For the series 500 Roth Advantage contract, the examples show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) We also assume there is no waiver of the withdrawal charge. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under all EQUI-VEST contracts as a percentage of the total assets held under all EQUI-VEST contracts.

These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



-----------------------------------------------------------------------------------
                                       IF YOU SURRENDER YOUR CONTRACT AT THE END
                                          OF EACH PERIOD SHOWN, THE EXPENSES
                                                       WOULD BE:
                                  -------------------------------------------------
                                     1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------
 CLASS IA SHARES
-----------------------------------------------------------------------------------
Alliance Aggressive Stock           $77.32     $125.96     $175.32    $247.84
Alliance Balanced                   $76.23     $122.66     $169.46    $235.96
Alliance Common Stock               $75.63     $120.87     $166.26    $229.43
Alliance Conservative Investors     $77.02     $125.06     $173.72    $244.61
Alliance Equity Index               $75.14     $119.37     $163.58    $223.95
Alliance Global                     $78.81     $130.43     $183.25    $263.82
Alliance Growth and Income          $77.52     $126.55     $176.38    $249.98
Alliance Growth Investors           $77.22     $125.66     $174.78    $246.76
Alliance High Yield                 $78.02     $128.05     $179.03    $255.32
Alliance Intermediate Government
 Securities                         $77.22     $125.66     $174.78    $246.76
Alliance International              $82.29     $140.82     $201.58    $300.17
Alliance Money Market               $75.44     $120.27     $165.19    $227.24
Alliance Quality Bond               $77.42     $126.25     $175.85    $248.91
Alliance Small Cap Growth           $81.29     $137.86     $196.37    $289.92
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                         THE END OF EACH PERIOD SHOWN, THE
                                                 EXPENSES WOULD BE:
                                  ------------------------------------------------
                                     1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------
 CLASS IA SHARES
-----------------------------------------------------------------------------------
Alliance Aggressive Stock            $21.80      $67.26     $115.32       $247.84
Alliance Balanced                    $20.64      $63.77     $109.46       $235.96
Alliance Common Stock                $20.01      $61.86     $106.26       $229.43
Alliance Conservative Investors      $21.48      $66.31     $113.72       $244.61
Alliance Equity Index                $19.49      $60.27     $103.58       $223.95
Alliance Global                      $23.37      $72.00     $123.25       $263.82
Alliance Growth and Income           $22.01      $67.89     $116.38       $249.98
Alliance Growth Investors            $21.69      $66.94     $114.78       $246.76
Alliance High Yield                  $22.53      $69.47     $119.03       $255.32
Alliance Intermediate Government
 Securities                          $21.69      $66.94     $114.78       $246.76
Alliance International               $27.05      $83.01     $141.58       $300.17
Alliance Money Market                $19.80      $61.23     $105.19       $227.24
Alliance Quality Bond                $21.90      $67.57     $115.85       $248.91
Alliance Small Cap Growth            $26.00      $79.88     $136.37       $289.92
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   FEE TABLE  19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                              IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                 OF EACH PERIOD SHOWN, THE EXPENSES
                                                              WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
 CLASS IB SHARES
------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 $83.08       $143.18      $205.73      $308.30
Capital Guardian Research                  $81.09       $137.27      $195.33      $287.85
Capital Guardian U.S. Equity               $81.09       $137.27      $195.33      $287.85
EQ/Evergreen                               $82.09       $140.23      $200.54      $298.13
EQ/Evergreen Foundation                    $81.09       $137.27      $195.33      $287.85
MFS Emerging Growth Companies              $80.10       $134.30      $190.09      $277.47
MFS Growth with Income                     $80.10       $134.30      $190.09      $277.47
MFS Research                               $80.10       $134.30      $190.09      $277.47
Merrill Lynch Basic Value Equity           $80.10       $134.30      $190.09      $277.47
Merrill Lynch World Strategy               $83.58       $144.66      $208.32      $313.35
Morgan Stanley Emerging Markets Equity     $89.04       $160.78      $234.81      $367.20
EQ/Putnam Balanced                         $80.60       $135.78      $192.71      $282.67
EQ/Putnam Growth & Income Value            $80.10       $134.30      $190.09      $277.47
T. Rowe Price Equity Income                $80.10       $134.30      $190.09      $277.47
T. Rowe Price International Stock          $83.58       $144.66      $208.32      $313.35
Warburg Pincus Small Company Value         $81.59       $138.75      $197.94      $293.00
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                        EXPENSES WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
 CLASS IB SHARES
------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  $27.88      $85.52     $145.73       $308.30
Capital Guardian Research                   $25.79      $79.25     $135.33       $287.85
Capital Guardian U.S. Equity                $25.79      $79.25     $135.33       $287.85
EQ/Evergreen                                $26.84      $82.39     $140.54       $298.13
EQ/Evergreen Foundation                     $25.79      $79.25     $135.33       $287.85
MFS Emerging Growth Companies               $24.74      $76.10     $130.09       $277.47
MFS Growth with Income                      $24.74      $76.10     $130.09       $277.47
MFS Research                                $24.74      $76.10     $130.09       $277.47
Merrill Lynch Basic Value Equity            $24.74      $76.10     $130.09       $277.47
Merrill Lynch World Strategy                $28.41      $87.08     $148.32       $313.35
Morgan Stanley Emerging Markets Equity      $34.18     $104.17     $176.40       $367.20
EQ/Putnam Balanced                          $25.26      $77.67     $132.71       $282.67
EQ/Putnam Growth & Income Value             $24.74      $76.10     $130.09       $277.47
T. Rowe Price Equity Income                 $24.74      $76.10     $130.09       $277.47
T. Rowe Price International Stock           $28.41      $87.08     $148.32       $313.35
Warburg Pincus Small Company Value          $26.31      $80.82     $137.94       $293.00
------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

--------------------------------------------------------------------------------
20  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EQUI-VEST SERIES 200 CONTRACTS


--------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------------------
                                                                                                  ALLIANCE BALANCED,
                                                                                              ALLIANCE COMMON STOCK, AND
                                                                                            ALLIANCE MONEY MARKET OPTIONS
--------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                                             1.15%
Other expenses(2)                                                                                         0.25%
                                                                                                          ----
Total Separate Account A annual expenses(3)(4)                                                            1.40%
--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------------------------------------------------
Annual administrative charges(5)                                                                           $30
--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)                                                                                 6%
--------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                                                  ALL OTHER VARIABLE
                                                                                  INVESTMENT OPTIONS
------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                            1.09%
Other expenses(2)                                                                        0.25%
                                                                                         ----
Total Separate Account A annual expenses(3)(4)                                           1.34%
------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------
Annual administrative charges(5)                                                          $30
------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)                                                                6%
------------------------------------------------------------------------------------------------------

CLASS IA SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



------------------------------------------------------------------------------------------------------------------
                                                                                              Total
                                                                                              Annual
                                                   Management        Other                   Expenses
                                                    Fees(7)       Expenses(8)    (After Expense Limitation)(4)(8)
------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                             0.54%          0.03%                     0.57%
Alliance Balanced                                     0.41%          0.05%                     0.46%
Alliance Common Stock                                 0.36%          0.04%                     0.40%
Alliance Conservative Investors                       0.48%          0.06%                     0.54%
Alliance Equity Index                                 0.31%          0.04%                     0.35%
Alliance Global                                       0.64%          0.08%                     0.72%
Alliance Growth and Income                            0.55%          0.04%                     0.59%
Alliance Growth Investors                             0.51%          0.05%                     0.56%
Alliance High Yield                                   0.60%          0.04%                     0.64%
Alliance Intermediate Government Securities           0.50%          0.06%                     0.56%
Alliance International                                0.90%          0.17%                     1.07%
Alliance Money Market                                 0.35%          0.03%                     0.38%
Alliance Quality Bond                                 0.53%          0.05%                     0.58%
Alliance Small Cap Growth                             0.90%          0.07%                     0.97%
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   FEE TABLE  21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

CLASS IB SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



----------------------------------------------------------------------
                                           Management
                                             Fees(7)      12b-1 Fee(9)
----------------------------------------------------------------------
EQ/Alliance Premier Growth                    0.90%          0.25%
Capital Guardian Research                     0.65%          0.25%
Capital Guardian U.S. Equity                  0.65%          0.25%
EQ/Evergreen                                  0.75%          0.25%
EQ/Evergreen Foundation                       0.63%          0.25%
MFS Emerging Growth Companies                 0.55%          0.25%
MFS Growth with Income                        0.55%          0.25%
MFS Research                                  0.55%          0.25%
Merrill Lynch Basic Value Equity              0.55%          0.25%
Merrill Lynch World Strategy                  0.70%          0.25%
Morgan Stanley Emerging Markets Equity        1.15%          0.25%
EQ/Putnam Balanced                            0.55%          0.25%
EQ/Putnam Growth & Income Value               0.55%          0.25%
T. Rowe Price Equity Income                   0.55%          0.25%
T. Rowe Price International Stock             0.75%          0.25%
Warburg Pincus Small Company Value            0.65%          0.25%
----------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                       Other                           Annual
                                                     Expenses                         Expenses
                                          (After Expense Limitation)(8)   (After Expense Limitation)(7)(10)
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                             0.00%                             1.15%
Capital Guardian Research                              0.05%                             0.95%
Capital Guardian U.S. Equity                           0.05%                             0.95%
EQ/Evergreen                                           0.05%                             1.05%
EQ/Evergreen Foundation                                0.07%                             0.95%
MFS Emerging Growth Companies                          0.05%                             0.85%
MFS Growth with Income                                 0.05%                             0.85%
MFS Research                                           0.05%                             0.85%
Merrill Lynch Basic Value Equity                       0.05%                             0.85%
Merrill Lynch World Strategy                           0.25%                             1.20%
Morgan Stanley Emerging Markets Equity                 0.35%                             1.75%
EQ/Putnam Balanced                                     0.10%                             0.90%
EQ/Putnam Growth & Income Value                        0.05%                             0.85%
T. Rowe Price Equity Income                            0.05%                             0.85%
T. Rowe Price International Stock                      0.20%                             1.20%
Warburg Pincus Small Company Value                     0.10%                             1.00%
-----------------------------------------------------------------------------------------------------------

Notes:

(1) A portion of this charge is for providing the death benefit.

(2) This charge is for financial accounting and other administrative services related to the contract.

(3) Total Separate Account A annual expenses of the variable investment options (not including the EQ Advisors Trust fees and other expenses) are guaranteed not to exceed a total annual rate of 1.40% for the Alliance Balanced, Alliance Common Stock, and Alliance Money Market options and an annual rate of 1.34% for all the other options.

(4) The total Separate Account A annual expenses of the variable investment options and total annual expenses of EQ Advisors Trust fees when added together are not permitted to exceed an annual rate of 1.75% for the Alliance Aggressive Stock, Alliance Balanced, Alliance Common Stock, and Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus EQ Advisors Trust annual expenses for 1998 would have been 1.77% for the Alliance Money Market option; 1.79% for the Alliance Common Stock option; 1.90% for the Alliance Aggressive Stock option; and 1.85% for the Alliance Balanced option.

(5) 2% of your account value if less. Some contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions that were made in the current and five prior years. This charge is deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(7) The management fees or the maximum management fees, if a maximum applies, for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

--------------------------------------------------------------------------------
22  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(9) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(10) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each portfolio. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each portfolio as follows: 0.60% for EQ/Putnam Growth & Income Value, MFS Emerging Growth Companies, MFS Growth with Income, MFS Research, Merrill Lynch Basic Value Equity, and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.70% for Capital Guardian Research, Capital Guardian U.S. Equity, and EQ/Evergreen Foundation; 0.75% for Warburg Pincus Small Company Value; 0.80% for EQ/Evergreen; 0.90% for EQ/Alliance Premier Growth; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

     Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios would have been as follows: 0.24% for MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.59% for MFS Growth with Income; 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; and 0.86% for EQ/Evergreen Foundation. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income portfolios; and on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity portfolios and therefore expenses have been estimated.

     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 200 CONTRACTS

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume there is no waiver of the withdrawal charge. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under all EQUI-VEST contracts as a percentage of the total assets held under all EQUI-VEST contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


FOR IRA (TRADITIONAL, STANDARD ROTH AND CERTAIN QP IRA(2) CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):


---------------------------------------------------------------------------------------------------
                                                 IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                        PERIOD SHOWN, THE EXPENSES WOULD BE:
                                             ------------------------------------------------------
                                                  1 YEAR       3 YEARS       5 YEARS      10 YEARS
---------------------------------------------------------------------------------------------------
 CLASS IA SHARES
---------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock                        $80.83       $124.44       $163.81      $255.10
 Alliance Balanced                                $80.83       $124.44       $163.81      $255.10
 Alliance Common Stock                            $80.83       $124.44       $163.81      $255.10
 Alliance Conservative Investors                  $82.11       $128.32       $170.36      $268.87
 Alliance Equity Index                            $80.24       $122.65       $160.78      $248.69
 Alliance Global                                  $83.89       $133.66       $179.37      $287.63
 Alliance Growth and Income                       $82.60       $129.80       $172.87      $274.12
 Alliance Growth Investors                        $82.31       $128.91       $171.36      $270.97
 Alliance High Yield                              $83.10       $131.29       $175.37      $279.34
 Alliance Intermediate Government Securities      $82.31       $128.91       $171.36      $270.97
 Alliance International                           $87.34       $144.01       $196.68      $323.15
 Alliance Money Market                            $80.83       $124.44       $163.81      $255.10
 Alliance Quality Bond                            $82.50       $129.51       $172.37      $273.07
 Alliance Small Cap Growth                        $86.35       $141.06       $191.76      $313.13
---------------------------------------------------------------------------------------------------
 CLASS IB SHARES
---------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth                       $88.13       $146.36            --           --
 Capital Guardian Research                        $86.15       $140.47            --           --
 Capital Guardian U.S. Equity                     $86.15       $140.47            --           --
 EQ/Evergreen                                     $87.14       $143.42            --           --
 EQ/Evergreen Foundation                          $86.15       $140.47            --           --
 MFS Emerging Growth Companies                    $85.17       $137.51       $185.83      $300.97
 MFS Growth with Income                           $85.17       $137.51            --           --
 MFS Research                                     $85.17       $137.51       $185.83      $300.97
 Merrill Lynch Basic Value Equity                 $85.17       $137.51       $185.83      $300.97
 Merrill Lynch World Strategy                     $88.62       $147.83       $203.05      $336.02
 Morgan Stanley Emerging Markets Equity           $94.05       $163.88       $229.58      $388.62
 EQ/Putnam Balanced                               $85.66       $138.99       $188.30      $306.06
 EQ/Putnam Growth & Income Value                  $85.17       $137.51       $185.83      $300.97
 T. Rowe Price Equity Income                      $85.17       $137.51       $185.83      $300.97
 T. Rowe Price International Stock                $88.62       $147.83       $203.05      $336.02
 Warburg Pincus Small Company Value               $86.65       $141.94       $193.24      $316.15
---------------------------------------------------------------------------------------------------

----------
See footnotes on page 26.

--------------------------------------------------------------------------------
24  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR QP IRA(3) CONTRACTS (WHERE THE FREE WITHDRAWAL AMOUNT APPLIES IN THE FIRST CONTRACT YEAR):


-----------------------------------------------------------------------------------------------
                                           IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                  PERIOD SHOWN, THE EXPENSES WOULD BE:
                                       --------------------------------------------------------
                                         1 YEAR       3 YEARS       5 YEARS       10 YEARS
-----------------------------------------------------------------------------------------------
 CLASS IA SHARES
-----------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $74.64       $117.86       $163.81       $255.10
Alliance Balanced                        $74.64       $117.86       $163.81       $255.10
Alliance Common Stock                    $74.64       $117.86       $163.81       $255.10
Alliance Conservative Investors          $75.93       $121.77       $170.36       $268.87
Alliance Equity Index                    $74.05       $116.06       $160.78       $248.69
Alliance Global                          $77.72       $127.15       $179.37       $287.63
Alliance Growth and Income               $76.43       $123.26       $172.87       $274.12
Alliance Growth Investors                $76.13       $122.37       $171.36       $270.97
Alliance High Yield                      $76.92       $124.76       $175.37       $279.34
Alliance Intermediate Government
  Securities                             $76.13       $122.37       $171.36       $270.97
Alliance International                   $81.19       $137.56       $196.68       $323.15
Alliance Money Market                    $74.64       $117.86       $163.81       $255.10
Alliance Quality Bond                    $76.33       $122.96       $172.37       $273.07
Alliance Small Cap Growth                $80.20       $134.59       $191.76       $313.13
-----------------------------------------------------------------------------------------------
 CLASS IB SHARES
-----------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth               $81.99       $139.93            --            --
Capital Guardian Research                $80.00       $134.00            --            --
Capital Guardian U.S. Equity             $80.00       $134.00            --            --
EQ/Evergreen                             $80.99       $136.97            --            --
EQ/Evergreen Foundation                  $80.00       $134.00            --            --
MFS Emerging Growth Companies            $79.01       $131.03       $185.83       $300.97
MFS Growth with Income                   $79.01       $131.03            --            --
MFS Research                             $79.01       $131.03       $185.83       $300.97
Merrill Lynch Basic Value Equity         $79.01       $131.03       $185.83       $300.97
Merrill Lynch World Strategy             $82.48       $141.41       $203.05       $336.02
Morgan Stanley Emerging Markets
  Equity                                 $87.94       $157.57       $229.58       $388.62
EQ/Putnam Balanced                       $79.51       $132.51       $188.30       $306.06
EQ/Putnam Growth & Income Value          $79.01       $131.03       $185.83       $300.97
T. Rowe Price Equity Income              $79.01       $131.03       $185.83       $300.97
T. Rowe Price International Stock        $82.48       $141.41       $203.05       $336.02
Warburg Pincus Small Company Value       $80.50       $135.49       $193.24       $316.15
-----------------------------------------------------------------------------------------------

----------
See footnotes on page 26.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR NQ CONTRACTS:



--------------------------------------------------------------------------------------------
                                           IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                  PERIOD SHOWN, THE EXPENSES WOULD BE:
                                        ----------------------------------------------------
                                         1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------------
 CLASS IA SHARES
--------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $74.64       $117.86       $160.90       $218.45
Alliance Balanced                        $74.64       $117.86       $160.90       $218.45
Alliance Common Stock                    $74.64       $117.86       $160.90       $218.45
Alliance Conservative Investors          $75.93       $121.77       $167.86       $232.70
Alliance Equity Index                    $74.05       $116.06       $157.67       $211.81
Alliance Global                          $77.72       $127.15       $177.44       $252.12
Alliance Growth and Income               $76.43       $123.26       $170.53       $238.13
Alliance Growth Investors                $76.13       $122.37       $168.93       $234.87
Alliance High Yield                      $76.92       $124.76       $173.19       $243.53
Alliance Intermediate Government
  Securities                             $76.13       $122.37       $168.93       $234.87
Alliance International                   $81.19       $137.56       $195.85       $288.88
Alliance Money Market                    $74.64       $117.86       $160.90       $218.45
Alliance Quality Bond                    $76.33       $122.96       $169.99       $237.05
Alliance Small Cap Growth                $80.20       $134.59       $190.62       $278.51
--------------------------------------------------------------------------------------------
 CLASS IB SHARES
--------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth               $81.99       $139.93            --            --
Capital Guardian Research                $80.00       $134.00            --            --
Capital Guardian U.S. Equity             $80.00       $134.00            --            --
EQ/Evergreen                             $80.99       $136.97            --            --
EQ/Evergreen Foundation                  $80.00       $134.00            --            --
MFS Emerging Growth Companies            $79.01       $131.03       $184.31       $265.93
MFS Growth with Income                   $79.01       $131.03            --            --
MFS Research                             $79.01       $131.03       $184.31       $265.93
Merrill Lynch Basic Value Equity         $79.01       $131.03       $184.31       $265.93
Merrill Lynch World Strategy             $82.48       $141.41       $202.62       $302.21
Morgan Stanley Emerging Markets
  Equity                                 $87.94       $157.57       $229.58       $356.67
EQ/Putnam Balanced                       $79.51       $132.51       $186.94       $271.19
EQ/Putnam Growth & Income Value          $79.01       $131.03       $184.31       $265.93
T. Rowe Price Equity Income              $79.01       $131.03       $184.31       $265.93
T. Rowe Price International Stock        $82.48       $141.41       $202.62       $302.21
Warburg Pincus Small Company Value       $80.50       $135.49       $192.19       $281.64
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
26  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR ALL SERIES 200 CONTRACTS:


-----------------------------------------------------------------------------------------------
                                       If you do not surrender your contract at the end of each
                                                 period shown, the expenses would be:
                                       --------------------------------------------------------
                                         1 year       3 years        5 years       10 years
-----------------------------------------------------------------------------------------------
 Class IA shares
-----------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $18.97        $58.68        $100.90       $218.45
Alliance Balanced                        $18.97        $58.68        $100.90       $218.45
Alliance Common Stock                    $18.97        $58.68        $100.90       $218.45
Alliance Conservative Investors          $20.33        $62.82        $107.86       $232.70
Alliance Equity Index                    $18.34        $56.77         $97.67       $211.81
Alliance Global                          $22.22        $68.52        $117.44       $252.12
Alliance Growth and Income               $20.85        $64.40        $110.53       $238.13
Alliance Growth Investors                $20.54        $63.45        $108.93       $234.87
Alliance High Yield                      $21.38        $65.99        $113.19       $243.53
Alliance Intermediate Government
  Securities                             $20.54        $63.45        $108.93       $234.87
Alliance International                   $25.89        $79.56        $135.85       $288.88
Alliance Money Market                    $18.97        $58.68        $100.90       $218.45
Alliance Quality Bond                    $20.75        $64.09        $109.99       $237.05
Alliance Small Cap Growth                $24.84        $76.42        $130.62       $278.51
-----------------------------------------------------------------------------------------------
 Class IB shares
-----------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth               $26.73        $82.07             --            --
Capital Guardian Research                $24.63        $75.79             --            --
Capital Guardian U.S. Equity             $24.63        $75.79             --            --
EQ/Evergreen                             $25.68        $78.93             --            --
EQ/Evergreen Foundation                  $24.63        $75.79             --            --
MFS Emerging Growth Companies            $23.58        $72.63        $124.31       $265.93
MFS Growth with Income                   $23.58        $72.63             --            --
MFS Research                             $23.58        $72.63        $124.31       $265.93
Merrill Lynch Basic Value Equity         $23.58        $72.63        $124.31       $265.93
Merrill Lynch World Strategy             $27.26        $83.64        $142.62       $302.21
Morgan Stanley Emerging Markets
  Equity                                 $33.03       $100.77        $170.84       $356.67
EQ/Putnam Balanced                       $24.11        $74.21        $126.94       $271.19
EQ/Putnam Growth & Income Value          $23.58        $72.63        $124.31       $265.93
T. Rowe Price Equity Income              $23.58        $72.63        $124.31       $265.93
T. Rowe Price International Stock        $27.26        $83.64        $142.62       $302.21
Warburg Pincus Small Company Value       $25.16        $77.36        $132.19       $281.64
-----------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

(2) These expenses also apply to a QP IRA with the number 11933I in the lower left corner of the first page of your contract, or those QP IRA contracts issued in Oregon.

(3) These expenses apply only to a QP IRA with the number 92QPI in the lower left corner of the first page of your contract.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  27
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

IF YOU ELECT AN ANNUITY PAYOUT OPTION:
Assuming an annuity payout option could be issued, (see note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."


EQUI-VEST SERIES 100 CONTRACTS



---------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------
                                                                                                    Alliance Balanced,
                                                                                                Alliance Common Stock, and
                                                                                              Alliance Money Market options
---------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                                             0.65%
Other expenses(2)                                                                                         0.84%
                                                                                                          ----
Total Separate Account A annual expenses(3)(4)                                                            1.49%
---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(5)                                                                            $30
---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)                                                                                 6%
---------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
                                                                                                     ALL OTHER VARIABLE
                                                                                                     INVESTMENT OPTIONS
-----------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                                               0.50%
Other expenses(2)                                                                                           0.84%
                                                                                                            ----
Total Separate Account A annual expenses(3)(4)                                                              1.34%
-----------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------------------------
Annual administrative charge(5)
-----------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)
-----------------------------------------------------------------------------------------------------------------------

CLASS IA SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


------------------------------------------------------------------------------------------------------------------
                                                                                               TOTAL
                                                                                               ANNUAL
                                                   MANAGEMENT        OTHER                    EXPENSES
                                                    FEES(7)       EXPENSES(8)     (AFTER EXPENSE LIMITATION)(4)(8)
------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                            0.54%            0.03%                     0.57%
Alliance Balanced                                    0.41%            0.05%                     0.46%
Alliance Common Stock                                0.36%            0.04%                     0.40%
Alliance Conservative Investors                      0.48%            0.06%                     0.54%
Alliance Equity Index                                0.31%            0.04%                     0.35%
Alliance Global                                      0.64%            0.08%                     0.72%
Alliance Growth and Income                           0.55%            0.04%                     0.59%
Alliance Growth Investors                            0.51%            0.05%                     0.56%
Alliance High Yield                                  0.60%            0.04%                     0.64%
Alliance Intermediate Government Securities          0.50%            0.06%                     0.56%
Alliance International                               0.90%            0.17%                     1.07%
Alliance Money Market                                0.35%            0.03%                     0.38%
Alliance Quality Bond                                0.53%            0.05%                     0.58%
Alliance Small Cap Growth                            0.90%            0.07%                     0.97%
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
28  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


CLASS IB SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


----------------------------------------------------------------------
                                          MANAGEMENT
                                            FEES(7)      12B-1 FEE(9)
----------------------------------------------------------------------
EQ/Alliance Premier Growth                   0.90%          0.25%
Capital Guardian Research                    0.65%          0.25%
Capital Guardian U.S. Equity                 0.65%          0.25%
EQ/Evergreen                                 0.75%          0.25%
EQ/Evergreen Foundation                      0.63%          0.25%
MFS Emerging Growth Companies                0.55%          0.25%
MFS Growth with Income                       0.55%          0.25%
MFS Research                                 0.55%          0.25%
Merrill Lynch Basic Value Equity             0.55%          0.25%
Merrill Lynch World Strategy                 0.70%          0.25%
Morgan Stanley Emerging Markets Equity       1.15%          0.25%
EQ/Putnam Balanced                           0.55%          0.25%
EQ/Putnam Growth & Income Value              0.55%          0.25%
T. Rowe Price Equity Income                  0.55%          0.25%
T. Rowe Price International Stock            0.75%          0.25%
Warburg Pincus Small Company Value           0.65%          0.25%
----------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                                        TOTAL
                                                       OTHER                           ANNUAL
                                                     EXPENSES                         EXPENSES
                                          (AFTER EXPENSE LIMITATION)(8)   (AFTER EXPENSE LIMITATION)(7)(10)
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                             0.00%                           1.15%
Capital Guardian Research                              0.05%                           0.95%
Capital Guardian U.S. Equity                           0.05%                           0.95%
EQ/Evergreen                                           0.05%                           1.05%
EQ/Evergreen Foundation                                0.07%                           0.95%
MFS Emerging Growth Companies                          0.05%                           0.85%
MFS Growth with Income                                 0.05%                           0.85%
MFS Research                                           0.05%                           0.85%
Merrill Lynch Basic Value Equity                       0.05%                           0.85%
Merrill Lynch World Strategy                           0.25%                           1.20%
Morgan Stanley Emerging Markets Equity                 0.35%                           1.75%
EQ/Putnam Balanced                                     0.10%                           0.90%
EQ/Putnam Growth & Income Value                        0.05%                           0.85%
T. Rowe Price Equity Income                            0.05%                           0.85%
T. Rowe Price International Stock                      0.20%                           1.20%
Warburg Pincus Small Company Value                     0.10%                           1.00%
-----------------------------------------------------------------------------------------------------------

----------
(1)  A portion of this charge is for providing the death benefit.

(2) This charge is for financial accounting and other administrative services related to the contract.

(3) Total Separate Account A annual expenses of the variable investment options (not including EQ Advisors Trust fees and other expenses) are guaranteed not to exceed a total annual rate of 1.49% for the Alliance Balanced, Alliance Common Stock, and Alliance Money Market options and an annual rate of 1.34% for all the other options.

(4) The total Separate Account A annual expenses of the variable investment options and total annual expenses of EQ Advisors Trust fees when added together are not permitted to exceed an annual rate of 1.75% for the Alliance Aggressive Stock, Alliance Balanced, Alliance Common Stock, and Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus EQ Advisors Trust annual expenses for 1998 would have been 1.86% for the Alliance Money Market option; 1.88% for the Alliance Common Stock option; 1.90% for the Alliance Aggressive Stock option; and 1.94% for the Alliance Balanced option.

(5) 2% of your account value if less. Some contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions that were made in the current and five prior years. This charge is deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(7) The management fees or the maximum management fees, if a maximum applies, for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(9) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940.

(10) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each portfolio. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each portfolio as follows: 0.60% for EQ/Putnam Growth & Income Value, MFS Emerging Growth Companies, MFS Growth with Income, MFS Research, Merrill Lynch Basic Value Equity, and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.70% for Capital Guardian Research, Capital Guardian U.S. Equity, and EQ/Evergreen Foundation; 0.75% for Warburg Pincus Small Company Value; 0.80% for EQ/Evergreen; 0.90% for EQ/Alliance Premier Growth; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

     Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios would have been as follows: 0.24% for MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity ; 0.45% for EQ/Putnam Balanced; 0.40% for
     T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.59% for MFS Growth with Income; 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; and 0.86% for EQ/Evergreen Foundation. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income portfolios; and on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity portfolios and therefore expenses have been estimated.

     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio.For more information see the prospectus for EQ Advisors Trust.

--------------------------------------------------------------------------------
30  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 100 CONTRACTS

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume there is no waiver of the withdrawal charge. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under all EQUI-VEST contracts as a percentage of the total assets held under all EQUI-VEST contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


FOR IRA (TRADITIONAL, STANDARD ROTH AND CERTAIN QP IRA(2) CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):

--------------------------------------------------------------------------------------------
                                                IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                  EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                --------------------------------------------
                                                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------------------------------------------------------------------------------
 CLASS IA SHARES
--------------------------------------------------------------------------------------------
 Alliance Aggressive Stock                        $80.83    $124.44    $163.81    $255.10
 Alliance Balanced                                $80.83    $124.44    $163.81    $255.10
 Alliance Common Stock                            $80.83    $124.44    $163.81    $255.10
 Alliance Conservative Investors                  $82.11    $128.32    $170.36    $268.87
 Alliance Equity Index                            $80.24    $122.65    $160.78    $248.69
 Alliance Global                                  $83.89    $133.66    $179.37    $287.63
 Alliance Growth and Income                       $82.60    $129.80    $172.87    $274.12
 Alliance Growth Investors                        $82.31    $128.91    $171.36    $270.97
 Alliance High Yield                              $83.10    $131.29    $175.37    $279.34
 Alliance Intermediate Government Securities      $82.31    $128.91    $171.36    $270.97
 Alliance International                           $87.34    $144.01    $196.68    $323.15
 Alliance Money Market                            $80.83    $124.44    $163.81    $255.10
 Alliance Quality Bond                            $82.50    $129.51    $172.37    $273.07
 Alliance Small Cap Growth                        $86.35    $141.06    $191.76    $313.13
--------------------------------------------------------------------------------------------
 CLASS IB SHARES
--------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth                       $88.13    $146.36         --         --
 Capital Guardian Research                        $86.15    $140.47         --         --
 Capital Guardian U.S. Equity                     $86.15    $140.47         --         --
 EQ/Evergreen                                     $87.14    $143.42         --         --
 EQ/Evergreen Foundation                          $86.15    $140.47         --         --
 MFS Emerging Growth Companies                    $85.17    $137.51    $185.83    $300.97
 MFS Growth with Income                           $85.17    $137.51         --         --
 MFS Research                                     $85.17    $137.51    $185.83    $300.97
 Merrill Lynch Basic Value Equity                 $85.17    $137.51    $185.83    $300.97
 Merrill Lynch World Strategy                     $88.62    $147.83    $203.05    $336.02
 Morgan Stanley Emerging Markets Equity           $94.05    $163.88    $229.58    $388.62
 EQ/Putnam Balanced                               $85.66    $138.99    $188.30    $306.06
 EQ/Putnam Growth & Income Value                  $85.17    $137.51    $185.83    $300.97
 T. Rowe Price Equity Income                      $85.17    $137.51    $185.83    $300.97
 T. Rowe Price International Stock                $88.62    $147.83    $203.05    $336.02
 Warburg Pincus Small Company Value               $86.65    $141.94    $193.24    $316.15
--------------------------------------------------------------------------------------------

----------
See footnotes on page 33.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  31
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR QP IRA(3) CONTRACTS (WHERE THE FREE WITHDRAWAL AMOUNT APPLIES STARTING IN THE FIRST CONTRACT YEAR):


--------------------------------------------------------------------------------------------------
                                                 IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                        PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 -------------------------------------------------
                                                  1 YEAR       3 YEARS       5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------
 CLASS IA SHARES
--------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                         $74.64       $117.86       $163.81      $255.10
Alliance Balanced                                 $74.64       $117.86       $163.81      $255.10
Alliance Common Stock                             $74.64       $117.86       $163.81      $255.10
Alliance Conservative Investors                   $75.93       $121.77       $170.36      $268.87
Alliance Equity Index                             $74.05       $116.06       $160.78      $248.69
Alliance Global                                   $77.72       $127.15       $179.37      $287.63
Alliance Growth and Income                        $76.43       $123.26       $172.87      $274.12
Alliance Growth Investors                         $76.13       $122.37       $171.36      $270.97
Alliance High Yield                               $76.92       $124.76       $175.37      $279.34
Alliance Intermediate Government Securities       $76.13       $122.37       $171.36      $270.97
Alliance International                            $81.19       $137.56       $196.68      $323.15
Alliance Money Market                             $74.64       $117.86       $163.81      $255.10
Alliance Quality Bond                             $76.33       $122.96       $172.37      $273.07
Alliance Small Cap Growth                         $80.20       $134.59       $191.76      $313.13
--------------------------------------------------------------------------------------------------
 CLASS IB SHARES
--------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                        $81.99       $139.93            --           --
Capital Guardian Research                         $80.00       $134.00            --           --
Capital Guardian U.S. Equity                      $80.00       $134.00            --           --
EQ/Evergreen                                      $80.99       $136.97            --           --
EQ/Evergreen Foundation                           $80.00       $134.00            --           --
MFS Emerging Growth Companies                     $79.01       $131.03       $185.83      $300.97
MFS Growth with Income                            $79.01       $131.03            --           --
MFS Research                                      $79.01       $131.03       $185.83      $300.97
Merrill Lynch Basic Value Equity                  $79.01       $131.03       $185.83      $300.97
Merrill Lynch World Strategy                      $82.48       $141.41       $203.05      $336.02
Morgan Stanley Emerging Markets Equity            $87.94       $157.57       $229.58      $388.62
EQ/Putnam Balanced                                $79.51       $132.51       $188.30      $306.06
EQ/Putnam Growth & Income Value                   $79.01       $131.03       $185.83      $300.97
T. Rowe Price Equity Income                       $79.01       $131.03       $185.83      $300.97
T. Rowe Price International Stock                 $82.48       $141.41       $203.05      $336.02
Warburg Pincus Small Company Value                $80.50       $135.49       $193.24      $316.15
--------------------------------------------------------------------------------------------------

----------
See footnotes on page 33.

--------------------------------------------------------------------------------
32  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR NQ CONTRACTS:


---------------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                         PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                  -------------------------------------------------
                                                   1 YEAR     3 YEARS       5 YEARS       10 YEARS
---------------------------------------------------------------------------------------------------
 CLASS IA SHARES
---------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                          $74.64     $117.86       $160.90       $218.45
Alliance Balanced                                  $74.64     $117.86       $160.90       $218.45
Alliance Common Stock                              $74.64     $117.86       $160.90       $218.45
Alliance Conservative Investors                    $75.93     $121.77       $167.86       $232.70
Alliance Equity Index                              $74.05     $116.06       $157.67       $211.81
Alliance Global                                    $77.72     $127.15       $177.44       $252.12
Alliance Growth and Income                         $76.43     $123.26       $170.53       $238.13
Alliance Growth Investors                          $76.13     $122.37       $168.93       $234.87
Alliance High Yield                                $76.92     $124.76       $173.19       $243.53
Alliance Intermediate Government Securities        $76.13     $122.37       $168.93       $234.87
Alliance International                             $81.19     $137.56       $195.85       $288.88
Alliance Money Market                              $74.64     $117.86       $160.90       $218.45
Alliance Quality Bond                              $76.33     $122.96       $169.99       $237.05
Alliance Small Cap Growth                          $80.20     $134.59       $190.62       $278.51
---------------------------------------------------------------------------------------------------
 CLASS IB SHARES
---------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                         $81.99     $139.93            --            --
Capital Guardian Research                          $80.00     $134.00            --            --
Capital Guardian U.S. Equity                       $80.00     $134.00            --            --
EQ/Evergreen                                       $80.99     $136.97            --            --
EQ/Evergreen Foundation                            $80.00     $134.00            --            --
MFS Emerging Growth Companies                      $79.01     $131.03       $184.31       $265.93
MFS Growth with Income                             $79.01     $131.03            --            --
MFS Research                                       $79.01     $131.03       $184.31       $265.93
Merrill Lynch Basic Value Equity                   $79.01     $131.03       $184.31       $265.93
Merrill Lynch World Strategy                       $82.48     $141.41       $202.62       $302.21
Morgan Stanley Emerging Markets Equity             $87.94     $157.57       $229.58       $356.67
EQ/Putnam Balanced                                 $79.51     $132.51       $186.94       $271.19
EQ/Putnam Growth & Income Value                    $79.01     $131.03       $184.31       $265.93
T. Rowe Price Equity Income                        $79.01     $131.03       $184.31       $265.93
T. Rowe Price International Stock                  $82.48     $141.41       $202.62       $302.21
Warburg Pincus Small Company Value                 $80.50     $135.49       $192.19       $281.64
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   FEE TABLE  33
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR ALL SERIES 100 CONTRACTS:

----------------------------------------------------------------------------------------
                                                  If you do not surrender your contract
                                                     at the end of each period shown,
                                                          the expenses would be:
                                              ------------------------------------------
                                                1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------
 CLASS IA SHARES
----------------------------------------------------------------------------------------
 Alliance Aggressive Stock                      $18.97     $58.68    $100.90    $218.45
 Alliance Balanced                              $18.97     $58.68    $100.90    $218.45
 Alliance Common Stock                          $18.97     $58.68    $100.90    $218.45
 Alliance Conservative Investors                $20.33     $62.82    $107.86    $232.70
 Alliance Equity Index                          $18.34     $56.77    $ 97.67    $211.81
 Alliance Global                                $22.22     $68.52    $117.44    $252.12
 Alliance Growth and Income                     $20.85     $64.40    $110.53    $238.13
 Alliance Growth Investors                      $20.54     $63.45    $108.93    $234.87
 Alliance High Yield                            $21.38     $65.99    $113.19    $243.53
 Alliance Intermediate Government Securities    $20.54     $63.45    $108.93    $234.87
 Alliance International                         $25.89     $79.56    $135.85    $288.88
 Alliance Money Market                          $18.97     $58.68    $100.90    $218.45
 Alliance Quality Bond                          $20.75     $64.09    $109.99    $237.05
 Alliance Small Cap Growth                      $24.84     $76.42    $130.62    $278.51
----------------------------------------------------------------------------------------
 CLASS IB SHARES
----------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth                     $26.73     $82.07         --         --
 Capital Guardian Research                      $24.63     $75.79         --         --
 Capital Guardian U.S. Equity                   $24.63     $75.79         --         --
 EQ/Evergreen                                   $25.68     $78.93         --         --
 EQ/Evergreen Foundation                        $24.63     $75.79         --         --
 MFS Emerging Growth Companies                  $23.58     $72.63    $124.31    $265.93
 MFS Growth with Income                         $23.58     $72.63         --         --
 MFS Research                                   $23.58     $72.63    $124.31    $265.93
 Merrill Lynch Basic Value Equity               $23.58     $72.63    $124.31    $265.93
 Merrill Lynch World Strategy                   $27.26     $83.64    $142.62    $302.21
 Morgan Stanley Emerging Markets Equity         $33.03    $100.77    $170.84    $356.67
 EQ/Putnam Balanced                             $24.11     $74.21    $126.94    $271.19
 EQ/Putnam Growth & Income Value                $23.58     $72.63    $124.31    $265.93
 T. Rowe Price Equity Income                    $23.58     $72.63    $124.31    $265.93
 T. Rowe Price International Stock              $27.26     $83.64    $142.62    $302.21
 Warburg Pincus Small Company Value             $25.16     $77.36    $132.19    $281.64
----------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

(2) These expenses also apply to a QP IRA with the number 11933I in the lower left hand corner of the first page of your contract, or those QP IRA contracts issued in Oregon.

(3) These expenses apply only to a QP IRA with the number 92QPI in the lower left corner of the first page of your contract.

IF YOU ELECT AN ANNUITY PAYOUT OPTION:
Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

--------------------------------------------------------------------------------
34  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

CONDENSED FINANCIAL INFORMATION
Please see Appendix II at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options available as of December 31, 1998.

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  35
--------------------------------------------------------------------------------
1
Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.
------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
CONTRACT   ANNUITANT       MINIMUM                  SOURCE OF                  LIMITATIONS ON
TYPE       ISSUE AGES*     CONTRIBUTIONS            CONTRIBUTIONS              CONTRIBUTIONS
------------------------------------------------------------------------------------------------
 NQ          0-79         o $1,000 (initial),       o After-tax money.         Not applicable.
                            $50 (additional)        o Paid to us by check
                            (all series)              or transfer of
                                                      contract value in a
                                                      tax deferred
                                                      exchange under
                                                      Section 1035 of the
                                                      Internal Revenue
                                                      Code.
                                                    o Paid to us by an
                                                      employer who
                                                      establishes a payroll
                                                      deduction program.
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
36  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
CONTRACT             ANNUITANT      MINIMUM                  SOURCE OF                 LIMITATIONS ON
TYPE                 ISSUE AGES*    CONTRIBUTIONS            CONTRIBUTIONS             CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------
 Traditional IRA     0-70           o $20 (initial and       o "Regular" traditional   o For all types of IRAs,
                                      additional) (series      IRA contributions         regular IRA
                                      100 and 200)             either made by you        contributions may
                                    o $50 (initial and         or paid to us by an       not exceed $2,000
                                      additional) (series      employer who              for a year.
                                      300 and 400)             establishes a payroll   o No additional regular
                                                               deduction program.        IRA contributions in
                                                             o Rollovers from a          the year you turn age
                                                               qualified plan.           70 1/2 and thereafter.
                                                             o Rollovers from a        o Rollover and direct
                                                               TSA.                      transfer contributions
                                                             o Rollovers from            after age 70 1/2 must
                                                               another traditional       be net of required
                                                               individual retirement     minimum
                                                               arrangement.              distributions.
                                                             o Direct
                                                               custodian-to-custodian
                                                               transfers from other
                                                               traditional individual
                                                               retirement
                                                               arrangements.


                                    -----------------------------------------------------------------------------
                                    Although we accept rollover and direct transfer contributions under the
                                    Traditional IRA contracts, we intend that these contracts be used for ongoing regular contributions.
-----------------------------------------------------------------------------------------------------------------
 Standard Roth IRA   0-79           o $20 (initial and       o Regular after-tax       o For all types of IRAs,
 and Roth Advantage                   additional) (series      contributions either      regular IRA
                                      100 and 200)             made by you or paid       contributions may
                                    o $50 (initial and         to us by an employer      not exceed $2,000
                                      additional) (series      who establishes a         for a year.
                                      300, 400, and 500)       payroll deduction       o Contributions are
                                                               program.                  subject to income
                                                             o Rollovers from            limits and other tax
                                                               another Roth IRA.         rules. See "Tax
                                                             o Conversion rollovers      information --
                                                               from a Traditional        Contributions to
                                                               IRA.                      Roth IRAs."
                                                             o Direct transfers from
                                                               another Roth IRA.
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  37
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
 CONTRACT              ANNUITANT     MINIMUM                  SOURCE OF                LIMITATIONS ON
 TYPE                  ISSUE AGES*   CONTRIBUTIONS            CONTRIBUTIONS            CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------
 QP traditional IRA    0-79          o $1,000 (series 100     o Rollovers from a       o Rollover
                                       and 200)                 qualified plan.          contributions after
                                     o $2,500 (series 300     o Rollovers from a         age 70 1/2 must be
                                       and 400)                 TSA.                     net of required
                                                              o The EQUIVEST QP          minimum
                                                                Traditional IRA          distributions.
                                                                contract is intended   o "Regular" after-tax
                                                                to be a conduit IRA.     contributions are not
                                                                Only rollovers           permitted.
                                                                from a qualified
                                                                plan or TSA are
                                                                permitted.
--------------------------------------------------------------------------------------------------------------

* For Traditional IRAs, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other IRAs we will issue contracts up to annuitant ages 80-83 with our prior approval.


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

--------------------------------------------------------------------------------
38  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as indicated below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

You may also make contributions by wire transfer or our automatic investment program. See "About other methods of payment" under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 30 variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among 30 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  39
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     PORTFOLIOS OF EQ ADVISORS TRUST

----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock         Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Balanced                 High return through a combination of current       Alliance Capital Management L.P.
                                   income and capital appreciation
----------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing         Alliance Capital Management L.P.
                                   income
----------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's        Alliance Capital Management L.P.
                                   opinion, undue risk to principal
----------------------------------------------------------------------------------------------------------------------
 Alliance Equity Index             Total return (before EQ Advisors Trust and         Alliance Capital Management L.P.
                                   Separate Account A annual expenses) that
                                   approximates the total return performance of the
                                   Standard & Poor's 500 Composite Stock Price
                                   Index
----------------------------------------------------------------------------------------------------------------------
 Alliance Global                   Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Growth and Income        High total return through a combination of         Alliance Capital Management L.P.
                                   current income and capital appreciation
----------------------------------------------------------------------------------------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's    Alliance Capital Management L.P.
                                   determination of reasonable risk
----------------------------------------------------------------------------------------------------------------------
 Alliance High Yield               High return by maximizing current income and,      Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
----------------------------------------------------------------------------------------------------------------------
 Alliance Intermediate             High current income consistent with relative       Alliance Capital Management L.P.
 Government Securities             stability of principal
----------------------------------------------------------------------------------------------------------------------
 Alliance International            Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Money Market             High level of current income while preserving      Alliance Capital Management L.P.
                                   assets and maintaining liquidity
----------------------------------------------------------------------------------------------------------------------
 Alliance Quality Bond             High current income consistent with preservation   Alliance Capital Management L.P.
                                   of capital
----------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth         Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
40  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                          ADVISER
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth         Long-term growth of capital                        Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research          Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity       Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                       Capital appreciation                               Evergreen Asset Management Corp.
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation            In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                    conservation of capital, and capital appreciation
-----------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth                Long-term capital growth                           Massachusetts Financial Services
 Companies                                                                             Company
-----------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income             Reasonable current income and long-term            Massachusetts Financial Services
                                    growth of capital and income                       Company
-----------------------------------------------------------------------------------------------------------------------------
 MFS Research                       Long-term growth of capital and future income      Massachusetts Financial Services
                                                                                       Company
-----------------------------------------------------------------------------------------------------------------------------
 Merrill Lynch Basic Value Equity   Capital appreciation and, secondarily, income      Merrill Lynch Asset Management, L.P.
-----------------------------------------------------------------------------------------------------------------------------
 Merrill Lynch World Strategy       High total investment return                       Merrill Lynch Asset Management, L.P.
-----------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging            Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Balanced                 Balanced investment                                Putnam Investment Management, Inc.
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 EQ/Putnam Growth & Income          Capital growth, current income is a secondary      Putnam Investment Management, Inc.
 Value                              objective
-----------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price Equity Income        Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                    appreciation
-----------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price International        Long-term growth of capital                        Rowe Price-Fleming International, Inc.
 Stock
-----------------------------------------------------------------------------------------------------------------------------
 Warburg Pincus Small Company       Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
 Value
-----------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

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                                              CONTRACT FEATURES AND BENEFITS  41
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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information."

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period, depending on when the allocation is made.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The yearly guaranteed interest rate is 4% for 1999 and 4% for the year 2000. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. A 4% minimum may apply under some contracts. Current interest rates will never be less than the yearly guaranteed interest rate.

For series 500 contracts, however, the guaranteed interest rate generally will be 0.10% lower than the rates we set for the other contract series.

FIXED MATURITY OPTIONS
(series 400 and 500 contracts only)

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland. For contracts issued in New York see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

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Fixed maturity options range from one to ten years to maturity.
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The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2000 through 2009. See "Allocating your contributions" below. As fixed maturity

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42  CONTRACT FEATURES AND BENEFITS
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options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation. Such a case is the State of New York where a different rule applies. See "Series 400 and 500 contracts issued in New York fixed maturity options."

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options under "More information" later in this prospectus. Appendix III to this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You choose either of the following two methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

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CONTRACT FEATURES AND BENEFITS  43
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o MAXIMUM TRANSFER FLEXIBILITY. Under this method you may allocate contributions to any of the investment options listed in A in the investment options chart and no transfer restrictions will apply.



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                               INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
 o Guaranteed Interest Option
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 DOMESTIC EQUITY                        INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
 o Alliance Common Stock                o Alliance Global
 o Alliance Equity Index                o Alliance International
 o Alliance Growth and Income           o Morgan Stanley Emerging
 o EQ/Alliance Premier Growth             Markets Equity
 o Capital Guardian Research            o T. Rowe Price International
 o Capital Guardian U.S. Equity           Stock
 o MFS Growth with Income
 o MFS Research
 o Merrill Lynch Basic Value
   Equity
 o EQ/Putnam Growth & Income
   Value
 o T. Rowe Price Equity Income
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 ASSET ALLOCATION                       AGGRESSIVE EQUITY
--------------------------------------------------------------------------------
 o Alliance Balanced                    o Alliance Aggressive Stock
 o Alliance Growth Investors            o Alliance Small Cap Growth
 o EQ/Evergreen Foundation              o EQ/Evergreen
 o Merrill Lynch World Strategy         o MFS Emerging Growth
 o EQ/Putnam Balanced                     Companies
                                        o Warburg Pincus Small
                                          Company Value
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                                        B
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 AGGRESSIVE FIXED INCOME
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 o Alliance High Yield
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 DOMESTIC FIXED INCOME                  ASSET ALLOCATION
--------------------------------------------------------------------------------
 o Alliance Intermediate                o Alliance Conservative
   Government Securities                  Investors
o Alliance Money Market
o Alliance Quality  Bond
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FIXED MATURITY OPTIONS
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The fixed maturity options are only available under series 400 and 500 contracts.

Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
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ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value under "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options."


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

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44  CONTRACT FEATURES AND BENEFITS
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We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully or partially convert an existing Traditional IRA contract to a Standard Roth IRA or Roth Advantage contract, you may cancel your Standard Roth IRA or Roth Advantage contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."

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                                           DETERMINING YOUR CONTRACT'S VALUE  45
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2
Determining your contract's value
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YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have allocated to the variable investment options, and the guaranteed interest option, plus the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less any withdrawal charge that may apply, less the total amount or a pro rata portion of the annual administrative change. Please see "Surrendering your contract to receive its cash value" under "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

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Units measure your value in each variable investment option.
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The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options. In addition, when we deduct the withdrawal charge, the annual administrative charge, or third-party transfer or exchange charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

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46  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
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3
Transferring your money among investment options
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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

See Appendix I for transfer restrictions under original contracts.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

See Appendix I for transfer restrictions under original contracts.

In order to elect the fixed-dollar option you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

The fixed-dollar option is a form of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units

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                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  47
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if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN AN AUTOMATIC TRANSFER OPTION WILL END. Your participation in an automatic transfer option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

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Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
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You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

You may change your allocation instructions or cancel the program at any time.

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48  ACCESSING YOUR MONEY
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4
Accessing your money
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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."


--------------------------------------------------------------------
                                   METHOD OF WITHDRAWAL
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                                                          MINIMUM
 CONTRACT                 LUMP SUM       SYSTEMATIC     DISTRIBUTION
--------------------------------------------------------------------
 NQ                         Yes             Yes              No
--------------------------------------------------------------------
 Traditional IRA            Yes             Yes             Yes
--------------------------------------------------------------------
 QP IRA                     Yes             Yes             Yes
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 Standard Roth IRA          Yes             Yes              No
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 Roth Advantage             Yes             Yes              No
--------------------------------------------------------------------


LUMP SUM WITHDRAWALS
(ALL CONTRACTS)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option you do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts -- See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest

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                                                        ACCESSING YOUR MONEY  49
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option. If those amounts are insufficient, we will make up required amounts from the fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will calculate your payment each year based on your account value at the end of each calendar year, based on the method you choose.

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We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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AUTOMATIC NQ DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic NQ deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an existing EQUI-VEST NQ or an existing EQUI-VEST Express NQ contract according to your allocation instructions.

DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."


WHEN WE MAY TERMINATE YOUR CONTRACT

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

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50  ACCESSING YOUR MONEY
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(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

CHOOSING YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. Under IRAs, the period certain cannot exceed your life expectancy or the joint life expectancy of you and your spouse.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

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                                                        ACCESSING YOUR MONEY  51
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The following annuity payout options are available as variable annuities:

o Life annuity (except in New York)

o Life annuity -- period certain

o Joint and survivor life annuity (100% to survivor)

o Joint and survivor life period certain annuity (100% to survivor)

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity unit values" in the SAI.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of either 5% of 3 1/2% to calculate the level of payments. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

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52  CHARGES AND EXPENSES
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5
Charges and expenses
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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge, which includes a death benefit charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o An annual administrative charge, if applicable

o Charge for third-party transfer or exchange (series 300, 400, and 500 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges for any state premium or other applicable taxes. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.


CHARGES UNDER SERIES 300, 400, AND 500 CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of:

o 1.10% of the net assets in each variable investment option under series 300 and 400 contracts.

o 1.20% of the net assets in each variable investment option for series 500 contracts.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option. Currently, the charge we deduct for variable investment options other than the Alliance Money Market, Alliance Common Stock and Alliance Balanced options, is 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for all variable investment options.

SERIES 500 -- MAXIMUM TOTAL CHARGES. Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only

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to contributions you may make after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later for series 300, 400, and 500 contracts.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually for series 400 and 500 contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and (except for series 300 contracts issued in Florida) a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply.

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."

For series 300 and 400 contracts, we reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn.

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For series 500 contracts, we reserve the right to change the amount of the withdrawal charge, but it will not exceed 8% of the contributions withdrawn.

Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply:

o If the annuitant dies and a death benefit is payable to the beneficiary.

o If we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply:

o If the annuitant has qualified to receive social security disability benefits as certified by the Social Security Administration; or

o If we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o If the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For Traditional IRA, QP IRA, and Standard Roth IRA contracts the withdrawal charge also does not apply:

o after six contract years and the annuitant is at least age 59 1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

For Roth Advantage contracts the withdrawal charge also does not apply:

o after five contract years and the annuitant is at least age 59 1/2; or

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o if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o after five contract years and the withdrawal is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.


SERIES 400 AND 500 CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6%.

The withdrawal charge will be the greater of the charge determined by applying the New York Declining Scale ("declining scale") and the New York Alternative Scale ("alternative scale") method of accessing withdrawal charges, not to exceed 6%. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the alternative scale if it produces a higher charge than the declining scale.

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    DECLINING SCALE                 ALTERNATIVE SCALE
-----------------------------------------------------------
    Year of investment in           Year of transfer within
    fixed maturity option*          fixed maturity option*
-----------------------------------------------------------
  Within year 1     6%          Within year 1        5%
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        2           6%                2              4%
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        3           5%                3              3%
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        4           4%                4              2%
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        5           3%                5              1%
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        6           2%          After year 5         0%
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   After year 6     0%     Not to exceed 1%
                           times the number of
                           years remaining in the
                           fixed maturity option,
                           rounded to the higher
                           number of years. In
                           other words, if 4.3
                           years remain, it would
                           be a 5% charge.
-----------------------------------------------------------
 * Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 NQ, Traditional IRA or QP IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is

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  transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the Alliance Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

We reserve the right to deduct any applicable charges for taxes such as premium taxes from each contribution, or from withdrawals, or for surrender and termination of your contract. If we have deducted any applicable charges from contributions, we will not deduct a charge for the same taxes later. If, however, an additional tax charge is later imposed upon us when you make a withdrawal, or surrender your contract, or it is terminated, or you elect to begin receiving annuity payments, we reserve the right to deduct a charge at that time.

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES UNDER SERIES 100 AND 200 CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is a percentage of the net assets in each of the variable investment options. Under series 100 contracts the

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percentage is equivalent to an annual rate that will not exceed 0.65%, and 1.15% under series 200 contracts for the Alliance Money Market, Alliance Balanced and Alliance Common Stock options. The daily charge for all other variable investment options is equivalent to an annual rate not to exceed 0.50% under series 100 contracts and 1.09% under series 200 contracts.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered to be an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.84% of the net assets in each variable investment option under series 100 contracts. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts. Under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option.

LIMITATION ON CHARGES. For the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock options, the combined amount of the variable investment option charges and EQ Advisors Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

The charge is deducted pro rata from each investment option in which you have account value.

TRADITIONAL IRA, QP IRA, AND ROTH IRA. At the end of any contract year that your account value is at least $10,000, we will waive the annual administrative charge.

WITHDRAWAL CHARGE

FOR NQ CONTRACTS. A withdrawal charge may apply in three circumstances: (1) if you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. The amount

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of the withdrawal and the applicable withdrawal charge are deducted pro rata from your account value.

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of surrenders or terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value. If the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

For NQ contracts the withdrawal charge does not apply if:

o the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

TRADITIONAL IRA, QP IRA, AND STANDARD ROTH IRA.

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

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         Contract
         Year(s)                 Charge
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       1 through 5                 6%*
       6 through 8                 5
             9                     4
            10                     3
            11                     2
            12                     1
       13 and later                0
---------------------------------------

* This percentage may be reduced at older ages for certain contract series. Your Equitable associate can provide further details about the contract series you own.


The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

                      ---------------------------------

We reserve the right to reduce or waive the withdrawal charge including transfers to a Traditional IRA, QP IRA, and, Standard Roth IRA from another EQUI-VEST contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT FOR A TRADITIONAL IRA, QP IRA, STANDARD ROTH IRA. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

For existing contract owners, if you have QP IRA contract number 11933I, the free withdrawal amount became available after the third contract year. If you have QP IRA

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contract number 92QPI, the free withdrawal amount was available in the first contract year.

No withdrawal charge applies:

o after five contract years and the annuitant is at least age 59 1/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59 1/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

We reserve the right to deduct any applicable charges for taxes such as premium taxes from each contribution, or from withdrawals, or for surrender and termination of your contract. If we have deducted any applicable charges from contributions, we will not deduct a charge for the same taxes later. If, however, an additional tax charge is later imposed upon us when you make a withdrawal, or surrender your contract, or it is terminated, or you elect to begin receiving annuity payments, we reserve the right to deduct a charge at that time.

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.31% to 1.15%.

o 12b-1 fees of 0.25% for Class IB shares.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA, Roth IRA and Roth Advantage contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced

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charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time by writing to our processing office. The change will be effective on the date the written agreement for the change is received in our processing office. We are not responsible for any beneficiary change that we do not receive. We will send you a written confirmation when we received your request.

The death benefit is equal to your account value, or, if greater, the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any taxes that may apply. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment.


On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant.

For Traditional IRA and QP IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership as discussed under "Beneficiary continuation option under Traditional IRA and QP IRA Contracts" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.

Under NQ contracts when the owner dies the person designated as successor owner becomes the new owner.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements

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62  PAYMENT OF DEATH BENEFIT
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under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing checking account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

SUCCESSOR OWNER AND ANNUITANT

SERIES 300 AND 400 CONTRACTS ONLY. If you are both the contract owner and the annuitant, your surviving spouse can automatically become both the successor annuitant and contract owner if you elect to have your spouse be the sole primary beneficiary, as well as the successor annuitant and contract owner. In such a case, no death benefit is payable until your surviving spouse's death.

SERIES 400 TRADITIONAL IRA, QP IRA, AND ROTH IRA CONTRACTS. If your spouse is the sole primary beneficiary, then upon your death, your spouse may elect to receive the death benefit or continue the contract as the successor annuitant and contract owner.

BENEFICIARY CONTINUATION OPTION UNDER SERIES 400 TRADITIONAL IRA AND QP IRA CONTRACTS

Upon your death, a nonspouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum. The account value used to provide the distributions will be increased to equal the amount of the death benefit.

The beneficiary's choices depend in part on whether or not you were taking required minimum distributions withdrawals under the contract prior to your death.

(1) If you were taking required minimum distributions under the contract, the distributions to the beneficiary must continue to be made at least as rapidly as prior to your death.

(2) If you die before you must take required minimum distributions under the contract, the beneficiary may begin taking minimum distributions under the contract, but such withdrawals must be based on the beneficiary's life expectancy. The withdrawals must begin by December 31st of the calendar year following your death. If there is more than one beneficiary, the shortest life expectancy must be used.

(3) The withdrawals must be taken annually. There will not be a withdrawal charge for these withdrawals. The beneficiary along with his or her tax adviser will be responsible for determining the amount of the withdrawals.

(4) The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death. The death benefit will be paid to the beneficiary according to our standard procedures, unless an election is made within 30 days to: (1) receive the death benefit; (2) continue the contract and take annual withdrawals as described above; or (3) defer payment of the account value for five years.

(5) While the contract continues in your name, the beneficiary may transfer the contract's account value among the investment options. However, additional contributions will not be permitted and the death benefit provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, Standard Roth IRA, or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the EQUI-VEST NQ contract.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

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 INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are two basic types of IRAs, as follows:

 o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

 o Roth IRAs, first available in 1998, funded on an after-tax basis.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS web site (www.irs.ustreas.gov).

 Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The EQUI-VEST IRA contract has been approved by the IRS as to form for use as a Traditional IRA. We have submitted the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST IRA contract.


 CANCELLATION

 You can cancel any version of the EQUI-VEST IRA contract (Traditional IRA, QP IRA, Standard Roth IRA or Roth Advantage) by following the directions under "Your right to cancel within a certain number of days" under "Contract feature and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Standard Roth IRA or a Roth Advantage contract issued as a result of a full or partial conversion of an EQUI-VEST Traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your Equitable associate. If you cancel a Traditional IRA, Standard Roth IRA or a Roth Advantage contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
 (TRADITIONAL IRAS)


 CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

 o regular contributions out of earned income or compensation; or

 o tax-free "rollover" contributions; or

 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

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 REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

 THE EQUI-VEST TRADITIONAL IRA IS INTENDED TO RECEIVE REGULAR CONTRIBUTIONS.

 LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

 SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

 DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose

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 spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times   $2,000 (or earned    Equals    the adjusted
 ----------------------     x     income, if less)       =       deductible
  divided by $10,000                      =                      contribution
                                                                 limit

  NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of Traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

 WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.

 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o regular contributions to a traditional IRA made after you reach age
   70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.

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 RECHARACTERIZATIONS

 Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o other traditional IRAs.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

 o Do it yourself

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o Direct rollover

   You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o corrective distributions that fit specified technical tax rules; or

 o loans that are treated as distributions; or

 o a death benefit payment to a beneficiary who is not your surviving spouse;
   or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

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 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

 o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

 o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

 Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

 The EQUI-VEST QP IRA contract can be used as a conduit IRA however, non-rollover contributions cannot be commingled.


 REQUIRED MINIMUM DISTRIBUTIONS

 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

 WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one

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 for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

 Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.

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 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o on or after your death; or

 o because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o to pay certain first-time home buyer expenses (special federal income tax definition); or

 o to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 ILLUSTRATION OF GUARANTEED INTEREST RATES

 In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated

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 entirely to the guaranteed interest option under series 300 and 400 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

 The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

 To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

 You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  73
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)


--------------------------------------------------------------------------------
                             3% MINIMUM GUARANTEE
--------------------------------------------------------------------------------
   CONTRACT               ACCOUNT                          CASH
   YEAR END                VALUE                           VALUE
--------------------------------------------------------------------------------
      1                 $ 1,009.40                     $   954.89
--------------------------------------------------------------------------------
      2                 $ 2,039.68                     $ 1,929.54
--------------------------------------------------------------------------------
      3                 $ 3,100.87                     $ 2,933.43
--------------------------------------------------------------------------------
      4                 $ 4,193.90                     $ 3,967.43
--------------------------------------------------------------------------------
      5                 $ 5,319.72                     $ 5,032.45
--------------------------------------------------------------------------------
      6                 $ 6,479.31                     $ 6,129.42
--------------------------------------------------------------------------------
      7                 $ 7,673.69                     $ 7,313.69
--------------------------------------------------------------------------------
      8                 $ 8,903.90                     $ 8,543.90
--------------------------------------------------------------------------------
      9                 $10,171.01                     $ 9,811.01
--------------------------------------------------------------------------------
     10                 $11,476.14                     $11,116.14
--------------------------------------------------------------------------------
     11                 $12,820.43                     $12,460.43
--------------------------------------------------------------------------------
     12                 $14,205.04                     $13,845.04
--------------------------------------------------------------------------------
     13                 $15,631.19                     $15,271.19
--------------------------------------------------------------------------------
     14                 $17,100.13                     $16,740.13
--------------------------------------------------------------------------------
     15                 $18,613.13                     $18,253.13
--------------------------------------------------------------------------------
     16                 $20,201.53                     $19,841.53
--------------------------------------------------------------------------------
     17                 $21,837.57                     $21,477.57
--------------------------------------------------------------------------------
     18                 $23,522.70                     $23,162.70
--------------------------------------------------------------------------------
     19                 $25,258.38                     $24,898.38
--------------------------------------------------------------------------------
     20                 $27,046.13                     $26,686.13
--------------------------------------------------------------------------------
     21                 $28,887.52                     $28,527.52
--------------------------------------------------------------------------------
     22                 $30,784.14                     $30,424.14
--------------------------------------------------------------------------------
     23                 $32,737.67                     $32,377.67
--------------------------------------------------------------------------------
     24                 $34,749.80                     $34,389.80
--------------------------------------------------------------------------------
     25                 $36,822.29                     $36,462.29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             3% MINIMUM GUARANTEE
--------------------------------------------------------------------------------
   CONTRACT               ACCOUNT                          CASH
   YEAR END                VALUE                           VALUE
--------------------------------------------------------------------------------
     26                 $ 38,956.96                    $ 38,596.96
--------------------------------------------------------------------------------
     27                 $ 41,155.67                    $ 40,795.67
--------------------------------------------------------------------------------
     28                 $ 43,420.34                    $ 43,060.34
--------------------------------------------------------------------------------
     29                 $ 45,752.95                    $ 45,392.95
--------------------------------------------------------------------------------
     30                 $ 48,155.53                    $ 47,795.53
--------------------------------------------------------------------------------
     31                 $ 50,630.20                    $ 50,270.20
--------------------------------------------------------------------------------
     32                 $ 53,179.11                    $ 52,819.11
--------------------------------------------------------------------------------
     33                 $ 55,804.48                    $ 55,444.48
--------------------------------------------------------------------------------
     34                 $ 58,508.61                    $ 58,148.61
--------------------------------------------------------------------------------
     35                 $ 61,293.87                    $ 60,933.87
--------------------------------------------------------------------------------
     36                 $ 64,162.69                    $ 63,802.69
--------------------------------------------------------------------------------
     37                 $ 67,117.57                    $ 66,757.57
--------------------------------------------------------------------------------
     38                 $ 70,161.10                    $ 69,801.10
--------------------------------------------------------------------------------
     39                 $ 73,295.93                    $ 72,935.93
--------------------------------------------------------------------------------
     40                 $ 76,524.81                    $ 76,164.81
--------------------------------------------------------------------------------
     41                 $ 79,850.55                    $ 79,490.55
--------------------------------------------------------------------------------
     42                 $ 83,276.07                    $ 82,916.07
--------------------------------------------------------------------------------
     43                 $ 86,804.35                    $ 86,444.35
--------------------------------------------------------------------------------
     44                 $ 90,438.48                    $ 90,078.48
--------------------------------------------------------------------------------
     45                 $ 94,181.64                    $ 93,821.64
--------------------------------------------------------------------------------
     46                 $ 98,037.08                    $ 97,677.08
--------------------------------------------------------------------------------
     47                 $102,008.20                    $101,648.20
--------------------------------------------------------------------------------
     48                 $106,098.44                    $105,738.44
--------------------------------------------------------------------------------
     49                 $110,311.40                    $109,951.40
--------------------------------------------------------------------------------
     50                 $114,650.74                    $114,290.74
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
74  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                            no further contribution)

--------------------------------------------------------------------------------
                           3% MINIMUM GUARANTEE
--------------------------------------------------------------------------------
   CONTRACT                ACCOUNT                          CASH
   YEAR END                 VALUE                           VALUE
--------------------------------------------------------------------------------
      1                   $1,009.40                       $  954.89
--------------------------------------------------------------------------------
      2                   $1,018.89                       $  963.87
--------------------------------------------------------------------------------
      3                   $1,019.46                       $  964.40
--------------------------------------------------------------------------------
      4                   $1,020.04                       $  964.96
--------------------------------------------------------------------------------
      5                   $1,020.64                       $  965.53
--------------------------------------------------------------------------------
      6                   $1,021.26                       $  966.11
--------------------------------------------------------------------------------
      7                   $1,021.90                       $1,021.90
--------------------------------------------------------------------------------
      8                   $1,022.55                       $1,022.55
--------------------------------------------------------------------------------
      9                   $1,023.23                       $1,023.23
--------------------------------------------------------------------------------
     10                   $1,023.93                       $1,023.93
--------------------------------------------------------------------------------
     11                   $1,024.65                       $1,024.65
--------------------------------------------------------------------------------
     12                   $1,025.38                       $1,025.38
--------------------------------------------------------------------------------
     13                   $1,026.15                       $1,026.15
--------------------------------------------------------------------------------
     14                   $1,026.93                       $1,026.93
--------------------------------------------------------------------------------
     15                   $1,027.74                       $1,027.74
--------------------------------------------------------------------------------
     16                   $1,028.57                       $1,028.57
--------------------------------------------------------------------------------
     17                   $1,029.43                       $1,029.43
--------------------------------------------------------------------------------
     18                   $1,030.31                       $1,030.31
--------------------------------------------------------------------------------
     19                   $1,031.22                       $1,031.22
--------------------------------------------------------------------------------
     20                   $1,032.16                       $1,032.16
--------------------------------------------------------------------------------
     21                   $1,033.12                       $1,033.12
--------------------------------------------------------------------------------
     22                   $1,034.11                       $1,034.11
--------------------------------------------------------------------------------
     23                   $1,035.14                       $1,035.14
--------------------------------------------------------------------------------
     24                   $1,036.19                       $1,036.19
--------------------------------------------------------------------------------
     25                   $1,037.28                       $1,037.28
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           3% MINIMUM GUARANTEE
--------------------------------------------------------------------------------
   CONTRACT                ACCOUNT                          CASH
   YEAR END                 VALUE                           VALUE
--------------------------------------------------------------------------------
     26                   $1,038.40                       $1,038.40
--------------------------------------------------------------------------------
     27                   $1,039.55                       $1,039.55
--------------------------------------------------------------------------------
     28                   $1,040.73                       $1,040.73
--------------------------------------------------------------------------------
     29                   $1,041.96                       $1,041.96
--------------------------------------------------------------------------------
     30                   $1,043.22                       $1,043.22
--------------------------------------------------------------------------------
     31                   $1,044.51                       $1,044.51
--------------------------------------------------------------------------------
     32                   $1,045.85                       $1,045.85
--------------------------------------------------------------------------------
     33                   $1,047.22                       $1,047.22
--------------------------------------------------------------------------------
     34                   $1,048.64                       $1,048.64
--------------------------------------------------------------------------------
     35                   $1,050.10                       $1,050.10
--------------------------------------------------------------------------------
     36                   $1,051.60                       $1,051.60
--------------------------------------------------------------------------------
     37                   $1,053.15                       $1,053.15
--------------------------------------------------------------------------------
     38                   $1,054.74                       $1,054.74
--------------------------------------------------------------------------------
     39                   $1,056.39                       $1,056.39
--------------------------------------------------------------------------------
     40                   $1,058.08                       $1,058.08
--------------------------------------------------------------------------------
     41                   $1,059.82                       $1,059.82
--------------------------------------------------------------------------------
     42                   $1,061.61                       $1,061.61
--------------------------------------------------------------------------------
     43                   $1,063.46                       $1,063.46
--------------------------------------------------------------------------------
     44                   $1,065.37                       $1,065.37
--------------------------------------------------------------------------------
     45                   $1,067.33                       $1,067.33
--------------------------------------------------------------------------------
     46                   $1,069.35                       $1,069.35
--------------------------------------------------------------------------------
     47                   $1,071.43                       $1,071.43
--------------------------------------------------------------------------------
     48                   $1,073.57                       $1,073.57
--------------------------------------------------------------------------------
     49                   $1,075.78                       $1,075.78
--------------------------------------------------------------------------------
     50                   $1,078.05                       $1,078.05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  75
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Standard Roth IRAs. If the rules are the same as those that apply to the Traditional IRA, we will refer you to the same topic under "Traditional IRAs."

 The EQUI-VEST Standard Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.


 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make four different types of contributions to a Roth IRA:

 o regular after-tax contributions out of earnings; or

 o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

 o tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 REGULAR CONTRIBUTIONS TO ROTH IRAS

 LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

 WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as Traditional IRAs.

 DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

 ROLLOVERS AND DIRECT TRANSFERS

 What is the difference between rollover and direct transfer transactions?

 You may make rollover contributions to a Roth IRA from only two sources:

 o another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue

--------------------------------------------------------------------------------
76  TAX INFORMATION
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--------------------------------------------------------------------------------

 Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.



 CONVERSION CONTRIBUTIONS TO ROTH IRAS

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

 There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.

 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

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                                                             TAX INFORMATION  77
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 The following distributions from Roth IRAs are free of income tax:

 o Rollover from a Roth IRA to another Roth IRA;

 o Direct transfer from a Roth IRA to another Roth IRA;

 o Qualified distributions from Roth IRA; and

 o Return of excess contributions or amounts recharacterized to a traditional
   IRA.

 QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o you reach age 59 1/2; or

 o you die; or

 o you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.



 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.


 EXCESS CONTRIBUTIONS

 Same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

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78  TAX INFORMATION
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 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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                                                            MORE INFORMATION  79
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 8
 More information

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 ABOUT OUR SEPARATE ACCOUNT A

 Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

 Each subaccount (variable investment option) within Separate Account A invests solely in Class IA or Class IB shares, respectively, issued by the corresponding portfolios of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

 (5) to deregister Separate Account A under the Investment Company Act of 1940;


 (6) to restrict or eliminate any voting rights as to Separate Account A; and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessors to AXA Advisors, LLC and a subsidiary of Equitable Life served as investment manager to EQ Advisors Trust.)

 EQ Advisors Trust commenced operations on May 1, 1997. Prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the assets of corresponding portfolios on EQ Advisors Trust.

 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, its investment objectives, policies, restrictions, risks, expenses, the

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80  MORE INFORMATION
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 Rule 12b-1 plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.


 ABOUT OUR FIXED MATURITY OPTIONS

 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of August 2, 1999 and the related price per $100 of maturity value were as follows:

---------------------------------------------------------------
   FIXED MATURITY
     OPTIONS
  WITH JUNE 15TH
   MATURITY DATE       RATE TO MATURITY AS            PRICE
        OF                     OF               PER $100 OF
   MATURITY YEAR         AUGUST 2, 1999        MATURITY VALUE
---------------------------------------------------------------
       2000                 4.15%                    96.53
       2001                 5.05%                    91.21
       2002                 5.45%                    85.88
       2003                 5.70%                    80.70
       2004                 5.75%                    76.17
       2005                 5.90%                    71.43
       2006                 5.95%                    67.23
       2007                 6.00%                    63.22
       2008                 6.05%                    59.40
       2009                 6.10%                    55.75
---------------------------------------------------------------

 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
 -------------------------------------------------------------------------------
 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
 -------------------------------------------------------------------------------

 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that

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 fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT

 AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, STANDARD ROTH IRA AND ROTH ADVANTAGE CONTRACTS

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking account, bank money market account, or credit union checking account and contributed as an

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 additional contribution into an NQ, Traditional IRA, Standard Roth IRA, and Roth Advantage contracts on a monthly basis.

 AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

 PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

 WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


 BUSINESS DAY

 Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day ends at 4:00 p.m., Eastern time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

 o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


 CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

 o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

 o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

 o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

 o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

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 o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

 o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

 o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o the election of trustees; or

 o the formal approval of independent auditors selected for EQ Advisors Trust;
   or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


 VOTING RIGHTS OF OTHERS

 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


 SEPARATE ACCOUNT A VOTING RIGHTS

 If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


 CHANGES IN APPLICABLE LAW

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


 ABOUT OUR YEAR 2000 PROGRESS

 Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

 In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. Equitable Life

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 has completed the work of modifying or replacing non-compliant systems and has confirmed, through testing, that its systems are year 2000 compliant. Equitable Life has contacted third-party vendors and service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. All third-party vendors and service providers considered critical to Equitable Life's business, and substantially all vendors and service providers considered non-critical, have provided us confirmation of their year 2000 compliance or a satisfactory plan for compliance. If confirmation is not received from any of the remaining non-critical vendors or service providers, the vendor or service provider will be replaced, eliminated, or be the subject of contingency plans. Additionally, Equitable Life has supplemented its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures.

 There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

 To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act (P.L. 105-271) (1998).

 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

 You cannot assign or transfer ownership of a Traditional IRA, QP IRA, or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.

 For limited transfers of ownership after the owner's death see "Beneficiary continuation option under series 400 Traditional IRA and QP IRA contracts" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA and Roth IRA contract to another similar arrangement.

 DISTRIBUTION OF THE CONTRACTS

 AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., an indirect subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the

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 SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Under a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors fees of $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A. By year-end 1999, AXA Advisors will no longer be a subsidiary of Equitable Life, but will remain an indirect subsidiary of AXA Financial, Inc., Equitable Life's parent.

 The contracts will be sold by financial professionals who are registered representatives of AXA Advisors, and are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

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86  INVESTMENT PERFORMANCE
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9
Investment performance

--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, but do not reflect the charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee.

 Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply which is 1.45% for mortality and expense risks and other expenses.

 Finally, the results shown for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of the Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

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                                                      INVESTMENT PERFORMANCE  87
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 ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
   Standard & Poor's Mid-Cap Total Return Index.

 ALLIANCE BALANCED: 50% Standard & Poor's 500 and 50% Lehman
   Government/Corporate Bond Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
   Composite Index and 30% Standard & Poor's 500 Index.

 ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.

 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

 ALLIANCE GROWTH & INCOME: 75% Standard & Poor's 500 Index and 25% Value Line Convertibles Index.

 ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate
   Bond Index and 70% Standard & Poor's 500 Index.

 ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.

 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
   Intermediate Government Bond Index.

 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
   Europe, Australia, Far East Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.

 ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

 EQ/EVERGREEN: Russell 2000 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERRILL LYNCH STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
   Salomon Brothers World Government Bond (excluding U.S.)/and
   5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.

 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
   Lehman Government/Corporate Bond Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.

 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

WARBURG PINCUS SMALL COMPANY VALUE: Russell 2000 Index.

 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

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                                     TABLE 1
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998



-------------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                               --------------------------------------------------------------------------------
                                                                                                     SINCE         SINCE
                                                     1            3           5         10          OPTION        PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR         YEARS       YEARS      YEARS       INCEPTION*    INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                          (8.37)%       5.17%       6.68%      15.83%      14.68%         14.68%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                                   8.07%        9.08%       5.96%       8.81%       9.00%          9.00%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              18.31%       21.76%      17.26%      14.96%      14.87%         10.30%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                     4.04%        5.07%       4.60%         --        4.69%          6.09%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                              17.14%       21.81%         --          --       21.38%         19.74%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Global                                    11.41%       10.01%       9.42%      11.11%       9.39%          8.73%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                         10.55%       16.64%      13.10%         --       13.20%         12.14%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                           8.18%       10.23%       9.04%         --        9.22%          9.16%
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (13.34)%       5.69%       5.17%       7.41%       5.12%          6.73%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (1.56)%       0.74%       0.66%         --        1.84%          2.93%
-------------------------------------------------------------------------------------------------------------------------------
Alliance International                              1.02%        0.10%         --          --        1.10%          1.32%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              (3.76)%      (0.11)%      0.45%       1.80%       3.09%          3.09%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                              (0.70)%       2.15%       2.04%         --        2.09%          1.66%
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                         (12.54)%         --          --          --       (1.33)%         4.97%
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                      23.04%          --          --          --       21.32%         26.35%
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                                       13.51%          --          --          --       12.93%         16.37%
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                   (0.04)%         --          --          --        4.28%          8.62%
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                       (2.40)%                                          (3.07)%        (0.09)%
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity            (33.32)%         --          --          --      (37.56)%       (37.51)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                  2.16%          --          --          --        6.57%          8.44%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     3.08%          --          --          --        7.30%         10.01%
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                        (0.35)%         --          --          --        8.55%         11.06%
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                   3.88%          --          --          --      ( 2.17)%        (0.02)%
-------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                (17.78)%         --          --          --      ( 6.50)%        (2.60)%
-------------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth & Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Merrill Lynch Basic Value Equity (6/2/97), Merrill Lynch World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available on or after 12/31/98 and are therefore not shown in this table are: EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, EQ/Alliance Premiere Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (8/30/99).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Merrill Lynch Basic Value Equity (5/1/97), Merrill Lynch World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). The inception dates for the portfolios that became available on or after 12/31/98 and are therefore not shown in the tables are: EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (12/31/98), EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99).

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                                                      INVESTMENT PERFORMANCE  89
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                                     TABLE 2
       GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998


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                                                                    LENGTH OF INVESTMENT PERIOD
                                           -------------------------------------------------------------------------------
                                                                                                        SINCE
                                                   1           3             5            10          PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      YEAR        YEARS         YEARS        YEARS        INCEPTION*
--------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     $  916.26     $1,163.21     $1,381.52     $4,347.57      $ 7,647.86
--------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                             $1,080.72     $1,297.77     $1,335.75     $2,326.22      $ 3,604.89
--------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         $1,183.15     $1,805.17     $2,217.34     $4,031.95      $19,745.89
--------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors               $1,040.45     $1,159.86     $1,252.10            --      $ 1,727.45
--------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                         $1,171.42     $1,807.49            --            --      $ 2,390.38
--------------------------------------------------------------------------------------------------------------------------
Alliance Global                               $1,114.06     $1,331.21     $1,568.49     $2,868.34      $ 2,682.62
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                    $1,105.50     $1,586.70     $1,850.98            --      $ 1,825.29
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                     $1,081.83     $1,339.33     $1,541.49            --      $ 2,947.24
--------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                           $  866.58     $1,180.55     $1,286.90     $2,044.10      $ 2,270.97
--------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities   $  984.41     $1,022.25     $1,033.41            --      $ 1,251.19
--------------------------------------------------------------------------------------------------------------------------
Alliance International                        $1,010.19     $1,003.00            --            --      $ 1,083.76
--------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         $  962.41     $  996.69     $1,022.63     $1,195.40      $ 1,720.50
--------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                         $  993.00     $1,065.78     $1,106.28            --      $ 1,090.26
--------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                     $  874.57            --            --            --      $ 1,084.35
--------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 $1,230.38            --            --            --      $ 1,477.97
--------------------------------------------------------------------------------------------------------------------------
MFS Research                                  $1,135.14            --            --            --      $ 1,288.14
--------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity              $  999.57            --            --            --      $ 1,148.15
--------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                  $  975.98            --            --            --      $   998.55
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity        $  666.76            --            --            --      $   525.40
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                            $1,021.57            --            --            --      $ 1,144.83
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               $1,030.77            --            --            --      $ 1,172.64
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                   $  996.54            --            --            --      $ 1,191.39
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock             $1,038.79            --            --            --      $   999.69
--------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value            $  822.21            --            --            --      $   957.02
--------------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1.

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90  INVESTMENT PERFORMANCE
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                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------
                                                                                                            SINCE
                                                                                                         PORTFOLIO
                                         1 YEAR       3 YEARS     5 YEARS     10 YEARS      20 YEARS     INCEPTION*
--------------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                (1.17)%       9.13%       9.83%        17.17%           --         15.91%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                  12.16%       16.33%      14.87%        15.44%           --         13.95%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                               8.28%       17.77%      15.56%        16.49%           --         15.78%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE BALANCED                         6.40%       13.23%       9.20%        10.96%           --         10.71%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                        13.48%       15.79%      13.84%        12.97%           --         13.56%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              19.02%       18.70%      16.88%        15.21%           --         15.37%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                    27.51%       25.75%      20.15%        16.96%        17.08%        11.96%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                          22.86%       22.23%      18.63%        16.72%        16.30%        11.34%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              28.58%       28.23%      24.06%        19.21%        17.76%        12.75%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS          12.23%        9.09%       7.80%           --             --         8.40%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Income                          14.20%       15.62%      14.31%           --             --        12.55%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              15.59%       14.45%      13.37%           --             --        12.08%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                    26.22%       25.75%         --            --             --        22.53%
-------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index Funds             28.05%       27.67%         --            --             --        24.31%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              28.58%       28.23%         --            --             --        24.79%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                          20.03%       14.22%      12.59%        13.14%            --        10.92%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Global                          14.34%       14.67%      11.98%        11.21%            --         9.64%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              24.34%       17.77%      15.68%        10.66%            --         9.55%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME               19.11%       20.75%      16.10%           --             --        15.15%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                 15.61%       21.25%      18.35%           --             --        17.89%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              20.10%       23.99%      21.07%           --             --        20.48%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                16.51%       14.16%      12.08%           --             --        14.31%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Flexible Portfolio              14.20%       15.62%      14.31%           --             --        12.55%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              22.85%       22.69%      19.96%           --             --        15.55%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                      (6.53)%       9.74%       8.39%         9.55%            --         8.89%
-------------------------------------------------------------------------------------------------------------------------
   Lipper High Yield                      (0.44)%       8.21%       7.37%         9.34%            --         8.97%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                               3.66%        9.11%       9.01%        11.08%            --        10.72%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               6.18%        4.71%       3.86%           --             --         5.54%
-------------------------------------------------------------------------------------------------------------------------
   Lipper U.S. Government                  7.68%        6.21%       5.91%           --             --         7.25%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                               8.49%        6.74%       6.45%           --             --         7.60%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                    8.96%        4.05%         --            --             --         5.77%
-------------------------------------------------------------------------------------------------------------------------
   Lipper International                   13.02%        9.94%         --            --             --        10.74%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                              20.00%        9.00%         --            --             --         9.68%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.81%        3.83%       3.64%         4.07%            --         5.24%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                     4.84%        4.87%       4.77%         5.20%            --         6.34%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                               5.05%        5.18%       5.11%         5.44%                       6.41%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                     7.11%        6.15%       5.23%           --             --         4.80%
-------------------------------------------------------------------------------------------------------------------------
   Lipper Corporate Bond A-Rated           7.47%        6.38%       6.54%           --             --         6.21%
-------------------------------------------------------------------------------------------------------------------------
   Benchmark                               8.69%        7.29%       7.27%           --             --         6.92%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
91  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------
                                                                                                         SINCE
                                                                                                       PORTFOLIO
                                           1 YEAR     3 YEARS    5 YEARS   10 YEARS    20 YEARS       INCEPTION*
--------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                   (5.66)%       --         --         --         --            10.63%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                          (0.33)%       --         --         --         --            16.72%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  1.23%        --         --         --         --            16.58%
--------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES               32.57%        --         --         --         --            32.93%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                            15.97%        --         --         --         --            22.72%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 (2.54)%       --         --         --         --            14.53%
--------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                22.31%        --         --         --         --            22.66%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                             25.82%        --         --         --         --            28.73%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 28.58%        --         --         --         --            31.63%
--------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY             7.82%        --         --         --         --            14.29%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                    15.54%        --         --         --         --            21.32%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 28.58%        --         --         --         --            31.63%
--------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY                 5.27%        --         --         --         --             5.40%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio           9.34%        --         --         --         --            11.15%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 19.55%        --         --         --         --            20.00%
--------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                                    (28.08)%       --         --         --         --           (33.65)%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                  (30.50)%       --         --         --         --           (36.28)%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                (25.34)%       --         --         --         --           (28.92)%
--------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                          10.19%        --         --         --         --            14.28%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                           14.61%        --         --         --         --            17.83%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 21.36%        --         --         --         --            23.48%
--------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE             11.19%        --         --         --         --            15.94%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                    15.54%        --         --         --         --            21.32%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 28.58%        --         --         --         --            31.63%
--------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                  7.49%        --         --         --         --            17.04%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                      10.76%        --         --         --         --            19.07%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 28.58%        --         --         --         --            31.63%
--------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK            2.05%        --         --         --         --             5.47%
--------------------------------------------------------------------------------------------------------------------------
  Lipper International                      12.17%        --         --         --         --             9.06%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 20.00%        --         --         --         --            13.43%
--------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
 VALUE                                     (11.31)%       --         --         --         --             2.75%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                           1.53%        --         --         --         --            16.77%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 (2.54)%       --         --         --         --            14.53%
--------------------------------------------------------------------------------------------------------------------------


* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
92  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998


----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                                                                                  PORTFOLIO
                                         1 YEAR        3 YEARS       5 YEARS       10 YEARS       20 YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK               (1.17)%       29.96%       59.83%      387.81%                  --        772.65%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                 12.16%        58.64%      102.73%      334.88%                  --        613.05%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                              8.28%        63.35%      106.12%      360.30%                  --        759.55%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE BALANCED                       16.40%        45.16%       55.30%      183.04%                  --        344.57%
----------------------------------------------------------------------------------------------------------------------------
    Lipper Balanced                      13.48%        55.60%       91.92%      240.69%                  --        553.21%
----------------------------------------------------------------------------------------------------------------------------
    Benchmark                            19.02%        67.24%      118.08%      311.86%                  --        715.64%
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                    27.51%        98.85%      150.34%      378.95%            2,242.69%     3,003.56%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         22.86%        84.52%      138.97%      388.00%            2,185.68%     1,203.81%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%       110.85%      193.91%      479.62%            2,530.43%     3,755.68%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS         12.23%        29.83%       45.61%          --                   --        110.82%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Income                         14.20%        55.28%       97.15%          --                   --        202.48%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             15.59%        49.92%       87.28%          --                   --        187.40%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                   26.22%        98.86%          --           --                   --        167.12%
----------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds             28.05%       108.12%          --           --                   --        186.34%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%       110.85%          --           --                   --        192.17%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                         20.03%        49.01%       80.96%      243.69%                  --        224.10%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Global                         14.34%        51.58%       77.94%      194.96%                  --        188.08%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             24.34%        63.34%      107.19%      175.31%                  --        181.57%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME              19.11%        76.07%      110.97%          --                   --        109.67%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                15.61%        79.05%      133.95%          --                   --        139.10%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             20.10%        90.62%      160.09%          --                   --        166.00%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS               16.51%        48.79%       76.88%          --                   --        244.44%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Flexible Portfolio             14.20%        55.28%       97.15%          --                   --        202.45%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             22.85%        84.68%      148.41%          --                   --        280.88%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                     (6.53)%       32.15%       49.63%      148.97%                  --        177.76%
----------------------------------------------------------------------------------------------------------------------------
   Lipper High Yield                     (0.44)%       26.80%       43.00%      145.62%                  --        182.21%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                              3.66%        29.90%       53.96%      186.01%                  --        239.69%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                   6.18%        14.81%       20.85%          --                   --         51.92%
----------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                  7.68%        19.84%       33.36%          --                   --         72.35%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               8.49%        21.61%       36.71%          --                   --         76.55%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                   8.96%        12.65%          --           --                   --         23.37%
----------------------------------------------------------------------------------------------------------------------------
  Lipper International                   13.02%        33.62%          --           --                   --         47.74%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                              20.00%        29.52%          --           --                   --         41.40%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                    3.81%        11.94%       19.59%       49.04%                  --        133.76%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                     4.84%        15.34%       26.25%       66.09%                  --        178.83%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               5.05%        16.35%       28.27%       69.88%                  --        181.74%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  93
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998


----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                                                                                  PORTFOLIO
                                         1 YEAR        3 YEARS     5 YEARS        10 YEARS       20 YEARS        INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                    7.11%        19.61%       29.02%             --             --            27.90%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Corporate Bond A-Rated          7.47%        20.42%       37.37%             --             --            37.26%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                              8.69%        23.51%       42.06%             --             --            42.14%
----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH               (5.66)%          --           --              --             --            18.35%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                      (0.33)%          --           --              --             --            28.98%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                              1.23%           --           --              --             --            29.23%
----------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES           32.57%           --           --              --             --            60.74%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                        15.97%           --           --              --             --            42.16%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             (2.54)%          --           --              --             --            25.40%
----------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                            22.31%           --           --              --             --            40.56%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         25.82%           --           --              --             --            52.86%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%           --           --              --             --            57.60%
----------------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY         7.82%           --           --              --             --            24.95%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                15.54%           --           --              --             --            15.59%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%           --           --              --             --            57.60%
----------------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY             5.27%           --           --              --             --             9.17%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Global Flexible Portfolio       9.34%           --           --              --             --            19.41%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             19.55%           --           --              --             --            33.33%
----------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                (28.08)%          --           --              --             --           (42.91)%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets              (30.50)%          --           --              --             --           (45.67)%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                            (25.34)%          --           --              --             --           (36.71)%
----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                      10.19%           --           --              --             --            24.93%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                       14.61%           --           --              --             --            31.59%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.36%           --           --              --             --            42.22%
----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE         11.19%           --           --              --             --            27.96%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                15.54%           --           --              --             --            38.49%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%           --           --              --             --            57.60%
----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME              7.49%           --           --              --             --            30.01%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Equity Income                  10.76%           --           --              --             --            33.92%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             28.58%           --           --              --             --            57.60%
----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK       12.05%           --           --              --             --             9.29%
----------------------------------------------------------------------------------------------------------------------------
   Lipper International                  12.17%           --           --              --             --            15.88%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             20.00%           --           --              --             --            23.42%
----------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY
  VALUE                                 (11.31)%          --           --              --             --             4.63%
----------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                       1.53%           --           --              --             --            29.95%
----------------------------------------------------------------------------------------------------------------------------
   Benchmark                             (2.54)%          --           --              --             --            25.40%


*  Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
94  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN


------------------------------------------------------------------------------------------------------------
                                          1989         1990          1991           1992            1993
------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                42.73%        5.62%        84.38%         (4.57)%         15.06%
------------------------------------------------------------------------------------------------------------
Alliance Balanced                        24.60%       (1.46)%       40.02%         (4.25)%         10.68%
------------------------------------------------------------------------------------------------------------
Alliance Common Stock                    24.07%       (9.27)%       35.81%          1.72%          23.02%
------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors           2.72%+       4.86%        18.11%          4.26%           9.16%
------------------------------------------------------------------------------------------------------------
Alliance Equity Index                       --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Alliance Global                          24.90%       (7.42)%       28.66%         (1.96)%         30.21%
------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                  --           --            --             --           (0.62)%+
------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                 3.62%+       9.01%        46.75%          3.41%          13.59%
------------------------------------------------------------------------------------------------------------
Alliance High Yield                       3.61%       (2.53)%       22.66%         10.68%          21.36%
------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                --           --         10.85%+         4.06%           8.98%
------------------------------------------------------------------------------------------------------------
Alliance International                      --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Alliance Money Market                     7.67%        6.78%         4.67%          2.06%           1.47%
------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                       --           --            --             --           (0.87)%
------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   --           --            --             --              --
------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               --           --            --             --              --
------------------------------------------------------------------------------------------------------------
MFS Research                                --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity            --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    --           --            --             --              --
------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                          --           --            --             --              --
------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             --           --            --             --              --
------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 --           --            --             --              --
------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock           --           --            --             --              --
------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
  Value                                     --           --            --             --              --
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                          1994         1995          1996           1997           1998
------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                (5.21)%      29.73%        20.42%          9.20%          (1.17)%
------------------------------------------------------------------------------------------------------------
Alliance Balanced                        (9.35)%      18.02%        10.05%         13.33%          16.40%
------------------------------------------------------------------------------------------------------------
Alliance Common Stock                    (3.56)%      30.54%        22.46%         27.34%          27.51%
------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors          (5.49)%      18.66%         3.67%         11.59%          12.23%
------------------------------------------------------------------------------------------------------------
Alliance Equity Index                    (0.14)%+     34.51%        20.60%         30.65%          26.22%
------------------------------------------------------------------------------------------------------------
Alliance Global                           3.71%       17.10%        12.93%          9.93%          20.03%
------------------------------------------------------------------------------------------------------------
Alliance Growth and Income               (2.01)%      22.28%        18.34%         24.92%          19.11%
------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                (4.55)%      24.54%        10.96%         15.08%          16.51%
------------------------------------------------------------------------------------------------------------
Alliance High Yield                      (4.19)%      18.18%        21.09%         16.75%          (6.53)%
------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                             (5.76)%      11.69%         2.26%          5.74%           6.18%
------------------------------------------------------------------------------------------------------------
Alliance International                      --         9.51%+^       8.21%         (4.46)%          8.96%
------------------------------------------------------------------------------------------------------------
Alliance Money Market                     2.51%        4.22%         3.79%          3.89%           3.81%
------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                    (6.47)%      15.33%         3.82%          7.56%           7.11%
------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   --           --            --          25.46%+         (5.66)%
------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               --           --            --          21.25%+         32.57%
------------------------------------------------------------------------------------------------------------
MFS Research                                --           --            --          14.93%+         22.31%
------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity            --           --            --          15.89%+          7.82%
------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                --           --            --           3.70%+          5.27%
------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    --           --            --         (20.62)%+       (28.08)%
------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                          --           --            --          13.37%+         10.19%
------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             --           --            --          15.09%+         11.19%
------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 --           --            --          20.95%+          7.49%
------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock           --           --            --         (2.46)%+         12.05%
------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
  Value                                     --           --            --          17.97%+        (11.31)%
------------------------------------------------------------------------------------------------------------S

+ Returns for these portfolios represent less than 12 months of performance.
  The returns are as of each portfolio's inception date as shown in Table 1

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  95
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


 -------------------------------------------------------------------------------
 Barron's                           Money Management Letter
 Morningstar's Variable Annuity     Investment Dealers Digest
  Sourcebook                        National Underwriter
 Business Week                      Pension & Investments
 Forbes                             USA Today
 Fortune                            Investor's Business Daily
 Institutional Investor             The New York Times
 Money                              The Wall Street Journal
 Kiplinger's Personal Finance       The Los Angeles Times
 Financial Planning                 The Chicago Tribune
 Investment Adviser
 Investment Management Weekly
 -------------------------------------------------------------------------------

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction

--------------------------------------------------------------------------------
96  INVESTMENT PERFORMANCE


--------------------------------------------------------------------------------

 of all contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charge for taxes such as premium tax. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

--------------------------------------------------------------------------------
                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  97
--------------------------------------------------------------------------------

10
Incorporation of certain documents by reference

--------------------------------------------------------------------------------

 Equitable Life's annual report on Form 10-K for the year ended December 31, 1998, a current report on Form 8-K dated September 1, 1999, and a quarterly report on Form 10-Q for the quarter ended June 30, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

 Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

 We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

--------------------------------------------------------------------------------
                                             APPENDIX I: ORIGINAL CONTRACTS  A-1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Appendix I: Original contracts

--------------------------------------------------------------------------------

Original Contracts are EQUI-VEST contracts under which the contract owner has not elected to add Alliance Intermediate Government Securities, Alliance Quality Bond, Alliance High Yield, Alliance Growth and Income, Alliance Equity Index, Alliance Global, Alliance International, Alliance Small Cap Growth, Alliance Conservative Investors, and Alliance Growth Investors options, and any of the other EQ Advisors Trust variable investment options as investment options when they first became available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.

TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the Alliance Money Market option is always available. However, we will not permit transfers into the Alliance Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

--------------------------------------------------------------------------------
                               APPENDIX II: CONDENSED FINANCIAL INFORMATION  B-1
--------------------------------------------------------------------------------

Appendix II: Condensed financial information


--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


SERIES 300 AND 400 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION

-------------------------------------------------------------------------------------------------------
                                                                   DECEMBER 31,
                                         --------------------------------------------------------------
                                         1994       1995        1996        1997        1998
-------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 95.45    $123.95     $149.41     $163.33     $161.59
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         664      1,310       2,468       3,226       3,342
-------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 91.64    $108.26     $119.26     $135.29     $157.63
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         289        386         548         655         752
-------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 97.03     126.78     $155.42     $198.12     $252.88
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         948      1,989       3,457       4,765       5,808
-------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 95.10    $112.97     $117.25     $130.98     $147.17
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         325        491         567         553         661
-------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX
-------------------------------------------------------------------------------------------------------
  Unit value                              $100.95    $135.94     $164.12     $214.66     $271.24
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          47        592       1,486       2,686       3,805
-------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL
-------------------------------------------------------------------------------------------------------
  Unit value                              $104.12    $122.06     $138.00     $151.87     $182.50
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,305      2,121       2,995       3,369       3,395
-------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 98.86    $121.02     $143.37     $179.30     $213.81
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         210        498         975       1,800       2,475
-------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
-------------------------------------------------------------------------------------------------------
  Unit value                              $ 96.31    $120.08     $133.40     $153.69     $180.63
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,023      2,113       3,325       3,704       3,962
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B-2  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)

------------------------------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                       ---------------------------------------------------------------
                                             1994        1995        1996        1997        1998
------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
------------------------------------------------------------------------------------------------------
  Unit value                              $ 95.88     $113.44     $137.53     $160.74     $150.42
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          99         209         444         831       1,164
------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES
------------------------------------------------------------------------------------------------------
  Unit value                              $ 98.19     $109.80     $112.40     $118.98     $126.48
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          32          89         146         202         314
------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------
  Unit value                                   --     $104.15     $112.83     $107.92     $117.72
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         141         763         968         971
------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
------------------------------------------------------------------------------------------------------
  Unit value                              $102.61     $107.04     $111.21     $115.66     $120.19
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          63          81         165         146         262
------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND
------------------------------------------------------------------------------------------------------
  Unit value                              $ 93.87     $108.38     $112.65     $121.30     $130.07
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          53         135         196         283         557
------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --     $125.55     $118.57
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --         488       1,101
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               APPENDIX II: CONDENSED FINANCIAL INFORMATION  B-3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)

--------------------------------------------------------------------------------
                                             DECEMBER 31     DECEMBER 31,
                                                1997             1998
--------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
  Unit value                                 $ 121.34        $ 161.04
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             256           1,090
--------------------------------------------------------------------------------
MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                                 $ 115.01        $ 140.83
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             236             720
--------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY
--------------------------------------------------------------------------------
  Unit value                                 $ 115.97        $ 127.67
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             145             444
--------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY
--------------------------------------------------------------------------------
  Unit value                                 $ 103.77        $ 109.37
--------------------------------------------------------------------------------
  Number of units outstanding (000's)              52              84
--------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
  Unit value                                 $  79.41        $  57.18
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             109             217
--------------------------------------------------------------------------------
EQ/PUTNAM BALANCED
--------------------------------------------------------------------------------
  Unit value                                 $ 113.46        $ 125.16
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             109             275
--------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
  Unit value                                 $ 115.17        $ 128.20
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             250             581
--------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
--------------------------------------------------------------------------------
  Unit value                                 $ 121.04        $ 130.25
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             475           1,070
--------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------
  Unit value                                 $  97.61        $ 109.49
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             387             671
--------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE
--------------------------------------------------------------------------------
  Unit value                                 $ 118.06        $ 104.82
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             577             859
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B-4  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 500 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION


-----------------------------------------------------------------------
                                                      DECEMBER 31,
                                                        1998
-----------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK
-----------------------------------------------------------------------
   Unit value                                          $ 90.25
-----------------------------------------------------------------------
   Number of units outstanding (000's)                       1
-----------------------------------------------------------------------
 ALLIANCE BALANCED
-----------------------------------------------------------------------
   Unit value                                          $102.39
-----------------------------------------------------------------------
   Number of units outstanding (000's)                      --
-----------------------------------------------------------------------
 ALLIANCE COMMON STOCK
-----------------------------------------------------------------------
   Unit value                                          $102.87
-----------------------------------------------------------------------
   Number of units outstanding (000's)                       5
-----------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
-----------------------------------------------------------------------
   Unit value                                          $102.74
-----------------------------------------------------------------------
   Number of units outstanding (000's)                      --
-----------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
-----------------------------------------------------------------------
   Unit value                                          $103.68
-----------------------------------------------------------------------
   Number of units outstanding (000's)                       2
-----------------------------------------------------------------------
 ALLIANCE GLOBAL
-----------------------------------------------------------------------
   Unit value                                          $ 98.37
-----------------------------------------------------------------------
   Number of units outstanding (000's)                      --
-----------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME
-----------------------------------------------------------------------
   Unit value                                          $102.73
-----------------------------------------------------------------------
   Number of units outstanding (000's)                       1
-----------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
-----------------------------------------------------------------------
   Unit value                                          $101.93
-----------------------------------------------------------------------
   Number of units outstanding (000's)                       1
-----------------------------------------------------------------------
 ALLIANCE HIGH YIELD
-----------------------------------------------------------------------
   Unit value                                          $ 89.20
-----------------------------------------------------------------------
   Number of units outstanding (000's)                      --
-----------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-----------------------------------------------------------------------
   Unit value                                          $103.22
-----------------------------------------------------------------------
   Number of units outstanding (000's)                      --
-----------------------------------------------------------------------

--------------------------------------------------------------------------------
B-5  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 500 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)

-----------------------------------------------------------------------
                                                       DECEMBER 31,
                                                         1998
-----------------------------------------------------------------------
 ALLIANCE INTERNATIONAL
-----------------------------------------------------------------------
  Unit value                                           $ 93.00
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        1
-----------------------------------------------------------------------
 ALLIANCE MONEY MARKET
-----------------------------------------------------------------------
  Unit value                                           $101.68
-----------------------------------------------------------------------
  Number of units outstanding (000's)                       --
-----------------------------------------------------------------------
 ALLIANCE QUALITY BOND
-----------------------------------------------------------------------
  Unit value                                           $103.62
-----------------------------------------------------------------------
  Number of units outstanding (000's)                       --
-----------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------------------
  Unit value                                           $ 86.93
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        1
-----------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------
  Unit value                                           $103.41
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        1
-----------------------------------------------------------------------
 MFS RESEARCH
-----------------------------------------------------------------------
  Unit value                                           $ 98.99
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        1
-----------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY
-----------------------------------------------------------------------
  Unit value                                           $ 97.80
-----------------------------------------------------------------------
  Number of units outstanding (000's)                       --
-----------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY
-----------------------------------------------------------------------
  Unit value                                           $ 94.86
-----------------------------------------------------------------------
  Number of units outstanding (000's)                       --
-----------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------------------
  Unit value                                           $ 81.40
-----------------------------------------------------------------------
  Number of units outstanding (000's)                       --
-----------------------------------------------------------------------

--------------------------------------------------------------------------------
B-6  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 500 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)


-----------------------------------------------------------------------
                                                       DECEMBER 31,
                                                           1998
-----------------------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------------------
  Unit value                                            $101.05
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        --
-----------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------------------
  Unit value                                            $100.48
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        --
-----------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
-----------------------------------------------------------------------
  Unit value                                            $101.00
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        --
-----------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
-----------------------------------------------------------------------
  Unit value                                            $ 94.04
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        --
-----------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
-----------------------------------------------------------------------
  Unit value                                            $ 82.78
-----------------------------------------------------------------------
  Number of units outstanding (000's)                        --
-----------------------------------------------------------------------

--------------------------------------------------------------------------------
                               APPENDIX II: CONDENSED FINANCIAL INFORMATION  B-7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION

------------------------------------------------------------------------------------------------------------------------------------
                                                                               DECEMBER 31,
                                   -------------------------------------------------------------------------------------------------
                                      1989      1990      1991      1992     1993       1994      1995    1996      1997      1998
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                         $ 25.86   $ 27.36   $ 50.51   $ 48.30   $ 55.68   $ 52.88   $ 68.73  $ 82.91   $ 90.75   $ 89.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)  8,134     9,545    12,962    17,986    21,496    24,787    25,821   27,945    28,030    25,634
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                         $ 19.69   $ 19.40   $ 27.17   $ 26.04   $ 28.85   $ 26.18   $ 30.92  $ 34.06   $ 38.66   $ 45.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's) 16,810    19,423    21,100    25,975    31,259    32,664    30,212   28,319    26,036    24,361
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                         $ 83.40   $ 75.67   $102.76   $104.63   $128.81   $124.32   $162.42  $199.05   $253.68   $323.75
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)  8,645     9,670    10,292    11,841    13,917    15,749    16,292   16,933    17,386    17,231
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --         -        --   $ 95.10   $112.97  $117.25   $130.98   $147.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --         -        --       325       491      567       553       661
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --         -        --   $100.95   $135.94  $164.12   $214.66   $271.24
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --         -        --        47       592    1,486     2,686     3,805
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --         -        --   $104.12   $122.06  $138.00   $151.87   $182.50
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --         -        --     1,305     2,121    2,995     3,369     3,395
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --         -        --   $ 98.86   $121.02  $143.37   $179.30   $213.81
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --         -        --       210       498      975     1,800     2,475
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --         -        --   $ 96.31   $120.08  $133.40   $153.69   $180.63
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --         -        --     1,023     2,113    3,325     3,704     3,962
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B-8  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                                       1989      1990     1991     1992     1993     1994       1995      1996      1997      1998
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --      --       --   $ 95.88    $113.44  $137.53   $160.74   $150.42
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --      --       --        99        209      444       831     1,164
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              --        --        --      --       --   $ 98.19    $109.80  $112.40   $118.98   $126.48
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     --        --        --      --       --        32         89      146       202       314
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  UNIT VALUE                              --        --       --      --       --      --    $ 104.15  $ 112.83   $ 107.92  $ 117.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's      --        --       --      --       --      --         141       763        968       971
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
  Unit value                         $ 21.89   $ 23.38  $ 24.48  $ 25.01  $ 25.41  $ 26.08   $  27.22  $  28.28   $  29.41  $  30.55
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)  1,045     1,307    1,325    1,201    1,065    1,000      1,021     1,013        973     1,261
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              --        --       --       --      --   $ 93.87   $ 108.38  $ 112.65   $ 121.30  $ 130.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     --        --       --       --      --        53        135       196        283       557
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              --        --       --       --      --        --         --        --   $ 125.55  $ 118.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     --        --       --       --      --        --         --        --        448     1,101
------------------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              --        --       --       --      --        --         --        --   $ 161.04  $ 121.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     --        --       --       --      --        --         --        --      1,090       256
------------------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              --        --       --       --      --        --         --        --   $ 140.83  $ 115.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     --        --       --       --      --        --         --        --        720       236
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B-9  APPENDIX II: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                            DECEMBER 31,
                                        1989    1990    1991    1992    1993    1994    1995    1996       1997           1998
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY
  Unit value                            --      --       --      --     --       --      --      --      $ 127.67       $ 115.97
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)     --      --       --      --     --       --      --      --           444            145
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 109.37       $ 103.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --            84             52
------------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $  57.18       $  79.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           217            109
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 125.16       $ 113.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           275            109
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 115.17       $ 128.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           250            581
------------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 121.04       $ 130.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           475          1,070
------------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 109.49       $  97.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           671            387
------------------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            --      --       --      --     --       --      --      --      $ 104.82       $ 118.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)   --      --       --      --     --       --      --      --           859            577
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE  C-1
--------------------------------------------------------------------------------

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 1999 to a fixed maturity option with a maturity date of June 15, 2008 (i.e., nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2003.


--------------------------------------------------------------------------------------------------

                                                                        ASSUMED RATE TO
                                                                    MATURITY ON JUNE 15, 2003
                                                                     -----------------------------
                                                                            5.00%       9.00%
--------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2003 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,048    $119,487
--------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,080    $131,080
--------------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                            $ 12,968    $(11,593)
--------------------------------------------------------------------------------------------------
 ON JUNE 15, 2003 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                                  $  4,501    $ (4,851)
--------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount
   [$50,000 - (4)]                                                      $ 45,499    $ 54,851
--------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                     $ 85,581    $ 76,229
--------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,032    $106,915
--------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,048    $ 69,487
--------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Statement of additional information

--------------------------------------------------------------------------------


TABLE OF CONTENTS

                                                    PAGE
Required minimum distributions option                2
Accumulation unit values                             2
Calculation of annuity payments                      2
The reorganization                                   4
Custodian and independent accountants                4
Alliance Money Market option yield information       4
Other yield information                              5
Key factors in retirement planning                   5
Long-term market trends                              9
Financial statements                                11

HOW TO OBTAIN AN EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

--------------------------------------------------------------------------------

Please send me an EQUI-VEST Statement of Additional Information dated October 18, 1999. (Combination variable and fixed deferred annuity)


------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City            State        Zip


888-1224

EQUI-VEST(Reg. TM) Express(SM)

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED OCTOBER 18, 1999

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust which contains important information about its portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST EXPRESS?

EQUI-VEST Express is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.

--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
FIXED INCOME OPTIONS:
--------------------------------------------------------------------------------
DOMESTIC FIXED INCOME                   AGGRESSIVE FIXED INCOME
--------------------------------------------------------------------------------

o Alliance Intermediate                 o Alliance High Yield
  Government Securities
o Alliance Money Market
o Alliance Quality Bond
--------------------------------------------------------------------------------
EQUITY OPTIONS:
--------------------------------------------------------------------------------
DOMESTIC EQUITY
--------------------------------------------------------------------------------
o Alliance Common Stock                 o MFS Growth with Income
o Alliance Equity Index                 o MFS Research
o Alliance Growth and                   o Merrill Lynch Basic Value
  Income                                  Equity
o EQ/Alliance Premier Growth            o EQ/Putnam Growth & Income Value
o Capital Guardian Research             o T. Rowe Price Equity Income
o Capital Guardian U.S. Equity
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
o Alliance Global                       o T. Rowe Price International Stock
o Alliance International
o Morgan Stanley Emerging
  Markets Equity
--------------------------------------------------------------------------------
AGGRESSIVE EQUITY
--------------------------------------------------------------------------------
o Alliance Aggressive Stock             o MFS Emerging Growth Companies
o Alliance Small Cap Growth             o Warburg Pincus Small
o EQ/Evergreen                            Company Value Companies
--------------------------------------------------------------------------------
ASSET ALLOCATION OPTIONS:
--------------------------------------------------------------------------------
o Alliance Balanced                     o EQ/Evergreen Foundation
o Alliance Conservative                 o Merrill Lynch World Strategy
  Investors                             o EQ/Putnam Balanced
o Alliance Growth Investors
--------------------------------------------------------------------------------

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only

o  An individual retirement annuity ("IRA"), either Traditional IRA or Roth IRA

o A Traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA")

A contribution of at least $50 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated October 18, 1999, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

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2  CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------


2
Contents of this prospectus


--------------------------------------------------------------------------------


EQUI-VEST(Reg. TM) EXPRESS(SM)

--------------------------------------------------------------------------------
Index of key words and phrases                                                4
Who is Equitable Life?                                                        5
How to reach us                                                               6
EQUI-VEST Express at a glance -- key features                                 9

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FEE TABLE                                                                    11
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Examples                                                                     14


--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                               16
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How you can purchase and contribute to your contract                         16
Owner and annuitant requirements                                             18
How you can make your contributions                                          18
What are your investment options under the contract?                         18
Allocating your contributions                                                22
Your right to cancel within a certain number of days                         22

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2
DETERMINING YOUR CONTRACT'S VALUE                                            23
--------------------------------------------------------------------------------
Your account value                                                           23
Your contract's value in the variable investment options                     23
Your contract's value in the fixed maturity options                          23

--------------------------------------------------------------------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                  CONTENTS OF THIS PROSPECTUS  3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                              24
--------------------------------------------------------------------------------
Transferring your account value                                               24
Automatic transfer options                                                    24

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4
ACCESSING YOUR MONEY                                                          26
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Withdrawing your account value                                                26
Surrender of your contract to receive its cash value                          27
When we may terminate your contract                                           27
When to expect payments                                                       27
Choosing your annuity payout options                                          28

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5
CHARGES AND EXPENSES                                                          30
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                           30
Charges that EQ Advisors Trust deducts                                        32
Group or sponsored arrangements                                               32
Other distribution arrangements                                               32

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6
PAYMENT OF DEATH BENEFIT                                                      34
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Your beneficiary and payment of benefit                                       34
How death benefit payment is made                                             35
Beneficiary continuation option under Traditional
  IRA and QP IRA contracts                                                    35

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7
TAX INFORMATION                                                               36
--------------------------------------------------------------------------------
Overview                                                                      36
Transfers among investment options                                            36
Taxation of nonqualified annuities                                            36
Special rules for NQ contracts issued in Puerto Rico                          37
Individual retirement arrangements ("IRAs")                                   38
Federal and state income tax withholding and
  information reporting                                                       48
Impact of taxes to Equitable Life                                             49

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8
MORE INFORMATION                                                              50
--------------------------------------------------------------------------------
About our Separate Account A                                                  50
About EQ Advisors Trust                                                       50
About our fixed maturity options                                              51
About the general account                                                     52
About other methods of payment                                                52
Dates and prices at which contract events occur                               53
About your voting rights                                                      53
About our year 2000 progress                                                  54
About legal proceedings                                                       55
About our independent accountants                                             55
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                               55
Distribution of the contracts                                                 55

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9
INVESTMENT PERFORMANCE                                                        57
--------------------------------------------------------------------------------
Benchmarks                                                                    57
Communicating performance data                                                67

--------------------------------------------------------------------------------
10
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                                                   68
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------
Market value adjustment example                                              A-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4  INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------


Index of key words and phrases


--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                  PAGE                                    PAGE
account value                      23   IRA                              cover
annuitant                          16   IRS                                36
annuity payout options             28   investment options                 18
beneficiary                        34   market adjusted amount             21
business day                       53   market value adjustment            21
cash value                         23   maturity value                     21
conduit IRA                        42   NQ                               cover
contract date                      10   portfolio                        cover
contract date anniversary          10   processing office                   6
contract year                      10   QP IRAs                          cover
contributions                      16   rate to maturity                   21
contributions to Roth IRAs              recharacterized                    41
  regular contribution             45   regular contribution               39
  rollover contributions           45   Required Beginning Date            42
  conversion contributions         46   Roth IRA                         cover
  direct custodian-to-custodian         SAI                              cover
    transfers                      46   SEC                              cover
contributions to Traditional IRAs       TOPS                                6
  regular contributions            39   Traditional IRA                  cover
  rollover contributions           41   TSA                              cover
  direct custodian-to-custodian         unit                               23
    transfers                      41   unit investment trust              50
financial professional             56   variable investment options        18
fixed maturity amount              21
fixed maturity options             21

To make this prospectus easier to read, we sometimes use different words than in the contract. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
PROSPECTUS                               CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options              Guarantee Periods or Fixed Maturity Accounts
variable investment options         Investment Funds or Investment Divisions
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
unit                                accumulation unit
unit value                          accumulation unit value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       WHO IS EQUITABLE LIFE?  5
--------------------------------------------------------------------------------


Who is Equitable Life?


--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $390.8 billion in assets as of June 30, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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6  WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND
CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST Express
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

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FOR NQ AND IRA OWNERS WHO SEND
CONTRIBUTIONS INDIVIDUALLY BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST Express
P.O. Box 2996
New York, NY 10116-2996

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST Express
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST Express
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o annual statement of your contract values as of the close of the calendar year; and

o  statement of your contract values as of the last day of the contract year.

We reserve the right to change the frequency of these reports.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") SYSTEM:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options; and

o  unit values.

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                                                       WHO IS EQUITABLE LIFE?  7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o  elect general dollar-cost averaging; and

o  change your personal identification number ("PIN").

TOPS is normally available seven days a week, 24 hours a day, by calling toll free 1 (800) 755-7777. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.
--------------------------------------------------------------------------------
BY INTERNET:
--------------------------------------------------------------------------------
You can also access information about your contract on the Internet. Please visit our Web site at http://www.equitable.com, and click on EQAccess.

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m. Eastern time.

You should send all contributions, notices, and requests to our processing office at an address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your Traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a Traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of general dollar-cost averaging;

(5)  election of the rebalancing program;

(6)  election of required minimum distribution option;

(7)  election of beneficiary continuation option;

(8)  tax withholding election;

(9) request for a transfer/rollover of assets or 1035 exchange to another carrier; and

(10) contract surrender and withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options; and

(4)  change of ownership.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED
TRANSACTION:

(1)  automatic investment program;

(2)  general dollar-cost averaging; and

(3)  rebalancing program.

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8  WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------


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You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

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                                EQUI-VEST EXPRESS AT A GLANCE -- KEY FEATURES  9
--------------------------------------------------------------------------------


EQUI-VEST Express at a glance -- key features


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

PROFESSIONAL             EQUI-VEST Express variable investment options invest in 30 different portfolios managed by
INVESTMENT               professional investment advisers.
MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY           o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                         o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
------------------------------------------------------------------------------------------------------------------------------------
                         If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates.  This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES           o ON EARNINGS INSIDE THE           No tax on any dividends, interest or capital gains until you
                           CONTRACT                         make withdrawals from your contract or receive annuity
                                                            payments.
                        ------------------------------------------------------------------------------------------------------------
                         o ON TRANSFERS INSIDE THE          No tax on transfers among investment options.
                           CONTRACT
                        ------------------------------------------------------------------------------------------------------------
                         If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (for example, any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
------------------------------------------------------------------------------------------------------------------------------------
MINIMUM CONTRIBUTION     $50 ($20 under our automatic investment program)
AMOUNTS                  Maximum contribution limits may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY     o Lump sum withdrawals

                         o Withdrawals on a periodic basis

                         o Contract surrender

                         You may be subject to a withdrawal charge for certain withdrawals. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT ALTERNATIVES      o Annuity payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES      o General dollar-cost averaging

                         o Automatic investment program

                         o Account value rebalancing (quarterly, semiannually, and annually)

                         o No charge on transfers among investment options

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10  EQUI-VEST EXPRESS AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


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FEES AND CHARGES              o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at an annual rate of 0.95%
                              o If your account value at the end of the contract year is less than $25,000 for NQ contracts
                                (or less than $20,000 IRA contracts), we deduct an annual administrative charge equal to
                                $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge.
                              o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 currently ($65 maximum) per occurrence.
                              o No sales charge deducted when you make contributions.
                              o During the first seven contract years following each contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the date of the withdrawal to calculate the 10% amount available. The charge begins at 7% in the first contract year following each contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                             -------------------------------------------------------------------------------------------------------
                                The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract. The
                                12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                             -------------------------------------------------------------------------------------------------------
                              o We deduct a charge for taxes such as premium taxes that may be imposed in your state. The charge is generally deducted from the amount applied to an annuity payout option.
                              o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.
                              o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.31% to 1.15% annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT                       NQ                        0-79
ISSUE AGES                      QP IRA                    0-79
                                Traditional IRA           0-70
                                Roth IRA                  0-79
                                ----------------------------------------------------------------------------------------------------
                                For Traditional IRAs, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other IRAs we will issue contracts up to annuitant ages 80-83 with our prior approval.
------------------------------------------------------------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

--------------------------------------------------------------------------------
                                                                   FEE TABLE  11
--------------------------------------------------------------------------------


Fee table


--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------

Mortality and expense risk(1)                                              0.70%
Other expenses                                                             0.25%
                                                                           -----
Total Separate Account A annual expenses(2)                                0.95%

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------
Annual administrative charge(3)
  If your account value on a contract date anniversary
    is less than $25,000 for NQ contracts (or less than
    $20,000 for IRA contracts)                                               $30

  If your account value on a contract date anniversary
    is $25,000 or more for NQ contracts (or $20,000 or more
    for IRA contracts)                                                        $0

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions     Contract
(deducted if you surrender your contract or make         year
certain withdrawals. The withdrawal charge percentage     1                7.00%
we use is determined by the contract year in which        2                6.00%
you make the withdrawal or surrender your contract.       3                5.00%
For each contribution, we consider the contract year      4                4.00%
in which we receive that contribution to be               5                3.00%
"contract year 1")(4)                                     6                2.00%
                                                          7                1.00%
                                                          8+               0.00%

Charge for third-party transfer or exchange(5)          $25 for each occurrence
Charge if you elect a life annuity payout option                           $350

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       TOTAL
                                                                                  OTHER               ANNUAL
                                                                                 EXPENSES            EXPENSES
                                             MANAGEMENT                      (AFTER EXPENSE       (AFTER EXPENSE
                                               FEES(6)       12B-1 FEE(7)     LIMITATION)(8)     LIMITATION)(7)(9)
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                       0.54%           0.25%              0.04%              0.83%
Alliance Balanced                               0.41%           0.25%              0.05%              0.71%
Alliance Common Stock                           0.36%           0.25%              0.04%              0.65%
Alliance Conservative Investors                 0.48%           0.25%              0.06%              0.79%
Alliance Equity Index                           0.31%           0.25%              0.04%              0.60%
Alliance Global                                 0.64%           0.25%              0.08%              0.97%
Alliance Growth and Income                      0.55%           0.25%              0.04%              0.84%
Alliance Growth Investors                       0.51%           0.25%              0.05%              0.81%
Alliance High Yield                             0.60%           0.25%              0.04%              0.89%
Alliance Intermediate Government Securities     0.50%           0.25%              0.06%              0.81%
Alliance International                          0.90%           0.25%              0.17%              1.32%
Alliance Money Market                           0.35%           0.25%              0.03%              0.63%
Alliance Quality Bond                           0.53%           0.25%              0.04%              0.82%
Alliance Small Cap Growth                       0.90%           0.25%              0.06%              1.21%
EQ/Alliance Premier Growth                      0.90%           0.25%              0.00%              1.15%
Capital Guardian Research                       0.65%           0.25%              0.05%              0.95%
Capital Guardian U.S. Equity                    0.65%           0.25%              0.05%              0.95%
EQ/Evergreen                                    0.75%           0.25%              0.05%              1.05%
EQ/Evergreen Foundation                         0.63%           0.25%              0.07%              0.95%
MFS Emerging Growth Companies                   0.55%           0.25%              0.05%              0.85%
MFS Growth with Income                          0.55%           0.25%              0.05%              0.85%
MFS Research                                    0.55%           0.25%              0.05%              0.85%
Merrill Lynch Basic Value Equity                0.55%           0.25%              0.05%              0.85%
Merrill Lynch World Strategy                    0.70%           0.25%              0.25%              1.20%
Morgan Stanley Emerging Markets Equity          1.15%           0.25%              0.35%              1.75%
EQ/Putnam Balanced                              0.55%           0.25%              0.10%              0.90%
EQ/Putnam Growth & Income Value                 0.55%           0.25%              0.05%              0.85%
T. Rowe Price Equity Income                     0.55%           0.25%              0.05%              0.85%
T. Rowe Price International Stock               0.75%           0.25%              0.20%              1.20%
Warburg Pincus Small Company Value              0.65%           0.25%              0.10%              1.00%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   FEE TABLE  13
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Notes:

(1)  A portion of this charge is for providing the death benefit.

(2) We reserve the right to increase the total Separate Account A annual expenses, but they will not exceed a maximum of 2%.

(3) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to an annual maximum of $65.

(4) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(5) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(6) The management fees or the maximum management fees, if a maximum applies, for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(7) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999 the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1998, absent the expense limitation arrangement.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

(9) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of the following portfolios: 0.60% for Merrill Lynch Basic Value Equity, MFS Emerging Growth Companies, MFS Growth with Income, MFS Research,EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.70% for Capital Guardian Research, Capital Guardian U.S. Equity and EQ/Evergreen Foundation; 0.75% for Warburg Pincus Small Company Value; 0.80% for EQ/Evergreen; 0.90% for EQ/Alliance Premier Growth; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

     Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios would have been as follows: 0.24% for MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios; and on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research portfolios, and therefore expenses have been estimated.

--------------------------------------------------------------------------------
14  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information, see the prospectus for EQ Advisors Trust.

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.57 per $1,000. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under other EQUI-VEST contracts that we issue, as a percentage of the total assets held under those EQUI-VEST contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

------------------------------------------------------------------------------------------------------------------------------------
                                          IF YOU SURRENDER YOUR CONTRACT AT THE END  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                          OF EACH PERIOD SHOWN, THE EXPENSES WOULD     THE END OF EACH PERIOD SHOWN, THE
                                                             BE:                                  EXPENSES WOULD BE
                                          ------------------------------------------------------------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTION
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                    $89.28   $109.63   $132.51   $221.76    $19.28    $59.63    $102.51   $221.76
Alliance Balanced                            $88.02   $105.81   $126.05   $208.48    $18.02    $55.81    $ 96.05   $208.48
Alliance Common Stock                        $87.39   $103.89   $122.81   $201.78    $17.39    $53.89    $ 92.81   $201.78
Alliance Conservative Investors              $88.86   $108.36   $130.36   $217.35    $18.86    $58.36    $100.36   $217.35
Alliance Equity Index                        $86.87   $102.29   $120.11   $196.17    $16.87    $52.29    $ 90.11   $196.17
Alliance Global                              $90.75   $114.09   $139.99   $237.05    $20.75    $64.09    $109.99   $237.05
Alliance Growth and Income                   $89.38   $109.95   $133.04   $222.86    $19.38    $59.95    $103.04   $222.86
Alliance Growth Investors                    $89.07   $109.00   $131.43   $219.56    $19.07    $59.00    $101.43   $219.56
Alliance High Yield                          $89.91   $111.54   $135.72   $228.34    $19.91    $61.54    $105.72   $228.34
Alliance Intermediate Government Securities  $89.07   $109.00   $131.43   $219.56    $19.07    $59.00    $101.43   $219.56
Alliance International                       $94.42   $125.16   $158.52   $274.34    $24.42    $75.16    $128.52   $274.34
Alliance Money Market                        $87.18   $103.25   $121.73   $199.54    $17.18    $53.25    $ 91.73   $199.54
Alliance Quality Bond                        $89.17   $109.32   $131.97   $220.66    $19.17    $59.32    $101.97   $220.66
Alliance Small Cap Growth                    $93.27   $121.69   $152.73   $262.76    $23.27    $71.69    $122.73   $262.76
------------------------------------------------------------------------------------------------------------------------------------

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                                                                   FEE TABLE  15
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



                                      IF YOU SURRENDER YOUR CONTRACT AT THE END   IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                      OF EACH PERIOD SHOWN, THE EXPENSES WOULD       THE END OF EACH PERIOD SHOWN, THE
                                                         BE:                                 EXPENSES WOULD BE:
                                      -----------------------------------------   ----------------------------------------
                                        1 YEAR    3 YEARS    5 YEARS  10 YEARS    1 YEAR    3 YEARS    5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth              $92.64    $119.79         --        --    $22.64     $69.79          --         --
Capital Guardian Research               $90.54    $113.45         --        --    $20.54     $63.45          --         --
Capital Guardian U.S. Equity            $90.54    $113.45         --        --    $20.54     $63.45          --         --
EQ/Evergreen                            $91.59    $116.62         --        --    $21.59     $66.62          --         --
EQ/Evergreen Foundation                 $90.54    $113.45         --        --    $20.54     $63.45          --         --
MFS Emerging Growth Companies           $89.49    $110.27    $133.58   $223.95    $19.49     $60.27     $103.58    $223.95
MFS Growth with Income                  $89.49    $110.27         --        --    $19.49     $60.27          --         --
MFS Research                            $89.49    $110.27    $133.58   $223.95    $19.49     $60.27     $103.58    $223.95
Merrill Lynch Basic Value Equity        $89.49    $110.27    $133.58   $223.95    $19.49     $60.27     $103.58    $223.95
Merrill Lynch World Strategy            $93.16    $121.37    $152.20   $261.70    $23.16     $71.37     $122.20    $261.70
Morgan Stanley Emerging Markets Equity  $98.93    $138.64    $180.90   $318.37    $28.93     $88.64     $150.90    $318.37
EQ/Putnam Balanced                      $90.01    $111.86    $136.26   $229.43    $20.01     $61.86     $106.26    $229.43
EQ/Putnam Growth & Income Value         $89.49    $110.27    $133.58   $223.95    $19.49     $60.27     $103.58    $223.95
T. Rowe Price Equity Income             $89.49    $110.27    $133.58   $223.95    $19.49     $60.27     $103.58    $223.95
T. Rowe Price International Stock       $93.16    $121.37    $152.20   $261.70    $23.16     $71.37     $122.20    $261.70
Warburg Pincus Small Company Value      $91.06    $115.04    $141.59   $240.29    $21.06     $65.04     $111.59    $240.29
------------------------------------------------------------------------------------------------------------------------------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

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16  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


1
Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" under "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CONTRACT           AVAILABLE FOR             SOURCE OF                                 LIMITATIONS ON
TYPE               ANNUITANT ISSUE AGES*     CONTRIBUTIONS                             CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 79               o After-tax money.                        Not applicable.

                                             o Paid to us by check or transfer
                                               of contract value in a tax deferred
                                               exchange under Section 1035 of the
                                               Internal Revenue Code.

                                             o Paid to us by an employer who
                                               establishes a payroll deduction
                                               program.
------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0 through 70               o "Regular" traditional IRA              o For all types of IRAs, regular IRA
                                               contributions either made by             contributions may not exceed
                                               you or paid to us by an                  $2,000 for a year.
                                               employer who establishes a
                                               payroll deduction program.             o No regular IRA contributions in
                                                                                        the year you turn age 70 1/2 and
                                             o Rollovers from a qualified plan.         thereafter.

                                             o Rollovers from a TSA.                  o Rollover and direct transfer
                                                                                        contributions after age 70 1/2
                                             o Rollovers from another                   must be net of required
                                               must be net of required                  minimum distributions.
                                               traditional individual retirement
                                               minimum distributions.

                                             o Direct custodian-to-custodian
                                               transfers from other traditional
                                               individual retirement
                                               arrangements.

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--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  17
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
CONTRACT           AVAILABLE FOR             SOURCE OF                                 LIMITATIONS ON
TYPE               ANNUITANT ISSUE AGES*     CONTRIBUTIONS                             CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                    17
Roth IRA          0 through 79               o Regular after-tax contributions        o For all types of IRAs, regular IRA
                                               either made by you or paid to us         contributions may not exceed
                                               by an employer who establishes           $2,000 for a year.
                                               a payroll deduction program.
                                                                                      o Contributions are subject to
                                             o Rollovers from another Roth              income limits and other tax
                                               IRA.                                     rules. See "Tax information --
                                                                                        Contributions to Roth IRAs."
                                             o Conversion rollovers from a
                                               traditional IRA.

                                             o Direct transfers from another
                                               Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
QP Traditional   0 through 79                o Rollovers from a qualified plan.       o Rollover contributions after age
IRA                                                                                     70 1/2 must be net of required
                                             o Rollovers from a TSA.                    minimum distributions.

                                             o The EQUI-VEST QP Traditional
                                               IRA contract is intended to be a       o Regular after-tax contributions
                                               conduit IRA. Only rollovers from         are not permitted.
                                               a qualified plan or TSA are
                                               permitted.
------------------------------------------------------------------------------------------------------------------------------------

* For Traditional IRAs, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other IRAs we will issue contracts up to annuitant ages 80-83 with our prior approval.

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

--------------------------------------------------------------------------------
18  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as indicated below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

You may also make contributions by wire transfer or our automatic investment program. See "About other methods of payment" under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 30 variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among 30 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                            ADVISER
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock          Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                  High return through a combination of current         Alliance Capital Management L.P.
                                   income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock              Long-term growth of capital and increasing           Alliance Capital Management L.P.
                                   income
------------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors    High total return without, in the adviser's          Alliance Capital Management L.P.
                                   opinion, undue risk to principal
------------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index              Total return (before EQ Advisors Trust and           Alliance Capital Management L.P.
                                   Separate Account A annual expenses) that
                                   approximates the total return performance of the
                                   Standard & Poor's 500 Composite Stock Price
                                   Index
------------------------------------------------------------------------------------------------------------------------------------
Alliance Global                    Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income         High total return through a combination of           Alliance Capital Management L.P.
                                   current income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors          High total return consistent with the adviser's      Alliance Capital Management L.P.
                                   determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                High return by maximizing current income and,        Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate              High current income consistent with relative         Alliance Capital Management L.P.
Government Securities              stability of principal
------------------------------------------------------------------------------------------------------------------------------------
Alliance International             Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market              High level of current income while preserving        Alliance Capital Management L.P.
                                   assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond              High current income consistent with preservation     Alliance Capital Management L.P.
                                   of capital
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth          Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
20  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST


------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                         ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth         Long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research          Long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity       Long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                       Capital appreciation                              Evergreen Asset Management Corp.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation            In order of priority, reasonable income,          Evergreen Asset Management Corp.
                                   conservation of capital, and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                Long-term capital growth                          Massachusetts Financial Services
Companies                                                                            Company
------------------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income             Reasonable current income and long-term           Massachusetts Financial Services
                                   growth of capital and income                      Company
------------------------------------------------------------------------------------------------------------------------------------
MFS Research                       Long-term growth of capital and future income     Massachusetts Financial Services
                                                                                     Company
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity   Capital appreciation and, secondarily, income     Merrill Lynch Asset Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy       High total investment return                      Merrill Lynch Asset Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging            Long-term capital appreciation                    Morgan Stanley Asset Management
Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                 Balanced investment                               Putnam Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income          Capital growth, current income is a secondary     Putnam Investment Management, Inc.
Value                              objective
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income        Substantial dividend income and also capital      T. Rowe Price Associates, Inc.
                                   appreciation
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International        Long-term growth of capital                       Rowe Price-Fleming International, Inc.
Stock
------------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company       Long-term capital appreciation                    Warburg Pincus Asset Management, Inc.
Value
------------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed turity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2000 through 2009. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity

--------------------------------------------------------------------------------
22 CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. The Appendix to this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value under "Determining your contract's value."

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully or partially convert an existing Traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."

--------------------------------------------------------------------------------
                                           DETERMINING YOUR CONTRACT'S VALUE  23
--------------------------------------------------------------------------------

2
Determining your contract's value


--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have in the variable investment options and the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less any withdrawal charge that may apply, less the total amount or a pro rata portion of the annual administrative charge. Please see "Surrendering your contract to receive its cash value" under "Accessing your money."

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. The number of units you own will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options. In addition, when we deduct the withdrawal charge, the annual administrative charge, or third-party transfer or exchange charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

--------------------------------------------------------------------------------
24 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
--------------------------------------------------------------------------------

3
Transferring your money among investment options


--------------------------------------------------------------------------------


TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

AUTOMATIC TRANSFER OPTIONS

GENERAL DOLLAR-COST AVERAGING

One of our automatic transfer options, referred to as general dollar-cost averaging, allows you to have amounts automatically transferred from the Alliance Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the Alliance Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

REBALANCING YOUR ACCOUNT VALUE

Another automatic transfer option we currently offer is a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

--------------------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

You may change your allocation instructions or cancel the program at any time.

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26  ACCESSING YOUR MONEY
--------------------------------------------------------------------------------

4
Accessing your money


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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."

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                           METHOD OF WITHDRAWAL
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                                                                      MINIMUM
CONTRACT            LUMP SUM               SYSTEMATIC             DISTRIBUTION
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NQ                     Yes                    Yes                       No
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Traditional IRA        Yes                    Yes                      Yes
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QP IRA                 Yes                    Yes                      Yes
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Roth IRA               Yes                    Yes                       No
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LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS
(All contracts)

If you have at least $20,000 of account value in the variable investment options you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options. If those amounts are insufficient, we will make up required amounts from the fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will

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                                                        ACCESSING YOUR MONEY  27
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calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose.

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We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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AUTOMATIC NQ DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic NQ deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an existing EQUI-VEST Express NQ or an existing EQUI-VEST NQ contract according to your allocation instructions.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."

WHEN WE MAY TERMINATE YOUR CONTRACT

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

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28  ACCESSING YOUR MONEY
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All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

CHOOSING YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST Express offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

ANNUITY PAYOUT OPTIONS

You choose from among the following annuity payout options:


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. Under IRAs, the period certain cannot exceed your life expectancy or the joint life expectancy of you and your spouse.


o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

The following annuity payout options are available as variable annuities:

o  Life annuity (except in New York)

o  Life annuity -- period certain

o  Joint and survivor life annuity (100% to survivor)

o  Joint and survivor life period certain annuity (100% to survivor)

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Unit values" in the SAI.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable

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                                                        ACCESSING YOUR MONEY  29
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annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we will use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

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30  CHARGES AND EXPENSES
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5
Charges and expenses


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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge, which includes a death benefit charge

o  A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o  An annual administrative charge, if applicable

o  Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges for any state premium or other applicable taxes. An annuity administrative fee, if you choose a life annuity

More information about these charges appears below.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.70% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

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                                                        CHARGES AND EXPENSES  31
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CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

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                                      CONTRACT YEAR
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                   1    2     3     4     5     6     7    8+
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Percentage of
  contribution    7%   6%    5%    4%    3%    2%    1%    0%
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For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" under "More information."

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply:

o If the annuitant dies and a death benefit is payable to the beneficiary.

o If we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

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32  CHARGES AND EXPENSES
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We reserve the right to deduct any applicable charges for taxes such as premium taxes from each contribution, or from withdrawals, or for surrender and termination of your contract. If we have deducted any applicable charges from contributions, we will not deduct a charge for the same taxes later. If, however, an additional tax charge is later imposed upon us when you make a withdrawal, or surrender your contract, or it is terminated, or you elect to begin receiving annuity payments, we reserve the right to deduct a charge at that time.

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.31% to 1.15%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in

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                                                        CHARGES AND EXPENSES  33
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connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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34  PAYMENT OF DEATH BENEFIT
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6
Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time by writing to our processing office. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

The death benefit is equal to your account value, or, if greater, the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any taxes that may apply. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment.

On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST Express contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

For an NQ contract, if you elected your spouse to be the successor owner/annuitant, your surviving spouse automatically continues the contract and no death benefit is payable until the surviving spouse's death.

For Traditional IRA, Roth IRA, and QP IRA contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

Also, for Traditional IRA and QP IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership as discussed under "Beneficiary continuation option under Traditional IRA and QP IRA Contracts" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

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                                                    PAYMENT OF DEATH BENEFIT  35
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HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing checking account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION UNDER TRADITIONAL IRA AND QP IRA CONTRACTS

Upon your death, a nonspouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum. The account value used to provide the distributions will be increased to equal the amount of the death benefit.

The beneficiary's choices depend in part on whether or not you were taking required minimum distributions under the contract prior to your death.

(1) If you were taking required minimum distributions under the contract, the distributions to the beneficiary must continue to be made at least as rapidly as prior to your death.

(2) If you die before you must take required minimum distributions under the contract, the beneficiary may begin taking minimum distributions under the contract, but such withdrawals must be based on the beneficiary's life expectancy. The withdrawals must begin by December 31st of the calendar year following your death. If there is more than one beneficiary, the shortest life expectancy must be used.

(3) The withdrawals must be taken annually. There will not be a withdrawal charge for these withdrawals. The beneficiary along with his or her tax adviser will be responsible for determining the amount of the withdrawals.

(4) The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death. The death benefit will be paid to the beneficiary according to our standard procedures, unless an election is made within 30 days to: (1) receive the death benefit; (2) continue the contract and take annual withdrawals as described above; or (3) defer payment of the account value for five years.

(5) While the contract continues in your name, the beneficiary may transfer the contract's account value among the investment options. However, additional contributions will not be permitted and the death benefit provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.

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36  TAX INFORMATION
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7
Tax information
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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST Express contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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                                                             TAX INFORMATION  37
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of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST Express NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the EQUI-VEST Express NQ contract.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

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INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans. EQUIVEST Express Traditional IRA and QP IRA are traditional IRAs.

o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST Express Roth IRA.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.ustreas.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The EQUI-VEST Express IRA contract has been approved by the IRS as to form for use as a Traditional IRA. We have submitted the Roth IRA version for formal IRS approval. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST Express IRA contract.

CANCELLATION

You can cancel any version of the EQUI-VEST Express IRA contract (Traditional IRA, QP IRA, or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Express Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST Traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

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REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

The EQUI-VEST Express Traditional IRA is intended to receive regular contributions.

LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose

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spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

($10,000-excess AGI)   times   $2,000 (or earned   Equals   the adjusted
-------------------      x     income, if less)      =      deductible
divided by $10,000                                          contribution
                                                            limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70 1/2; or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

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RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o  qualified plans;

o  TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
   and

o  other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o  Do it yourself

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

  You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o  only after-tax contributions you made to the plan; or

o  "required minimum distributions" after age 70 1/2 or separation from service;
   or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o  a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

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WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a conduit, you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit Traditional IRA treatment:

o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA. However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

The EQUI-VEST Express QP IRA contract is intended to be used as a conduit IRA however, non-rollover contributions cannot be commingled.

REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 -
April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to

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take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -=- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

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WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

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ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the Traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST Express Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o  tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o  another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue

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Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, Traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

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The following distributions from Roth IRAs are free of income tax:

o  Rollovers from a Roth IRA to another Roth IRA;

o  Direct transfers from a Roth IRA to another Roth IRA;

o  "Qualified Distributions" from Roth IRAs; and

o  Return of excess contributions or amounts recharacterized to a traditional
   IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you reach age 59 1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this,

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you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

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FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each of its portfolios.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisors with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessor to AXA Advisors, LLC and a subsidiary of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. Prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the assets of corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 plan, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.

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ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of August 2, 1999 and the related price per $100 of maturity value were as follows:

--------------------------------------------------------------
FIXED MATURITY
    OPTIONS
 WITH JUNE 15
 MATURITY DATE       RATE TO MATURITY AS             PRICE
      OF                      OF                 PER $100 OF
 MATURITY YEAR         AUGUST 2, 1999           MATURITY VALUE
--------------------------------------------------------------
     2000                   4.15%                   $96.53
     2001                   5.05%                   $91.21
     2002                   5.45%                   $85.88
     2003                   5.70%                   $80.70
     2004                   5.75%                   $76.17
     2005                   5.90%                   $71.43
     2006                   5.95%                   $67.23
     2007                   6.00%                   $63.22
     2008                   6.05%                   $59.40
     2009                   6.10%                   $55.75
--------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
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If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See the Appendix for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which

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the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ,
TRADITIONAL IRA, AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking account, bank money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis.

AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is

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$20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day ends at 4:00 p.m., Eastern time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our Processing Office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

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o the formal approval of independent auditors selected for EQ Advisors Trust; or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. Equitable Life has completed the work of modifying or replacing non-compliant systems and has confirmed, through testing, that its systems are year 2000 compliant. Equitable Life has contacted third-party vendors and service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. All third-party vendors and service providers considered critical to Equitable Life's business, and substantially all vendors and service providers considered non-critical, have provided us confirmation of their year 2000 compliance or a satisfactory plan for compliance. If such confirmation is not received from any of the remaining non-critical vendors or service providers the vendor or service provider will be replaced, eliminated or be the subject of contingency plans. Additionally, Equitable Life has supplemented its existing business continuity and disaster

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recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act (P.L. 105-271) (1998).

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TRANSFERS OF OWNERSHIP, COLLATERAL
ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Traditional IRA, QP IRA, or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option under Traditional IRA and QP IRA contracts" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA and Roth IRA contract to another similar arrangement.

DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account
A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Under a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors fees of $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A. By year-end 1999, AXA Advisors will no longer be a subsidiary of Equitable Life, but will remain an indirect subsidiary of AXA Financial, Inc., Equitable Life's parent.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services

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under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

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Investment performance
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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, but do not reflect the charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time as of the date of this prospectus.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed Portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal charge, under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to

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select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

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ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
  Standard & Poor's Mid-Cap Total Return Index.
ALLIANCE BALANCED: 50% Standard & Poor's 500 and 50% Lehman
  Government/Corporate Bond Index.
ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
  Composite Index and 30% Standard & Poor's 500 Index.
ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.
ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
  and 25% Value Line Convertibles Index.
ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate
  Bond Index and 70% Standard & Poor's 500 Index.
ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
  Intermediate Government Bond Index.
ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
  Europe, Australia, Far East Index.
ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
  Index.
ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.
ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
EQ/EVERGREEN: Russell 2000 Index.
EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
  Index/40% Lehman Brothers Aggregate Bond Index.
MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
MFS RESEARCH: Standard & Poor's 500 Index.
MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.
MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500
  Index/24% Morgan Stanley Capital International Europe, Australia,
  Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+
  14% Salomon Brothers World Government Bond (excluding
  U.S.)/and 5% Three-Month U.S. Treasury Bill.
MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
  Capital International Emerging Markets Free Price Return Index.
EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
  Lehman Government/Corporate Bond Index.
EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
  Index.
T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
  International Europe, Australia, Far East Index.
WARBURG PINCUS SMALL COMPANY VALUE: Russell 2000 Index.
--------------------------------------------------------------------------------

LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST Express performance relative to other variable annuity products.

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  59
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------
                                                             LENGTH OF INVESTMENT PERIOD
                                                                                                   SINCE          SINCE
                                                1             3           5            10          OPTION       PORTFOLIO
VARIABLE INVESTMENT OPTIONS                    YEAR         YEARS       YEARS         YEARS      INCEPTION*    INCEPTION**
--------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     (9.92)%        5.60%       7.45%        16.14%       14.83%         14.83%
--------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                              7.39%         9.86%       6.61%         9.34%        9.30%          9.30%
--------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         18.32%        22.69%      18.03%        15.44%       15.10%         10.08%
--------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                3.28%         5.59%       5.16%           --         5.26%          6.42%
--------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                         17.04%        22.71%         --            --        22.12%         20.47%
--------------------------------------------------------------------------------------------------------------------------
Alliance Global                               10.97%        10.87%      10.21%        11.57%       10.12%          9.02%
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                    10.04%        17.57%      13.86%           --        13.97%         12.89%
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                      7.50%        10.82%       9.67%           --         9.86%         12.86%
--------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (15.15)%        6.27%       5.97%         7.79%        5.93%          7.06%
--------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
   Securities                                 (2.66)%        1.04%       0.99%           --         2.26%          3.35%
--------------------------------------------------------------------------------------------------------------------------
Alliance International                         0.08%         0.34%         --            --         1.44%          2.57%
--------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         (5.00)%        0.12%       0.79%         1.81%        3.43%          3.43%
--------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                         (1.75)%        2.54%       2.45%           --         2.51%          2.04%
--------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                    (14.34)%          --          --            --        (1.34)%         5.25%
--------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 23.58%           --          --            --        22.80%         27.93%
--------------------------------------------------------------------------------------------------------------------------
MFS Research                                  13.47%           --          --            --        13.93%         17.57%
--------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity               1.31%           --          --            --         6.22%         10.56%
--------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                  (3.31)%          --          --            --        (2.91)%         0.27%
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
   Equity                                    (36.16)%          --          --            --       (39.83)%       (39.83)%
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                             1.54%           --          --            --         7.19%          9.18%
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                2.51%           --          --            --         7.97%         10.84%
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                   (1.12)%          --          --            --         9.29%         11.95%
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock              3.37%           --          --            --        (1.95)%         0.34%
--------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
   Value                                     (19.64%)          --          --            --        (6.57)%        (2.40)%
--------------------------------------------------------------------------------------------------------------------------


* The variable investment option inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth and Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Merrill Lynch Basic Value Equity (6/2/97), Merrill Lynch World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available after 12/31/98 and are therefore not shown in this table are: EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (8/30/99).

--------------------------------------------------------------------------------
60  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

** The inception dates for portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Merrill Lynch Basic Value Equity (5/1/97), Merrill Lynch World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). The inception dates for the Portfolios that became available on or after 12/31/98 and are therefore not shown in the tables are: EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (12/31/98), EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99).

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  61
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 2
       GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

----------------------------------------------------------------------------------------------------------------------------
                                                                          LENGTH OF INVESTMENT PERIOD
                                                   -------------------------------------------------------------------------
                                                                                                                    SINCE
                                                        1              3               5              10          PORTFOLIO
VARIABLE INVESTMENT OPTIONS                           YEAR           YEARS           YEARS           YEARS        INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                          $  900.77       $1,177.51       $1,432.42       $4,464.14      $ 7,603.76
----------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                                  $1,073.88       $1,325.78       $1,376.99       $2,442.53      $ 3,688.07
----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              $1,183.17       $1,846.96       $2,290.48       $4,201.72      $18,554.80
----------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    $1,032.85       $1,177.13       $1,285.99             --       $ 1,777.49
----------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                              $1,170.40       $1,847.65             --              --       $ 2,462.10
----------------------------------------------------------------------------------------------------------------------------
Alliance Global                                    $1,109.66       $1,362.88       $1,625.93       $2,989.23      $ 2,665.48
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                         $1,100.45       $1,625.20       $1,913.69             --       $ 1,890.30
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          $1,075.00       $1,360.86       $1,586.82             --       $ 3,060.62
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                                $  848.52       $1,200.12       $1,336.27       $2,118.07      $ 2,266.37
----------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        $  973.35       $1,031.52       $1,050.35             --       $ 1,291.31
----------------------------------------------------------------------------------------------------------------------------
Alliance International                             $1,000.81       $1,010.22             --              --       $ 1,099.90
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              $  950.04       $1,003.73       $1,040.24       $1,196.16      $ 1,751.80
----------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                              $  982.49       $1,078.07       $1,128.85             --       $ 1,111.64
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                          $  856.56             --              --              --       $ 1,089.22
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                      $1,235.75             --              --              --       $ 1,509.32
----------------------------------------------------------------------------------------------------------------------------
MFS Research                                       $1,134.68             --              --              --       $ 1,310.64
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                   $1,013.11             --              --              --       $ 1,182.60
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                       $  966.92             --              --              --       $ 1,004.48
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity             $  638.40             --              --              --       $   499.27
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                 $1,015.36             --              --              --       $ 1,158.15
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    $1,025.14             --              --              --       $ 1,187.74
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                        $  988.76             --              --              --       $ 1,207.69
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                  $1,033.65             --              --              --       $ 1,005.69
----------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                 $  803.56             --              --              --       $   960.21
----------------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
62  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   SINCE
                                                                                                                 PORTFOLIO
                                          1 YEAR       3 YEARS        5 YEARS       10 YEARS       20 YEARS      INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK                 (0.94)%        9.40%         10.11%        17.47%            --          16.09%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                   12.16%        16.33%         14.87%        15.44%            --          13.95%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.28%        17.77%         15.56%        16.49%            --          15.78%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED                         16.72%        13.54%          9.50%        11.27%            --          10.98%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                         13.48%        15.79%         13.84%        12.97%            --          13.56%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               19.02%        18.70%         16.88%        15.21%            --          15.37%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                     27.87%        26.11%         20.48%        17.27%         17.33%         12.18%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                           22.86%        22.23%         18.63%        16.72%         16.30%         11.34%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%        28.23%         24.06%        19.21%         17.76%         12.75%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS           12.54%         9.39%          8.10%           --             --           8.70%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Income                           14.20%        15.62%         14.31%           --             --          12.55%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               15.59%        14.45%         13.37%           --             --          12.08%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                     26.57%        26.11%            --            --             --          22.88%
---------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds              28.05%        27.67%            --            --             --          24.31%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%        28.23%            --            --             --          24.79%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                           20.37%        14.53%         12.90%        13.44%            --          11.20%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Global                           14.34%        14.67%         11.98%        11.21%            --           9.64%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               24.34%        17.77%         15.68%        10.66%            --           9.55%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                19.43%        21.09%         16.43%           --             --          15.46%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                  15.61%        21.25%         18.35%           --             --          17.89%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.10%        23.99%         21.07%           --             --          20.48%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                 16.84%        14.48%         12.39%           --             --          14.63%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio               14.20%        15.62%         14.31%           --             --          12.55%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               22.85%        22.69%         19.96%           --             --          15.55%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                       (6.27)%       10.05%          8.70%         9.86%            --           9.19%
---------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                       (0.44)%        8.21%          7.37%         9.34%            --           8.97%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                3.66%         9.11%          9.01%        11.08%            --          10.72%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES                                6.46%         4.99%          4.14%           --             --           5.83%
---------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                   7.68%         6.21%          5.91%           --             --           7.25%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.49%         6.74%          6.45%           --             --           7.60%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                     9.27%         4.32%            --            --             --           6.04%
---------------------------------------------------------------------------------------------------------------------------
  Lipper International                    13.02%         9.94%            --            --             --          10.74%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.00%         9.00%            --            --             --           9.68%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                      4.09%         4.11%          3.92%         4.35%            --           5.52%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                      4.84%         4.87%          4.77%         5.20%            --           6.34%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                5.05%         5.18%          5.11%         5.44%                         6.41%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                      7.40%         6.44%          5.51%           --             --           5.08%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond A-Rated            7.47%         6.38%          6.54%           --             --           6.21%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.69%         7.29%          7.27%           --             --           6.92%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                 (5.45)%          --             --            --             --          10.91%
---------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                        (0.33)%          --             --            --             --          16.72%
---------------------------------------------------------------------------------------------------------------------------
  Benchmark                                1.23%           --             --            --             --          16.58%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  63
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                               TABLE 3 (CONTINUED)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------
                                                                                                             SINCE
                                                                                                          PORTFOLIO
                                             1 YEAR   3 YEARS     5 YEARS      10 YEARS     20 YEARS      INCEPTION*
--------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                33.24%      --          --           --           --           33.58%
--------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                             15.97%      --          --           --           --           22.72%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  (2.54)%     --          --           --           --           14.53%
--------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                 22.93%      --          --           --           --           23.26%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth                              25.82%      --          --           --           --           28.73%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%      --          --           --           --           31.63%
--------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY             10.52%      --          --           --           --           16.22%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                     15.54%      --          --           --           --           21.32%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%      --          --           --           --           31.63%
--------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY                  5.81%      --          --           --           --            5.93%
--------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio            9.34%      --          --           --           --           11.15%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  19.55%      --          --           --           --           20.00%
--------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                                     (27.71)%     --          --           --           --          (33.35)%
--------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                   (30.50)%     --          --           --           --          (36.28)%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                 (25.34)%     --          --           --           --          (28.92)%
--------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                           10.75%      --          --           --           --           14.85%
--------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                            14.61%      --          --           --           --           17.83%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  21.36%      --          --           --           --           23.48%
--------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE              11.75%      --          --           --           --           16.51%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                     15.54%      --          --           --           --           21.32%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%      --          --           --           --           31.63%
--------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                   8.04%      --          --           --           --           17.63%
--------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                       10.76%      --          --           --           --           19.07%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%      --          --           --           --           31.63%
--------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK            12.62%      --          --           --           --            6.00%
--------------------------------------------------------------------------------------------------------------------
  Lipper International                       12.17%      --          --           --           --            9.06%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  20.00%      --          --           --           --           13.43%
--------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
 VALUE                                      (10.86)%     --          --           --           --            3.27%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                            1.53%      --          --           --           --           16.77%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  (2.54)%     --          --           --           --           14.53%
--------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
64  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 4
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SINCE
                                                                                                               PORTFOLIO
                                        1 YEAR        3 YEARS       5 YEARS       10 YEARS       20 YEARS      INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK               (0.94)%        30.94%        61.88%        400.31%             --         792.41%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                 12.16%         58.64%       102.73%        334.88%             --         613.05%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              8.28%         63.35%       106.12%        360.30%             --         759.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED                       16.72%         46.37%        57.41%        190.84%             --         361.24%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                       13.48%         55.60%        91.92%        240.69%             --         553.21%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             19.02%         67.24%       118.08%        311.86%             --         715.64%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                   27.87%        100.54%       153.84%        391.87%       2,343.81%      3,201.58%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                         22.86%         84.52%       138.97%        388.00%       2,185.68%      1,203.81%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             28.58%        110.85%       193.91%        479.62%       2,530.43%      3,755.68%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS         12.54%         30.90%        47.60%            --              --         116.21%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Income                         14.20%         55.28%        97.15%            --              --         202.48%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             15.59%         49.92%        87.28%            --              --         187.40%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                   26.57%        100.57%           --             --              --         170.83%
-------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds            28.05%        108.12%           --             --              --         186.34%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             28.58%        110.85%           --             --              --         192.17%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                         20.37%         50.24%        83.45%        253.05%             --         233.57%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Global                         14.34%         51.58%        77.94%        194.96%             --         188.08%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             24.34%         63.34%       107.19%        175.31%             --         181.57%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME              19.43%         77.55%       113.91%            --              --         112.72%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                15.61%         79.05%       133.95%            --              --         139.10%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             20.10%         90.62%       160.09%            --              --         166.00%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS               16.84%         50.03%        79.33%            --              --         253.37%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio             14.20%         55.28%        97.15%            --              --         202.45%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             22.85%         84.68%       148.41%            --              --         280.88%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                     (6.27)%        33.29%        51.74%        156.03%             --         187.19%
-------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                     (0.44)%        26.80%        43.00%        145.62%             --         182.21%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              3.66%         29.90%        53.96%        186.01%             --         239.69%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE
 GOVERNMENT SECURITIES                   6.46%         15.73%        22.46%            --              --          55.13%
-------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                 7.68%         19.84%        33.36%            --              --          72.35%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              8.49%         21.61%        36.71%            --              --          76.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                   9.27%         13.52%           --             --              --          24.58%
-------------------------------------------------------------------------------------------------------------------------
  Lipper International                  13.02%         33.62%           --             --              --          47.74%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                             20.00%         29.52%           --             --              --          41.40%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                    4.09%         12.84%        21.20%         53.10%             --         144.55%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                    4.84%         15.34%        26.25%         66.09%             --         178.83%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              5.05%         16.35%        28.27%         69.88%             --         181.74%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                    7.40%         20.58%        30.76%            --              --          29.71%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond A-Rated          7.47%         20.42%        37.37%            --              --          37.26%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              8.69%         23.51%        42.06%            --              --          42.14%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH               (5.45)%           --            --             --              --          18.86%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                      (0.33)%           --            --             --              --          28.98%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                              1.23%            --            --             --              --          29.23%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  65
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                                                                                 PORTFOLIO
                                              1 YEAR        3 YEARS      5 YEARS     10 YEARS     20 YEARS      INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                  33.24%     --          --           --           --                  62.10%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                               15.97%     --          --           --           --                  42.16%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    (2.54)%    --          --           --           --                  25.40%
----------------------------------------------------------------------------------------------------------------------------
  MFS RESEARCH                                 22.93%     --          --           --           --                  41.78%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                                25.82%     --          --           --           --                  52.86%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    28.58%     --          --           --           --                  57.60%
----------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY               10.52%     --          --           --           --                  28.51%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                       15.54%     --          --           --           --                  15.59%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    28.58%     --          --           --           --                  57.60%
----------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY                    5.81%     --          --           --           --                  10.09%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio              9.34%     --          --           --           --                  19.41%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    19.55%     --          --           --           --                  33.33%
----------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                                       (27.71)%    --          --           --           --                 (42.51)%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                     (30.50)%    --          --           --           --                 (45.67)%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   (25.34)%    --          --           --           --                 (36.71)%
----------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                             10.75%     --          --           --           --                  25.99%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                              14.61%     --          --           --           --                  31.59%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    21.36%     --          --           --           --                  42.22%
----------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE                11.75%     --          --           --           --                  29.05%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                       15.54%     --          --           --           --                  38.49%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    28.58%     --          --           --           --                  57.60%
----------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                     8.04%     --          --           --           --                  31.11%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                         10.76%     --          --           --           --                  33.92%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    28.58%     --          --           --           --                  57.60%
----------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK              12.62%     --          --           --           --                  10.22%
----------------------------------------------------------------------------------------------------------------------------
  Lipper International                         12.17%     --          --           --           --                  15.88%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    20.00%     --          --           --           --                  23.42%
----------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
 VALUE                                        (10.86)%    --          --           --           --                   5.51%
----------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                              1.53%     --          --           --           --                  29.95%
----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    (2.54)%    --          --           --           --                  25.40%
----------------------------------------------------------------------------------------------------------------------------

*    Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
66  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN

----------------------------------------------------------------------------------------------------------------------------
                                                  1989            1990           1991            1992            1993
----------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                         43.18%          5.79%          84.94%          (4.37)%        15.37%
----------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                                 24.97%         (1.20)%         40.46%          (4.02)%        10.99%
----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             24.43%         (9.13)%         36.21%           1.98%         23.38%
----------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    2.79%          5.14%          18.46%           4.53%          9.46%
----------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Alliance Global                                   25.27%         (7.25)%         29.04%          (1.71)%        30.60%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                           --             --               --              --         (0.56)%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          3.70%          9.28%          47.22%           3.68%         13.91%
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                                3.89%         (2.29)%         23.03%           11.00%        21.73%
----------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
   Securities                                        --             --           11.09%           4.34%          9.28%
----------------------------------------------------------------------------------------------------------------------------
Alliance International                               --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              7.97%          7.07%           4.95%           2.33%          1.74%
----------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                                --             --               --              --         (0.81)%
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                            --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                        --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
MFS Research                                         --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                     --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                         --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
   Equity                                            --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                   --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                          --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                    --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
   Value                                             --             --               --              --             --
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                   1994            1995           1996            1997              1998
----------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                          (5.00)%          30.13%         20.74%         9.47%            (0.94)%
----------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                                  (9.15)%          18.37%         10.35%         13.64%           16.72%
----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              (3.33%)          30.94%         22.81%         27.70%           27.87%
----------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    (5.26)%          19.01%          3.95%         11.90%           12.54%
----------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                0.07%          34.94%         20.95%         31.02%           26.57%
----------------------------------------------------------------------------------------------------------------------------
Alliance Global                                      3.98%          17.44%         13.24%         10.21%           20.37%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                         (1.77)%          22.65%         18.67%         25.27%           19.43%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          (4.32)%          24.93%         11.27%         15.40%           16.84%
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                                (3.96)%          18.53%         21.46%         17.09%           (6.27)%
----------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
   Securities                                      (5.53)%          12.01%          2.53%         6.02%             6.46%
----------------------------------------------------------------------------------------------------------------------------
Alliance International                                 --            9.74%          8.50%        (4.25)%            9.27%
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                                2.79%           4.50%          4.07%         4.17%             4.09%
----------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                              (6.25)%          15.67%          4.10%         7.86%             7.40%
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                              --              --             --          25.71%           (5.45)%
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                          --              --             --          21.66%           33.24%
----------------------------------------------------------------------------------------------------------------------------
MFS Research                                           --              --             --          15.32%           22.93%
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                       --              --             --          16.28%           10.52%
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                           --              --             --          4.05%             5.81%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
   Equity                                              --              --             --        (20.47)%          (27.71)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                     --              --             --          13.76%           10.75%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                        --              --             --          15.48%           11.75%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                            --              --             --          21.36%            8.04%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                      --              --             --         (2.13)%           12.62%
----------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
   Value                                               --              --             --          18.37%          (10.86)%
----------------------------------------------------------------------------------------------------------------------------


+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  67
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
  Barron's                                         Money Management Letter
  Morningstar's Variable Annuity                   Investment Dealers Digest
    Sourcebook                                     National Underwriter
  Business Week                                    Pension & Investments
  Forbes                                           USA Today
  Fortune                                          Investor's Business Daily
  Institutional Investor                           The New York Times
  Money                                            The Wall Street Journal
  Kiplinger's Personal Finance                     The Los Angeles Times
  Financial Planning                               The Chicago Tribune
  Investment Adviser
  Investment Management Weekly
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed Portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charge for taxes such as premium tax. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

--------------------------------------------------------------------------------
68  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


10
Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 1998, a current report on Form 8-K dated September 1, 1999, and a quarterly report on Form 10-Q for the quarter ended June 30, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

--------------------------------------------------------------------------------
                                 APPENDIX:  MARKET VALUE ADJUSTMENT EXAMPLE  A-1
--------------------------------------------------------------------------------


Appendix: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 1999 to a fixed maturity option with a maturity date of June 15, 2008 (i.e., nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2003.

------------------------------------------------------------------------------------------------------------------------------
                                                                                ASSUMED RATE TO MATURITY ON JUNE 15, 2003
                                                                            --------------------------------------------------
                                                                                 5.00%                            9.00%
------------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2003 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                    $144,048                          $ 119,487
------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                     $131,080                          $ 131,080
------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2) $ 12,968 $ (11,593)
    On June 15, 2003 (after withdrawal)                                       $ 12,968                          $ (11,593)
------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                       $  4,501                          $ (4,851)
------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount
    [$50,000 - (4)]                                                           $ 45,499                          $  54,851
------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2)-(5)                                             $ 85,581                          $  76,229
------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                            $120,032                          $ 106,915
------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                             $ 94,048                          $  69,487
------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                         Page
Required minimum distributions option                                     2
Unit values                                                               2
Calculation of annuity payments                                           3
The reorganization                                                        3
Custodian and independent accountants                                     4
Alliance Money Market option yield information                            4
Other yield information                                                   5
Key factors in retirement planning                                        5
Long-term market trends                                                  10
Financial statements                                                     12


HOW TO OBTAIN AN EQUI-VEST EXPRESS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
   EQUI-VEST Express
   processing office
   The Equitable Life
   P.O. Box 2996
   New York, NY 10116-2996

--------------------------------------------------------------------------------

Please send me an EQUI-VEST Express Statement of Additional Information dated October 18, 1999. (Combination variable and fixed deferred annuity)

--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City                     State         Zip


888-1226

EQUI-VEST(Registered Trademark)
A combination variable and fixed deferred annuity contract

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust which contain important information about their portfolios.

PROSPECTUS DATED OCTOBER 20, 1999

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST?

EQUI-VEST is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.

--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
FIXED INCOME OPTIONS:
--------------------------------------------------------------------------------
DOMESTIC FIXED INCOME                 AGGRESSIVE FIXED INCOME
--------------------------------------------------------------------------------
o Alliance Intermediate               o Alliance High Yield
  Government Securities
o Alliance Money Market
o Alliance Quality Bond
--------------------------------------------------------------------------------
EQUITY OPTIONS:
--------------------------------------------------------------------------------
DOMESTIC EQUITY
--------------------------------------------------------------------------------
o Alliance Common Stock               o MFS Growth with Income
o Alliance Equity Index               o MFS Research
o Alliance Growth and Income          o Merrill Lynch Basic Value Equity
o EQ/Alliance Premier Growth          o EQ/Putnam Growth & Income Value
o Capital Guardian Research           o T. Rowe Price Equity Income
o Capital Guardian U.S. Equity
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
o Alliance Global                     o Morgan Stanley Emerging Markets Equity
o Alliance International              o T. Rowe Price International Stock
--------------------------------------------------------------------------------
AGGRESSIVE EQUITY
--------------------------------------------------------------------------------
o Alliance Aggressive Stock           o MFS Emerging Growth Companies
o Alliance Small Cap Growth           o Warburg Pincus Small Company Value
o EQ/Evergreen
--------------------------------------------------------------------------------
ASSET ALLOCATION OPTIONS:
--------------------------------------------------------------------------------
o Alliance Balanced                   o EQ/Evergreen Foundation
o Alliance Conservative Investors     o Merrill Lynch World Strategy
o Alliance Growth Investors           o EQ/Putnam Balanced
--------------------------------------------------------------------------------

You allocate amounts to the variable investment options, subject to any restrictions. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only

o An individual retirement annuity ("IRA"), Traditional IRA or Roth IRA ("Roth IRA")

o A Traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA")

Minimum contribution amounts ranging from $50 to $2,500 are required to purchase a contract. The minimum amount required depends on the type of contract, NQ, IRA or QP IRA, purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated October 20, 1999, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------
2  CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------


Contents of this prospectus


--------------------------------------------------------------------------------


EQUI-VEST(Registered Trademark)


--------------------------------------------------------------------------------
Index of key words and phrases                                              4
Who is Equitable Life?                                                      5
How to reach us                                                             6
EQUI-VEST at a glance--key features                                         9

--------------------------------------------------------------------------------
FEE TABLE                                                                  12
--------------------------------------------------------------------------------
Examples                                                                   15

--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                             17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                       17
Owner and annuitant requirements                                           19
How you can make your contributions                                        19
What are your investment options under the contract?                       19
Selecting your investment method                                           23
Allocating your contributions                                              24
Your right to cancel within a certain number of days                       24
Death benefit                                                              25

--------------------------------------------------------------------------------
2
DETERMINING YOUR CONTRACT'S VALUE                                          26
--------------------------------------------------------------------------------
Your account value                                                         26
Your contract's value in the variable investment options                   26
Your contract's value in the guaranteed interest option                    26
Your contract's value in the fixed maturity options                        26


--------------------------------------------------------------------------------
"We, "our" and us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                  CONTENTS OF THIS PROSPECTUS  3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                              27
--------------------------------------------------------------------------------
Transferring your account value                                               27
Automatic transfer options-investment simplifier                              27
Rebalancing your account value                                                28

--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                          29
--------------------------------------------------------------------------------
Withdrawing your account value                                                29
Surrender of your contract to receive its cash value                          30
When we may terminate your contract                                           30
When to expect payments                                                       30
Choosing your annuity payout options                                          31

--------------------------------------------------------------------------------
5
CHARGES AND EXPENSES                                                          33
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                           33
Charges that EQ Advisors Trust deducts                                        37
Group or sponsored arrangements                                               37
Other distribution arrangements                                               38

--------------------------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                                      39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       39
How death benefit payment is made                                             40
Beneficiary continuation option under
  Traditional IRA and QP IRA contracts                                        40

--------------------------------------------------------------------------------
7
TAX INFORMATION                                                               41
--------------------------------------------------------------------------------
Overview                                                                      41
Transfers among investment options                                            41
Taxation of nonqualified annuities                                            41
Special rules for NQ contracts issued in Puerto Rico                          42
Individual retirement arrangements ("IRAs")                                   43
Federal and state income tax withholding and information
  reporting                                                                   56
Impact of taxes to Equitable Life                                             57

--------------------------------------------------------------------------------
8
MORE INFORMATION                                                              58
--------------------------------------------------------------------------------
About our Separate Account A                                                  58
About EQ Advisors Trust                                                       58
About our fixed maturity options                                              59
About the general account                                                     60
About other methods of payment                                                60
Dates and prices at which contract events occur                               61
About your voting rights                                                      62
About our year 2000 progress                                                  62
About legal proceedings                                                       63
About our independent accountants                                             63
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                               63
Distribution of the contracts                                                 63

--------------------------------------------------------------------------------
9
INVESTMENT PERFORMANCE                                                        65
--------------------------------------------------------------------------------
Benchmarks                                                                    65
Communicating performance data                                                75

--------------------------------------------------------------------------------
10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I--Condensed financial information                                           A-1
II--Market value adjustment example                                          B-1
III--Death benefit example                                                   C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4  INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------


Index of key words and phrases


--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                  PAGE                                   PAGE
account value                      26      guaranteed interest option     22
annuitant                          18      IRA                         cover
annuity payout options             31      IRS                            41
beneficiary                        39      investment options             19
business day                       61      market adjusted amount         23
cash value                         26      market value adjustment        23
conduit IRA                        47      maturity value                 22
contract date                      10      NQ                          cover
contract date anniversary          10      portfolio                   cover
contract year                      10      processing office               6
contributions                      17      QP IRAs                     cover
Contributions to Roth IRAs                 ratcheted death benefit        25
  Regular contribution             53      rate to maturity               22
  Rollover contributions           53      recharacterized                46
  Conversion contributions         54      regular contribution           45
  Direct custodian-to-custodian              Required Beginning Date      47
    transfers                      53      Roth IRA                    cover
Contributions to Traditional IRAs          SAI                         cover
  Regular contributions            44      SEC                         cover
  Rollover contributions           46      TOPS                            6
  Direct custodian-to-custodian              Traditional IRA             cover
    transfers                      46      TSA                         cover
financial professional             65      unit                           26
fixed maturity amount              22      unit investment trust          58
fixed maturity options             22      variable investment options    19

To make this prospectus easier to read, we sometimes use different words than in the contract. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
PROSPECTUS                        CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options            Guarantee Periods or Fixed Maturity Accounts
variable investment options       Investment Funds or Investment Divisions
account value                     Annuity Account Value
rate to maturity                  Guaranteed Rates
guaranteed interest option        Guaranteed Interest Account
unit                              accumulation unit
unit value                        accumulation unit value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       WHO IS EQUITABLE LIFE?  5
--------------------------------------------------------------------------------


Who is Equitable Life?


--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $390.8 billion in assets as of June 30, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

--------------------------------------------------------------------------------
6  WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
P.O. Box 2996
New York, NY 10116-2996

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
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Equitable Life
EQUI-VEST
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:
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Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

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REPORTS WE PROVIDE:
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o  written confirmation of financial transactions;

o annual statement of your contract values as of the close of the calendar year; and

o  statement of your contract values as of the last day of the contract year.

We reserve the right to change the frequency of these reports.

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TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") SYSTEM:
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TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options; and

o  unit values.

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                                                       WHO IS EQUITABLE LIFE?  7
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You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o  elect the investment simplifier; and

o  change your personal identification number ("PIN").

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1 (800) 755-7777. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.

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BY INTERNET:
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You can also access information about your contract on the Internet. Please visit our Web site at http://www.equitable.com, and click on EQAccess.

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CUSTOMER SERVICE REPRESENTATIVE:
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You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m. Eastern time.

You should send all contributions, notices, and requests to our processing office at an address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your Traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a Traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;

(6)  election of the rebalancing program;

(7)  election of required minimum distribution option;

(8)  tax withholding election;

(9)  election of beneficiary continuation option;

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier; and

(11) contract surrender and withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options; and

(4)  change of ownership.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED
TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier; and

(3)  rebalancing program.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

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8  WHO IS EQUITABLE LIFE?
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SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

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                                        EQUI-VEST AT A GLANCE -- KEY FEATURES  9
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EQUI-VEST at a glance -- key features


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                                           >
PROFESSIONAL                            EQUI-VEST's variable investment options invest in 30 different portfolios managed by
INVESTMENT                              professional investment advisers.
MANAGEMENT
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GUARANTEED INTEREST                     o Principal and interest guarantees
OPTION
                                        o Interest rates set periodically
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FIXED MATURITY                          o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                                        o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                                       ---------------------------------------------------------------------------------------------
                                        If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
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TAX ADVANTAGES                          o ON EARNINGS INSIDE THE      No tax on any dividends, interest  or capital gains until you
                                          CONTRACT                    make withdrawals from your contract or receive annuity
                                                                      payments.
                                       ---------------------------------------------------------------------------------------------
                                        o ON TRANSFERS INSIDE THE     No tax on transfers among investment options.
                                          CONTRACT
                                       ---------------------------------------------------------------------------------------------
                                        If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
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MINIMUM CONTRIBUTION                    o NQ:
AMOUNTS                                   -- $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                                        o TRADITIONAL IRA AND ROTH IRA:
                                          --$50 (initial and additional).

                                        o QP IRA:
                                          --$2,500 each rollover amount.
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                                        Maximum contribution limits may apply.
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DEATH BENEFIT PROTECITON                The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the highest of the following:

                                        o the account value, or

                                        o the minimum death benefit, or

                                        o if elected, the optional ratcheted death benefit.
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10  EQUI-VEST AT A GLANCE -- KEY FEATURES
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ACCESS TO YOUR MONEY   o Lump sum withdrawals

                       o Withdrawals on a periodic basis

                       o Contract surrender

                       You may be subject to a withdrawal charge for certain
                       withdrawals. You may also incur income tax and a penalty
                       tax.
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PAYOUT ALTERNATIVES    o Annuity payout options
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ADDITIONAL FEATURES    o Dollar-cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed-dollar option

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and
                         annually)

                       o No charge on transfers among investment options

                       o Waiver of withdrawal charge for disability, confinement
                         to a nursing home, and terminal illness
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FEES AND CHARGES       o Daily charge on amounts invested in variable investment
                         options for mortality and expense risks and other expenses at an annual rate of 1.20%.

                       o If your account value at the end of the contract year
                         is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less ($65 maximum). If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge.

                       o Charge for third-party transfer (such as in the case of
                         a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company)--$25 currently ($65 maximum) per occurrence.

                       o No sales charge deducted when you make contributions.

                       o We deduct a charge equal to 6% of contributions that
                         have been withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount withdrawn does not exceed 15% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed under "Charges and expenses" later in this prospectus.
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                         The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
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                                       EQUI-VEST AT A GLANCE -- KEY FEATURES  11
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FEES AND CHARGES                 o We deduct an annual charge equal to 0.15% of
(CONTINUED)                        the account value on each contract date
                                   anniversary if you elect the optional
                                   ratcheted death benefit.

                                 o We deduct a charge for taxes such as premium
                                   taxes that may be imposed in your state. The charge is generally deducted from the amount applied to an annuity payout

                                 o We generally deduct a $350 annuity
                                   administrative fee from amounts applied to purchase certain life annuity payout options.

                                 o Annual expenses of EQ Advisors Trust
                                   portfolios are calculated as a percentage of
                                   the average daily net assets invested in each
                                   portfolio. These  expenses include management
                                   fees ranging from 0.31% to 1.15% annually,
                                   12b-1 fees of 0.25% annually, and other
                                   expenses.
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ANNUITANT                          NQ                   0 -79
ISSUE AGES                         QP IRA               0 -79
                                   Traditional IRA      0 -70
                                   Roth IRA             0 -79
                                   ---------------------------------------------
                                   For Traditional IRAs, the maximum issue age
                                   is 70, but we will issue up to age 79 if the
                                   contribution is a rollover contribution. For
                                   all other IRAs we will issue contracts up to
                                   annuitant ages 80-83 with our prior approval.
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THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

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12  FEE TABLE
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Fee table


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The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust.

The guaranteed interest option and fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the optional ratcheted death benefit charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

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CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS (SEPARATE ACCOUNT A) EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
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Mortality and expense risk(1)                                       0.95%
Other expenses                                                      0.25%
                                                                    -----
Total Separate Account A annual expenses(2)                         1.20%
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CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT
DATE ANNIVERSARY
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Annual administrative charge(3)
  If your account value on a contract date
    anniversary is less than $25,000 for NQ
    contracts (or less than $20,000 for IRA
    contracts)                                                      $30
  If your account value on a contract date
    anniversary is $25,000 or more for NQ
    contracts (or $20,000 or more for IRA
    contracts)                                                      $0
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CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
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Maximum withdrawal charge(4)                                        6%
Charge for third-party transfer or exchange(5)           $25 for each occurrence
Charge if you elect a life annuity payout option                  $350
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CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF
YOU ELECT THE OPTIONAL BENEFIT
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Optional ratcheted death benefit charge (as a
percentage of your account value this charge
is deducted annually on each contract date
anniversary)                                                      0.15%
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                                                                   FEE TABLE  13
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EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


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                                                                                 OTHER           TOTAL ANNUAL
                                                                            EXPENSES (AFTER        EXPENSES
                                             MANAGEMENT                         EXPENSE         (AFTER EXPENSE
                                               FEES(6)     12B-1 FEE(7)      LIMITATIONS)(8)   LIMITATION)(7)(9)
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Alliance Aggressive Stock                       0.54%          0.25%             0.04%               0.83%
Alliance Balanced                               0.41%          0.25%             0.05%               0.71%
Alliance Common Stock                           0.36%          0.25%             0.04%               0.65%
Alliance Conservative Investors                 0.48%          0.25%             0.06%               0.79%
Alliance Equity Index                           0.31%          0.25%             0.04%               0.60%
Alliance Global                                 0.64%          0.25%             0.08%               0.97%
Alliance Growth and Income                      0.55%          0.25%             0.04%               0.84%
Alliance Growth Investors                       0.51%          0.25%             0.05%               0.81%
Alliance High Yield                             0.60%          0.25%             0.04%               0.89%
Alliance Intermediate Government Securities     0.50%          0.25%             0.06%               0.81%
Alliance International                          0.90%          0.25%             0.17%               1.32%
Alliance Money Market                           0.35%          0.25%             0.03%               0.63%
Alliance Quality Bond                           0.53%          0.25%             0.04%               0.82%
Alliance Small Cap Growth                       0.90%          0.25%             0.06%               1.21%
EQ/Alliance Premier Growth                      0.90%          0.25%             0.00%               1.15%
Capital Guardian Research                       0.65%          0.25%             0.05%               0.95%
Capital Guardian U.S. Equity                    0.65%          0.25%             0.05%               0.95%
EQ/Evergreen                                    0.75%          0.25%             0.05%               1.05%
EQ/Evergreen Foundation                         0.63%          0.25%             0.07%               0.95%
MFS Emerging Growth Companies                   0.55%          0.25%             0.05%               0.85%
MFS Growth with Income                          0.55%          0.25%             0.05%               0.85%
MFS Research                                    0.55%          0.25%             0.05%               0.85%
Merrill Lynch Basic Value Equity                0.55%          0.25%             0.05%               0.85%
Merrill Lynch World Strategy                    0.70%          0.25%             0.25%               1.20%
Morgan Stanley Emerging Markets Equity          1.15%          0.25%             0.35%               1.75%
EQ/Putnam Balanced                              0.55%          0.25%             0.10%               0.90%
EQ/Putnam Growth & Income Value                 0.55%          0.25%             0.05%               0.85%
T. Rowe Price Equity Income                     0.55%          0.25%             0.05%               0.85%
T. Rowe Price International Stock               0.75%          0.25%             0.20%               1.20%
Warburg Pincus Small Company Value              0.65%          0.25%             0.10%               1.00%
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14  FEE TABLE
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Notes:

(1)  A portion of this charge is for providing the death benefit.

(2) We reserve the right to increase the total Separate Account A annual expenses, but they will not exceed a maximum of 2%.

(3) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to waive or increase this charge to an annual maximum of $65.

(4) This charge applies to any contribution withdrawn within six contract years of the date of the contribution. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(5) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(6) The management fees or the maximum management fees, if a maximum applies, for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(7) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999 the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1998, absent the expense limitation arrangement.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

(9) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of the following portfolios: 0.60% for Merrill Lynch Basic Value Equity, MFS Emerging Growth Companies, MFS Growth with Income, MFS Research,EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.70% for Capital Guardian Research, Capital Guardian U.S. Equity and EQ/Evergreen Foundation; 0.75% for Warburg Pincus Small Company Value; 0.80% for EQ/Evergreen; 0.90% for EQ/Alliance Premier Growth; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

     Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios would have been as follows: 0.24% for MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios; and on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research portfolios, and therefore expenses have been estimated.

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                                                                   FEE TABLE  15
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     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information, see the prospectus for EQ Advisors Trust.

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume that the optional ratcheted death benefit is not elected and there is no waiver of the withdrawal charge. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.57 per $1,000. We calculate the annual administrative charge by using the total actual annual administrative charges for 1998 under total EQUI-VEST contracts that we issue as a percentage of the total assets held under those EQUI-VEST contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

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                                           IF YOU SURRENDER YOUR CONTRACT AT THE END  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                               OF EACH PERIOD SHOWN, THE EXPENSES        THE END OF EACH PERIOD SHOWN, THE
                                                           WOULD BE:                            EXPENSES WOULD BE:
                                           ----------------------------------------   ---------------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR    3 YEARS  5 YEARS    10 YEARS
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VARIABLE INVESTMENT OPTION
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Alliance Aggressive Stock                   $74.34    $122.99   $174.43   $248.91    $21.90   $67.57    $115.85    $248.91
Alliance Balanced                           $73.14    $119.39   $168.40   $235.96    $20.64   $63.77    $109.46    $235.96
Alliance Common Stock                       $72.54    $117.59   $165.38   $229.43    $20.01   $61.86    $106.26    $229.43
Alliance Conservative Investors             $73.94    $121.79   $172.42   $244.61    $21.48   $66.31    $113.72    $244.61
Alliance Equity Index                       $72.05    $116.08   $162.85   $223.95    $19.49   $60.27    $103.58    $223.95
Alliance Global                             $75.73    $127.18   $181.42   $263.82    $23.37   $72.00    $123.25    $263.82
Alliance Growth and Income                  $74.44    $123.29   $174.93   $249.98    $22.01   $67.89    $116.38    $249.98
Alliance Growth Investors                   $74.14    $122.39   $173.42   $246.76    $21.69   $66.94    $114.78    $246.76
Alliance High Yield                         $74.93    $124.79   $177.43   $255.32    $22.53   $69.47    $119.03    $255.32
Alliance Intermediate Government Securities $74.14    $122.39   $173.42   $246.76    $21.69   $66.94    $114.78    $246.76
Alliance International                      $79.22    $137.61   $198.71   $300.17    $27.05   $83.01    $141.58    $300.17
Alliance Money Market                       $72.34    $116.99   $164.37   $227.24    $19.80   $61.23    $105.19    $227.24
Alliance Quality Bond                       $74.24    $122.69   $173.92   $247.84    $21.80   $67.26    $115.32    $247.84
Alliance Small Cap Growth                   $78.12    $134.34   $193.30   $288.88    $25.89   $79.56    $135.85    $288.88
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16  FEE TABLE
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                                            IF YOU SURRENDER YOUR CONTRACT AT THE END  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                               OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE
                                                           WOULD BE:                             EXPENSES WOULD BE:
                                            -----------------------------------------  ----------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR    3 YEARS  5 YEARS    10 YEARS
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EQ/Alliance Premier Growth                   $77.52    $132.55      --        --      $25.26    $77.67       --        --
Capital Guardian Research                    $75.53    $126.59      --        --      $23.16    $71.37       --        --
Capital Guardian U.S. Equity                 $75.53    $126.59      --        --      $23.16    $71.37       --        --
EQ/Evergreen                                 $76.53    $129.57      --        --      $24.21    $74.53       --        --
EQ/Evergreen Foundation                      $75.53    $126.59      --        --      $23.16    $71.37       --        --
MFS Emerging Growth Companies                $74.54    $123.59   $175.43   $251.05    $22.11    $68.21    $116.91   $251.05
MFS Growth with Income                       $74.54    $123.59      --        --      $22.11    $68.21       --        --
MFS Research                                 $74.54    $123.59   $175.43   $251.05    $22.11    $68.21    $116.91   $251.05
Merrill Lynch Basic Value Equity             $74.54    $123.59   $175.43   $251.05    $22.11    $68.21    $116.91   $251.05
Merrill Lynch World Strategy                 $78.02    $134.04   $192.81   $287.85    $25.79    $79.25    $135.33   $287.85
Morgan Stanley Emerging Markets Equity       $83.50    $150.30   $219.60   $343.10    $31.56    $96.43    $163.72   $343.10
EQ/Putnam Balanced                           $75.03    $125.09   $177.93   $256.39    $22.64    $69.79    $119.56   $256.39
EQ/Putnam Growth & Income Value              $74.54    $123.59   $175.43   $251.05    $22.11    $68.21    $116.91   $251.05
T. Rowe Price Equity Income                  $74.54    $123.59   $175.43   $251.05    $22.11    $68.21    $116.91   $251.05
T. Rowe Price International Stock            $78.02    $134.04   $192.81   $287.85    $25.79    $79.25    $135.33   $287.85
Warburg Pincus Small Company Value           $76.03    $128.08   $182.91   $266.98    $23.69    $72.95    $124.84   $266.98
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(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT THE OPTIONAL RATCHETED DEATH BENEFIT:

The above examples do not reflect a charge for the optional ratcheted death benefit. If you elect the optional ratcheted death benefit we will also deduct an annual charge equal to 0.15% of your account value on each contract date anniversary. Therefore, the expenses shown in the above examples would, in each case, be increased by an amount not in excess of $1.57 in the first year, $1.74 in the third year, $1.91 in the fifth year and $2.44 in the tenth year.

IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a life annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 1998.

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                                              CONTRACT FEATURES AND BENEFITS  17
--------------------------------------------------------------------------------


1
Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" under "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.

------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE FOR
CONTRACT            ANNUITANT ISSUE    MINIMUM                 SOURCE OF
TYPE                AGES*              CONTRIBUTIONS           CONTRIBUTIONS                  LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ                  0-79               $1,000 (initial),       o After-tax money.             Not applicable.
                                       $50 (additional)
                                                               o Paid to us by check
                                                                 or transfer of contract
                                                                 value in a tax deferred
                                                                 exchange under
                                                                 Section 1035 of the
                                                                 Internal Revenue Code.

                                                               o Paid to us by
                                                                 an employer who
                                                                 establishes a
                                                                 payroll deduction
                                                                 program.
------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA     0-70               $50 (initial and        o "Regular" traditional        o For all types of IRAs,
                                       additional)               IRA contributions either       regular IRA
                                                                 made by you or paid to         contributions may not
                                                                 us by an employer who          exceed $2,000 for a year
                                                                 establishes a payroll
                                                                 deduction program.           o No additional regular
                                                                                                IRA contributions in the
                                                               o Rollovers from a               year you turn age 70 1/2
                                                                 qualified plan.                and thereafter.

                                                               o Rollovers from a TSA.        o Rollover and direct
                                                                                                transfer contributions
                                                               o Rollovers from another         after age 70 1/2 must be
                                                                 traditional individual         net of required minimum
                                                                 retirement arrangement.        distributions.

                                                               o Direct custodian-to-
                                                                 custodian transfer from
                                                                 other traditional individual
                                                                 retirement arrangements.
------------------------------------------------------------------------------------------------------------------------------------

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18  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE FOR
CONTRACT            ANNUITANT ISSUE     MINIMUM                 SOURCE OF
TYPE                AGES*               CONTRIBUTIONS           CONTRIBUTIONS                LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA              0-79               $50 (initial and       o Regular after-tax          o For all types of IRAs,
                                         additional)              contributions either         regular IRA contributions
                                                                  made by your or paid to      may not exceed $2,000 for a
                                                                  us by an employer who        year.
                                                                  establishes a payroll
                                                                  deduction program.         o Contributions are
                                                                                               subject to income limits
                                                                o Rollovers from another       and other tax rules. See
                                                                  Roth IRA.                    "Tax information --
                                                                                               Contributions to Roth
                                                                o Conversion rollovers         IRAs."
                                                                  from a traditional IRA.

                                                                o Direct transfer from
                                                                  another Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
QP Traditional IRA    0-79               $2,500                 o Rollovers from a           o Rolloever contributions
                                                                  qualified plan.              after age 70 1/2 must be
                                                                                               net of required
                                                                o Rollovers from a TSA.        minimum distributions.

                                                                o The EQUI-VEST QP           o Regular after-tax
                                                                  Traditional IRA contract     contributions are not
                                                                  is intended to be a          permitted.
                                                                  conduit IRA.  Only
                                                                  rollovers from a
                                                                  qualified plan or TSA
                                                                  or permitted.
------------------------------------------------------------------------------------------------------------------------------------

* For Traditional IRA's, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other IRA's, we will issue contracts up to annuitant ages 80-83 with our prior approval.

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as indicated below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

You may also make contributions by wire transfer or our automatic investment program. See "About other methods of payment" under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 30 variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among 30 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
20  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                            ADVISER
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock            Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                    High return through a combination of current         Alliance Capital Management L.P.
                                     income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                Long-term growth of capital and increasing income    Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors      High total return without, in the adviser's          Alliance Capital Management L.P.
                                     opinoin, undue risk to principal
------------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                Total return (before EQ Advisors Trust and           Alliance Capital Management L.P.
                                     Separate Account A annual expenses) that
                                     approximates the total return performance of the
                                     Standard & Poor's 500 Composite Stock Price Index
------------------------------------------------------------------------------------------------------------------------------------
Alliance Global                      Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income           High total return through a combination of           Alliance Capital Management L.P.
                                     current and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors            High total return consistent with the adviser's      Alliance Capital Management L.P.
                                     determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                  High return by maximizing current income and,        Alliance Capital Management L.P.
                                     to the extent consistent with that objective,
                                     capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government     High current income consistent with relative         Alliance Capital Management L.P.
Securities                           stability of principal
------------------------------------------------------------------------------------------------------------------------------------
Alliance International               Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                High level of current income while preserving        Alliance Capital Management L.P.
                                     assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                High current income consistent with preservation     Alliance Capital Management L.P.
                                     of capital
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth            Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------

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                                              CONTRACT FEATURES AND BENEFITS  21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST


------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research           Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity        Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                        Capital appreciation                               Evergreen Asset Management Corp.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation             In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                    conservation of capital, and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies       Long-term capital growth                           Massachusetts Financial Services
                                                                                       Company
------------------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income Company      Reasonable current income and long-term growth     Massachusetts Financial Services
                                    of capital and income                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS Research Company                Long-term growth of capital and future income      Massachusetts Financial Services
                                                                                       Company
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity    Capital appreciation and, secondarily, income      Merrill Lynch Asset Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy        High total investment return                       Merrill Lynch Asset Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets     Long-term capital appreciation                     Morgan Stanley Asset Management
Equity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                  Balanced investment                                Putnam Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value     Capital growth, current income is a secondary      Putnam Investment Management, Inc.
                                    objective
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income         Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
appreciation
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock   Long-term growth of capital                        Rowe Price-Fleming International, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value  Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

--------------------------------------------------------------------------------
22  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information."

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period, depending on when the allocation is made. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The yearly guaranteed interest rate is 4% for 1999 and 4% for the year 2000. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland. For contracts issued in New York see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2000 through 2009. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o  the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation. Such a case is the State of New York where a different rule applies. See "Contracts issued in New York
-- fixed maturity options."

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. Appendix II to this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You must choose one of the following two methods for selecting your investment options. Once you have made your election, you may not change it.

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method you may allocate contributions to any of the investment options listed in A in the investment options chart and no transfer restrictions will apply.

--------------------------------------------------------------------------------
24  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
DOMESTIC EQUITY                   INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
o Alliance Common Stock           o Alliance Global
o Alliance Equity Index           o Alliance International
o Alliance Growth and Income      o Morgan Stanley Emerging Markets Equity
o EQ/Alliance Premier Growth      o T. Rowe Price International Stock
o Capital Guardian Research
o Capital Guardian U.S. Equity
o MFS Growth with Income
o MFS Research
o Merrill Lynch Basic Value Equity
o EQ/Putnam Growth & Income Value
o T. Rowe Price Equity Income
--------------------------------------------------------------------------------
ASSET ALLOCATION                  AGGRESSIVE EQUITY
--------------------------------------------------------------------------------
o Alliance Balanced               o Alliance Aggressive Stock
o EQ/Evergreen Foundation         o Alliance Small Cap Growth
o Alliance Growth Investors       o EQ/Evergreen
o Merrill Lynch World Strategy    o MFS Emerging Growth Companies
o EQ/Putnam Balanced              o Warburg Pincus Small Company Value
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
AGGRESSIVE FIXED INCOME
--------------------------------------------------------------------------------
o Alliance High Yield
--------------------------------------------------------------------------------
DOMESTIC FIXED INCOME             ASSET ALLOCATION
--------------------------------------------------------------------------------
o Alliance Intermediate           o Alliance Conservative Investors
  Government Securities
o Alliance Money Market
o Alliance Quality Bond
--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------

ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value under "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options."

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully or partially convert an existing Traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS  25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."

DEATH BENEFIT

Your contract provides a death benefit. The death benefit is equal to (i) your account value, or (ii) the "minimum death benefit" or, if elected, (iii) the ratcheted death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.

RATCHETED DEATH BENEFIT

For an additional fee you may elect the ratcheted death benefit. You may only elect the ratcheted death benefit at the time you apply for a contract. Once you elect this benefit, you may not cancel it as long as the contract is in effect. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 90, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000
- $16,000).

See Appendix III for an example of how we calculate the death benefit.

--------------------------------------------------------------------------------
26  DETERMINING YOUR CONTRACT'S VALUE
--------------------------------------------------------------------------------


2
Determining your contract's value


--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have in the variable investment options, and the guaranteed interest option, plus the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less any withdrawal charge that may apply, less the total amount or a pro rata portion of the annual administrative charge. Please see "Surrendering your contract to receive its cash value" under "Accessing your money."

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. The number of units you own will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options. In addition, when we deduct the withdrawal charge, the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

--------------------------------------------------------------------------------
                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  27
--------------------------------------------------------------------------------


3
Transferring your money among investment options


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

The fixed-dollar option is a form of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of

--------------------------------------------------------------------------------
28  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


investing, however, does not guarantee that you will earn a profit or be protected against losses.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN AN AUTOMATIC TRANSFER OPTION WILL END. Your participation in an automatic transfer option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

You may change your allocation instructions or cancel the program at any time.

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                                                        ACCESSING YOUR MONEY  29
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4
Accessing your money


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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."

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                                   METHOD OF WITHDRAWAL
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                                                             MINIMUM
CONTRACT             LUMP SUM          SYSTEMATIC         DISTRIBUTION
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NQ                       Yes               Yes                 No
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Traditional IRA          Yes               Yes                 Yes
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QP IRA                   Yes               Yes                 Yes
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Roth IRA                 Yes               Yes                 No
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LUMP SUM WITHDRAWALS

(All Contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS
(All Contracts)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option you do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest

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30  ACCESSING YOUR MONEY
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option. If those amounts are insufficient, we will make up required amounts from the fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose.

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We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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AUTOMATIC NQ DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic NQ deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an existing EQUI-VEST NQ or an existing EQUI-VEST Express NQ contract according to your allocation instructions.

DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."

WHEN WE MAY TERMINATE YOUR CONTRACT

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

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                                                        ACCESSING YOUR MONEY  31
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(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

CHOOSING YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

ANNUITY PAYOUT OPTIONS

You choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. Under IRAs, the period certain cannot exceed your life expectancy or the joint life expectancy of you and your spouse.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

The following annuity payout options are available as variable annuities:

o  Life annuity (except in New York)

o  Life annuity -- period certain

o  Joint and survivor life annuity (100% to survivor)

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32  ACCESSING YOUR MONEY
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o  Joint and survivor life period certain annuity (100% to survivor)

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity unit values" in the SAI.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

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                                                        CHARGES AND EXPENSES  33
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5
Charges and expenses


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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge, which includes a death benefit charge

o  A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o  An annual administrative charge, if applicable

o  Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o  A ratcheted death benefit charge, if you elect the benefit

o At the time annuity payments are to begin -- charges for any state premium or other applicable taxes. An annuity administrative fee, if you choose a life annuity

More information about these charges appears below.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.95% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of net assets in each variable investment option.

TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES. The total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only to contributions you may make after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under

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34  CHARGES AND EXPENSES
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IRA and contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" under "More information."

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn within six contract years of the date of the contribution. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."

We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn.

Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

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                                                        CHARGES AND EXPENSES  35
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DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply:

o  If the annuitant dies and a death benefit is payable to the beneficiary.

o If we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply:

o If the annuitant has qualified to receive social security disability benefits as certified by the Social Security Administration; or

o If we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or If the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

-- its main function is to provide skilled, intermediate, or custodial nursing care;

-- it provides continuous room and board to three or more persons;

-- it is supervised by a registered nurse or licensed practical nurse;

-- it keeps daily medical records of each patient;

-- it controls and records all medications dispensed; and

-- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For Traditional IRA, QP IRA, and Roth IRA contracts the withdrawal charge also does not apply:

o  after six contract years and the annuitant is at least age 59 1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6%.

The withdrawal charge will be the greater of the charge determined by applying the New York Declining Scale ("declining scale") and the New York Alternative Scale ("alternative scale") method of accessing withdrawal charges, not to exceed 6%. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the alternative scale if it produces a higher charge than the declining scale.

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36  CHARGES AND EXPENSES
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DECLINING SCALE                             ALTERNATIVE SCALE
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Year of investment in                       Year of transfer within
fixed maturity option*                      fixed maturity option*
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Within year 1           6%                  Within year 1                     5%
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      2                 6%                          2                         4%
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      3                 5%                          3                         3%
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      4                 4%                          4                         2%
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      5                 3%                          5                         1%
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      6                 2%                    After year 5                    0%
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After year 6            0%            Not to exceed 1% times the number of
                                      years remaining in the fixed maturity
                                      option, rounded to the higher number of
                                      years. In other words, if 4.3 years
                                      remain, it would be a 5% charge.
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* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ, Traditional IRA or QP IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the Alliance Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

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                                                        CHARGES AND EXPENSES  37
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We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

We reserve the right to deduct any applicable charges for taxes such as premium taxes from each contribution, or from withdrawals, or for surrender and termination of your contract. If we have deducted any applicable charges from contributions, we will not deduct a charge for the same taxes later. If, however, an additional tax charge is later imposed upon us when you make a withdrawal, or surrender your contract, or it is terminated, or you elect to begin receiving annuity payments, we reserve the right to deduct a charge at that time.

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

OPTIONAL RATCHETED DEATH BENEFIT CHARGE

If you elect the optional ratcheted death benefit we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.15% of your account value on the contract date anniversary.

We will deduct this charge from your investment options beginning first with your value in the guaranteed interest option. If there is not enough value in the guaranteed interest option we will deduct all or a portion of the charge from your value in the variable investment options next, followed by your value in the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply if we deduct the charge from the fixed maturity options.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o  Investment advisory fees ranging from 0.31% to 1.15%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

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38  CHARGES AND EXPENSES
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Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time by writing to our processing office. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.

On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

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EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

For an NQ contract, if you elected your spouse to be the successor owner/annuitant, your surviving spouse automatically continues the contract and no death benefit is payable until the surviving spouse's death.

For Traditional IRA, Roth IRA, and QP IRA contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

Also, for Traditional IRA and QP IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership as discussed under "Beneficiary continuation option under Traditional IRA and QP IRA contracts" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

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HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing checking account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION UNDER TRADITIONAL IRA AND QP IRA CONTRACTS

Upon your death, a nonspouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum. The account value used to provide the distributions will be increased to equal the amount of the death benefit.

The beneficiary's choices depend in part on whether or not you were taking required minimum distributions under the contract prior to your death.

(1) If you were taking required minimum distributions under the contract, the distributions to the beneficiary must continue to be made at least as rapidly as prior to your death.

(2) If you die before you must take required minimum distributions under the contract, the beneficiary may begin taking minimum distributions under the contract, but such withdrawals must be based on the beneficiary's life expectancy. The withdrawals must begin by December 31st of the calendar year following your death. If there is more than one beneficiary, the shortest life expectancy must be used.

(3) The withdrawals must be taken annually. There will not be a withdrawal charge for these withdrawals. The beneficiary along with his or her tax adviser will be responsible for determining the amount of the withdrawals.

(4) The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death. The death benefit will be paid to the beneficiary according to our standard procedures, unless an election is made within 30 days to: (1) receive the death benefit; (2) continue the contract and take annual withdrawals as described above; (3) defer payment of the account value for five years.

(5) While the contract continues in your name, the beneficiary may transfer the contract's account value among the investment options. However, additional contributions will not be permitted and the death benefit provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.

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7
Tax Information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code (any type of IRA) you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the EQUI-VEST NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the EQUI-VEST NQ contract.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your

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personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans. EQUIT-VEST Traditional IRA and QP IRA are traditional IRAs.

o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST Roth IRA.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.ustreas.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The EQUI-VEST IRA contract has been approved by the IRS as to form for use as a Traditional IRA. We have submitted the Roth IRA version for formal IRS approval. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST IRA contract.

CANCELLATION

You can cancel any version of the EQUI-VEST IRA contract (Traditional IRA, QP IRA, or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST Traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

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o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.

The EQUI-VEST Traditional IRA is intended to receive regular contributions.

LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse.

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Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

                                                             the adjusted
($10,000-excess AGI)    times   $2,000 (or earned  Equals    deductible
--------------------       x    income, if less)      =      contribution
 divided by $10,000                                          limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

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RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions which fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

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WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a conduit, you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

The EQUI-VEST QP IRA contract can be used as a conduit IRA however, non-rollover contributions cannot be commingled.

REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1-
April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the

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first annual minimum distribution, then you will have to take two minimum distributions in that year -the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual

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required minimum distribution from any one or more Traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

     o    on or after your death; or

     o    because you are disabled (special federal income tax definition); or

     o to pay for certain extraordinary medical expenses (special federal income tax definition); or

     o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

     o to pay certain first-time home buyer expenses (special federal income tax definition); or

     o to pay certain higher education expenses (special federal income tax definition); or

     o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

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50  TAX INFORMATION
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ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The 3% guaranteed interest rate is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

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                                                             TAX INFORMATION  51
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)
--------------------------------------------------------------------------------
                3% MINIMUM GUARANTEE
---------------------------------------------------------
  CONTRACT              ACCOUNT                 CASH
  YEAR END               VALUE                  VALUE
---------------------------------------------------------

      1              $1,009.40                $954.89
---------------------------------------------------------
      2              $2,039.68              $1,929.54
---------------------------------------------------------
      3              $3,100.87              $2,933.43
---------------------------------------------------------
      4              $4,193.90              $3,967.43
---------------------------------------------------------
      5              $5,319.72              $5,032.45
---------------------------------------------------------
      6              $6,479.31              $6,129.42
---------------------------------------------------------
      7              $7,673.69              $7,313.69
---------------------------------------------------------
      8              $8,903.90              $8,543.90
---------------------------------------------------------
      9             $10,171.01              $9,811.01
---------------------------------------------------------
     10             $11,476.14             $11,116.14
---------------------------------------------------------
     11             $12,820.43             $12,460.43
---------------------------------------------------------
     12             $14,205.04             $13,845.04
---------------------------------------------------------
     13             $15,631.19             $15,271.19
---------------------------------------------------------
     14             $17,100.13             $16,740.13
---------------------------------------------------------
     15             $18,613.13             $18,253.13
---------------------------------------------------------
     16             $20,201.53             $19,841.53
---------------------------------------------------------
     17             $21,837.57             $21,477.57
---------------------------------------------------------
     18             $23,522.70             $23,162.70
---------------------------------------------------------
     19             $25,258.38             $24,898.38
---------------------------------------------------------
     20             $27,046.13             $26,686.13
---------------------------------------------------------
     21             $28,887.52             $28,527.52
---------------------------------------------------------
     22             $30,784.14             $30,424.14
---------------------------------------------------------
     23             $32,737.67             $32,377.67
---------------------------------------------------------
     24             $34,749.80             $34,389.80
---------------------------------------------------------
     25             $36,822.29             $36,462.29
---------------------------------------------------------
     26             $38,956.96             $38,596.96
---------------------------------------------------------
     27             $41,155.67             $40,795.67
---------------------------------------------------------
     28             $43,420.34             $43,060.34
---------------------------------------------------------
     29             $45,752.95             $45,392.95
---------------------------------------------------------
     30             $48,155.53             $47,795.53
---------------------------------------------------------
     31             $50,630.20             $50,270.20
---------------------------------------------------------
     32             $53,179.11             $52,819.11
---------------------------------------------------------
     33             $55,804.48             $55,444.48
---------------------------------------------------------
     34             $58,508.61             $58,148.61
---------------------------------------------------------
     35             $61,293.87             $60,933.87
---------------------------------------------------------
     36             $64,162.69             $63,802.69
---------------------------------------------------------
     37             $67,117.57             $66,757.57
---------------------------------------------------------
     38             $70,161.10             $69,801.10
---------------------------------------------------------
     39             $73,295.93             $72,935.93
---------------------------------------------------------
     40             $76,524.81             $76,164.81
---------------------------------------------------------
     41             $79,850.55             $79,490.55
---------------------------------------------------------
     42             $83,276.07             $82,916.07
---------------------------------------------------------
     43             $86,804.35             $86,444.35
---------------------------------------------------------
     44             $90,438.48             $90,078.48
---------------------------------------------------------
     45             $94,181.64             $93,821.64
---------------------------------------------------------
     46             $98,037.08             $97,677.08
---------------------------------------------------------
     47            $102,008.20            $101,648.20
---------------------------------------------------------
     48            $106,098.44            $105,738.44
---------------------------------------------------------
     49            $110,311.40            $109,951.40
---------------------------------------------------------
     50            $114,650.74            $114,290.74
---------------------------------------------------------

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52  TAX INFORMATION
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--------------------------------------------------------------------------------
                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming a single contribution of $1,000 and
                            no further contribution)
--------------------------------------------------------------------------------
             3% MINIMUM GUARANTEE
---------------------------------------------------------
  CONTRACT            ACCOUNT               CASH
  YEAR END              VALUE               VALUE
---------------------------------------------------------

      1              $1,009.40             $954.89
---------------------------------------------------------
      2              $1,018.89             $963.87
---------------------------------------------------------
      3              $1,019.46             $964.40
---------------------------------------------------------
      4              $1,020.04             $964.96
---------------------------------------------------------
      5              $1,020.64             $965.53
---------------------------------------------------------
      6              $1,021.26             $966.11
---------------------------------------------------------
      7              $1,021.90           $1,021.90
---------------------------------------------------------
      8              $1,022.55           $1,022.55
---------------------------------------------------------
      9              $1,023.23           $1,023.23
---------------------------------------------------------
     10              $1,023.93           $1,023.93
---------------------------------------------------------
     11              $1,024.65           $1,024.65
---------------------------------------------------------
     12              $1,025.38           $1,025.38
---------------------------------------------------------
     13              $1,026.15           $1,026.15
---------------------------------------------------------
     14              $1,026.93           $1,026.93
---------------------------------------------------------
     15              $1,027.74           $1,027.74
---------------------------------------------------------
     16              $1,028.57           $1,028.57
---------------------------------------------------------
     17              $1,029.43           $1,029.43
---------------------------------------------------------
     18              $1,030.31           $1,030.31
---------------------------------------------------------
     19              $1,031.22           $1,031.22
---------------------------------------------------------
     20              $1,032.16           $1,032.16
---------------------------------------------------------
     21              $1,033.12           $1,033.12
---------------------------------------------------------
     22              $1,034.11           $1,034.11
---------------------------------------------------------
     23              $1,035.14           $1,035.14
---------------------------------------------------------
     24              $1,036.19           $1,036.19
---------------------------------------------------------
     25              $1,037.28           $1,037.28
---------------------------------------------------------
     26              $1,038.40           $1,038.40
---------------------------------------------------------
     27              $1,039.55           $1,039.55
---------------------------------------------------------
     28              $1,040.73           $1,040.73
---------------------------------------------------------
     29              $1,041.96           $1,041.96
---------------------------------------------------------
     30              $1,043.22           $1,043.22
---------------------------------------------------------
     31              $1,044.51           $1,044.51
---------------------------------------------------------
     32              $1,045.85           $1,045.85
---------------------------------------------------------
     33              $1,047.22           $1,047.22
---------------------------------------------------------
     34              $1,048.64           $1,048.64
---------------------------------------------------------
     35              $1,050.10           $1,050.10
---------------------------------------------------------
     36              $1,051.60           $1,051.60
---------------------------------------------------------
     37              $1,053.15           $1,053.15
---------------------------------------------------------
     38              $1,054.74           $1,054.74
---------------------------------------------------------
     39              $1,056.39           $1,056.39
---------------------------------------------------------
     40              $1,058.08           $1,058.08
---------------------------------------------------------
     41              $1,059.82           $1,059.82
---------------------------------------------------------
     42              $1,061.61           $1,061.61
---------------------------------------------------------
     43              $1,063.46           $1,063.46
---------------------------------------------------------
     44              $1,065.37           $1,065.37
---------------------------------------------------------
     45              $1,067.33           $1,067.33
---------------------------------------------------------
     46              $1,069.35           $1,069.35
---------------------------------------------------------
     47              $1,071.43           $1,071.43
---------------------------------------------------------
     48              $1,073.57           $1,073.57
---------------------------------------------------------
     49              $1,075.78           $1,075.78
---------------------------------------------------------
     50              $1,078.05           $1,078.05
---------------------------------------------------------

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  53
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the Traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue

--------------------------------------------------------------------------------
54  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  55
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    "Qualified Distributions" from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED
TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

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56  TAX INFORMATION
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--------------------------------------------------------------------------------


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10%

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  57
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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58  MORE INFORMATION
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8
More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each of its portfolios.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such Equitable Life oversees the activities of the investment advisors with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants Inc. the predecessor to AXA Advisors, LLC and a subsidiary of Equitable Life served as investment manager to EQ Advisors Trust).

EQ Advisors Trust commenced operations on May 1, 1997. Prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the assets of corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 plan, and other aspects of its operations, appears in the EQ Advisors Trust prospectus attached at the end of this prospectus, or in its SAI which is available upon request.

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                                                            MORE INFORMATION  59
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ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of August 2, 1999 and the related price per $100 of maturity value were as follows:

--------------------------------------------------------------------------------
  FIXED MATURITY
       OPTIONS
  WITH JUNE 15TH
  MATURITY DATE             RATE TO MATURITY AS                 PRICE
        OF                          OF                       PER $100 OF
  MATURITY YEAR               AUGUST 2, 1999               MATURITY VALUE
--------------------------------------------------------------------------------
         2000                       4.15%                       $96.53
         2001                       5.05%                       $91.21
         2002                       5.45%                       $85.88
         2003                       5.70%                       $80.70
         2004                       5.75%                       $76.17
         2005                       5.90%                       $71.43
         2006                       5.95%                       $67.23
         2007                       6.00%                       $63.22
         2008                       6.05%                       $59.40
         2009                       6.10%                       $55.75
--------------------------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to

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add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking account, bank money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

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You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day ends at 4:00 p.m., Eastern time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

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o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. Equitable Life has completed the work of modifying or replacing non-compliant systems and has confirmed, through testing, that its systems are year 2000 compliant. Equitable Life has contacted third-party vendors and service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect

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on services provided to contract owners and on operations of the investment options. All third-party vendors and service providers considered critical to Equitable Life's business, have provided us confirmation of their year 2000 compliance or a satisfactory plan for compliance. If such confirmation is not received from any of the remaining non-critical vendors or service providers the vendor or service provider will be replaced, eliminated or be the subject of contingency plans. Additionally, Equitable Life has supplemented its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, (P.L. 105-271) (1998).

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Traditional IRA, QP IRA or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option under Traditional IRA and QP IRA contracts" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA and Roth IRA contract to another similar arrangement.

DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., an indirect subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Under a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors fees

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of $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A. By year-end 1999, AXA Advisors will no longer be a subsidiary of Equitable Life, but will remain an indirect subsidiary of AXA Financial, Inc., Equitable Life's parent.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

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                                                      INVESTMENT PERFORMANCE  65
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9
Investment performance
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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, but do not reflect the charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the annual administrative charge, any withdrawal charge, ratcheted death benefit charge, charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time as of the date of this prospectus.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal charge or optional ratcheted death benefit charge, under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities

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66  INVESTMENT PERFORMANCE
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from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

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ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard &
  Poor's Mid-Cap Total Return Index.
ALLIANCE BALANCED: 50% Standard & Poor's 500 and 50% Lehman
  Government/Corporate Bond Index.
ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond Composite
  Index and 30% Standard & Poor's 500 Index.
ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.
ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
ALLIANCE GROWTH & INCOME: 75% Standard & Poor's 500 Index and 25%
  Value Line Convertibles Index.
ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate Bond Index
  and 70% Standard & Poor's 500 Index.
ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman Intermediate
  Government Bond Index.
ALLIANCE INTERNATIONAL: Morgan Stanley Capital International Europe,
  Australia, Far East Index.
ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.
ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.
ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
EQ/EVERGREEN: Russell 2000 Index.
EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman
  Brothers Aggregate Bond Index.
MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
MFS RESEARCH: Standard & Poor's 500 Index.
MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.
MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
  Morgan Stanley Capital International Europe, Australia, Far East
  Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon
  Brothers World Government Bond (excluding U.S.)/and 5% Three-Month
  U.S. Treasury Bill.
MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital
  International Emerging Markets Free Price Return Index.
EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40% Lehman
  Government/Corporate Bond Index.
EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.
T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
  International Europe, Australia, Far East Index.
WARBURG PINCUS SMALL COMPANY VALUE: Russell 2000 Index.
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LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

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                                                      INVESTMENT PERFORMANCE  67
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                                     TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

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                                                                       LENGTH OF INVESTMENT PERIOD
                                                    ----------------------------------------------------------------------
                                                                                                   SINCE           SINCE
                                                      1           3          5         10         OPTION        PORTFOLIO
VARIABLE INVESTMENT OPTIONS                          YEAR        YEARS      YEARS     YEARS     INCEPTION*     INCEPTION**
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Alliance Aggressive Stock                           (8.11)%      5.01%      6.70%    15.83%        14.56%         14.56%
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Alliance Balanced                                    8.28%       9.28%      5.84%     9.04%         9.00%          9.00%
--------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                               19.00%      22.14%     17.40%    15.12%        14.81%         10.23%
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Alliance Conservative Investors                      4.40%       5.00%      4.37%        --         4.47%          6.12%
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Alliance Equity Index                               17.73%      22.16%         --        --        21.48%         19.84%
--------------------------------------------------------------------------------------------------------------------------
Alliance Global                                     11.67%      10.30%      9.50%    11.27%         9.41%          8.73%
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Alliance Growth and Income                          10.80%      17.02%     13.19%        --        13.31%         12.12%
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Alliance Growth Investors                            8.39%      10.25%      8.96%        --         9.14%         12.55%
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Alliance High Yield                                (13.05)%      5.69%      5.20%     7.50%         5.15%          6.76%
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Alliance Intermediate Government
  Securities                                        (1.24)%      0.61%      0.23%        --         1.42%          3.06%
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Alliance International                               1.36%      (0.06)%        --        --         0.72%          1.85%
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Alliance Money Market                               (3.44)%     (0.26)%     0.04%     1.51%         3.11%          3.11%
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Alliance Quality Bond                               (0.37)%      2.03%      1.65%        --         1.70%          1.09%
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Alliance Small Cap Growth                          (12.29)%         --         --        --        (1.14)%         5.06%
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MFS Emerging Growth Companies                       24.25%          --         --        --        22.47%         27.59%
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MFS Research                                        14.16%          --         --        --        13.63%         17.26%
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Merrill Lynch Basic Value Equity                     2.53%          --         --        --         6.00%         10.26%
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Merrill Lynch World Strategy                        (1.84)%         --         --        --        (2.62)%         0.35%
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Morgan Stanley Emerging Markets Equity             (32.94)%         --         --        --       (37.24)%       (37.24)%
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EQ/Putnam Balanced                                   2.74%          --         --        --         6.92%          8.89%
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EQ/Putnam Growth & Income Value                      3.67%          --         --        --         7.68%         10.55%
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T. Rowe Price Equity Income                          0.22%          --         --        --         9.00%         11.66%
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T. Rowe Price International Stock                    4.47%          --         --        --        (1.72)%         0.42%
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Warburg Pincus Small Company Value                 (17.31)%         --         --        --        (6.07)%        (2.16)%
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* The variable investment option inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth & Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Merrill Lynch Basic Value Equity (6/2/97), Merrill Lynch World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available after 12/31/98 and are therefore not shown in this table are; EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (8/30/99).

** The inception dates for portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99.

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    The portfolio inception dates are: Alliance Aggressive Stock (5/1/84), Alliance Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Merrill Lynch Basic Value Equity (5/1/97), Merrill Lynch World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). The inception dates for the portfolios that became available on or after 12/31/98 and are therefore not shown in the tables are; EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (12/31/98), EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99.)

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                                                      INVESTMENT PERFORMANCE  69
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                                     TABLE 2
       GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

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                                                                          LENGTH OF INVESTMENT PERIOD
                                           --------------------------------------------------------------------------------
                                                                                                                   SINCE
                                                            1             3             5              10        PORTFOLIO
VARIABLE INVESTMENT OPTIONS                               YEAR          YEARS         YEARS          YEARS       INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                                $918.94      $1,158.01     $1,383.14      $4,347.68      $7,344.05
---------------------------------------------------------------------------------------------------------------------------
Alliance Balanced                                      $1,082.81      $1,305.16     $1,328.30      $2,376.23      $3,540.12
---------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                                  $1,190.01      $1,822.21     $2,230.22      $4,089.48     $19,340.55
---------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                        $1,043.96      $1,157.64     $1,238.46             --      $1,732.00
---------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                  $1,177.27      $1,822.90            --             --      $2,400.74
---------------------------------------------------------------------------------------------------------------------------
Alliance Global                                        $1,116.68      $1,341.98     $1,574.10      $2,908.79      $2,585.33
---------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                             $1,107.95      $1,602.32     $1,858.21             --      $1,823.68
---------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                              $1,083.87      $1,339.97     $1,535.49             --      $2,984.94
---------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                                      $869.48      $1,180.45     $1,288.21      $2,060.20      $2,192.34
---------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities              $987.64      $1,018.39     $1,011.47             --      $1,263.61
---------------------------------------------------------------------------------------------------------------------------
Alliance International                                 $1,013.64        $998.33            --             --      $1,071.09
---------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                                    $965.57        $992.22     $1,002.02      $1,162.00      $1,666.02
---------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                                    $996.29      $1,062.24     $1,085.03             --      $1,058.60
---------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                                $877.09             --            --             --      $1,086.02
---------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                          $1,242.46             --            --             --      $1,502.59
---------------------------------------------------------------------------------------------------------------------------
MFS Research                                           $1,141.64             --            --             --      $1,304.87
---------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                       $1,025.29             --            --             --      $1,177.38
---------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                             $981.56             --            --             --      $1,005.94
---------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                   $670.57             --            --             --        $528.92
---------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                     $1,027.41             --            --             --      $1,153.02
---------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                        $1,036.67             --            --             --      $1,182.49
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                            $1,002.23             --            --             --      $1,202.36
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                      $1,044.72             --            --             --      $1,007.09
---------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                       $826.91             --            --             --        $964.11
---------------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
70  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                                                                                               PORTFOLIO
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS       20 YEARS      INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK                    (1.19)%       9.12%        9.83%       17.17%            --          15.80%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                      12.16%       16.33%       14.87%       15.44%            --          13.95%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   8.28%       17.77%       15.56%       16.49%            --          15.78%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED                            16.43%       13.25%        9.22%       10.99%            --          10.70%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                            13.48%       15.79%       13.84%       12.97%            --          13.56%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  19.02%       18.70%       16.88%       15.21%            --          15.37%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                        27.55%       25.79%       20.17%       16.97%         17.03%         11.90%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                              22.86%       22.23%       18.63%       16.72%         16.30%         11.34%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%       28.23%       24.06%       19.21%         17.76%         12.75%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS              12.25%        9.11%        7.82%           --            --           8.42%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Income                              14.20%       15.62%       14.31%           --            --          12.55%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  15.59%       14.45%       13.37%           --            --          12.08%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                        26.25%       25.79%          --            --            --          22.57%
-------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds                 28.05%       27.67%          --            --            --          24.31%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%       28.23%          --            --            --          24.79%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                              20.07%       14.24%       12.62%       13.16%            --          10.92%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Global                              14.34%       14.67%       11.98%       11.21%            --           9.64%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  24.34%       17.77%       15.68%       10.66%            --           9.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                   19.13%       20.78%       16.13%           --            --          15.17%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                     15.61%       21.25%       18.35%           --            --          17.89%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  20.10%       23.99%       21.07%           --            --          20.48%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                    16.54%       14.19%       12.11%           --            --          14.34%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                  14.20%       15.62%       14.31%           --            --          12.55%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  22.85%       22.69%       19.96%           --            --          15.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                          (6.51)%       9.77%        8.42%        9.58%            --           8.92%
-------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                          (0.44)%       8.21%        7.37%        9.34%            --           8.97%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   3.66%        9.11%        9.01%       11.08%            --          10.72%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                                  6.20%        4.73%        3.87%           --            --           5.56%
-------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                      7.68%        6.21%        5.91%           --            --           7.25%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   8.49%        6.74%        6.45%           --            --           7.60%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                        8.99%        4.05%          --            --            --           5.78%
-------------------------------------------------------------------------------------------------------------------------
  Lipper International                       13.02%        9.94%          --            --            --          10.74%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  20.00%        9.00%          --            --            --           9.68%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                         3.82%        3.85%        3.66%        4.09%            --           5.25%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                         4.84%        4.87%        4.77%        5.20%            --           6.34%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   5.05%        5.18%        5.11%        5.44%                         6.41%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  71
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                               TABLE 3 (CONTINUED)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                                                                                               PORTFOLIO
                                              1 YEAR      3 YEARS     5 YEARS       10 YEARS     20 YEARS      INCEPTION*
--------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                          7.13%       6.17%         5.24%         --           --              4.81%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond A-Rated                7.47%       6.38%         6.54%         --           --              6.21%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    8.69%       7.29%         7.27%         --           --              6.92%
--------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                     (5.69)%         --           --          --           --             10.63%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                            (0.33)%         --           --          --           --             16.72%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    1.23%          --           --          --           --             16.58%
--------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                 32.90%          --           --          --           --             33.24%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                              15.97%          --           --          --           --             22.72%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   (2.54)%         --           --          --           --             14.53%
--------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                  22.62%          --           --          --           --             22.95%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                               25.82%          --           --          --           --             28.73%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --           --          --           --             31.63%
--------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY              10.24%          --           --          --           --             15.93%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                      15.54%          --           --          --           --             21.32%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --           --          --           --             31.63%
--------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY                   5.54%          --           --          --           --              5.66%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio             9.34%          --           --          --           --             11.15%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   19.55%          --           --          --           --             20.00%
--------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
  EQUITY                                     (27.90)%         --           --          --           --            (33.52)%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                    (30.50)%         --           --          --           --            (36.28)%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  (25.34)%         --           --          --           --            (28.92)%
--------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                            10.47%          --           --          --           --             14.56%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                             14.61%          --           --          --           --             17.83%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   21.36%          --           --          --           --             23.48%
--------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE               11.47%          --           --          --           --             16.22%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                      15.54%          --           --          --           --             21.32%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --           --          --           --             31.63%
--------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                    7.76%          --           --          --           --             17.33%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                        10.76%          --           --          --           --             19.07%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --           --          --           --             31.63%
--------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK             12.33%          --           --          --           --              5.74%
--------------------------------------------------------------------------------------------------------------------------
  Lipper International                        12.17%          --           --          --           --              9.06%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   20.00%          --           --          --           --             13.43%
--------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
  VALUE                                      (11.09)%         --           --          --           --              3.01%
--------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                             1.53%          --           --          --           --             16.77%
--------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   (2.54)%         --           --          --           --             14.53%
--------------------------------------------------------------------------------------------------------------------------


*    Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
72  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                     TABLE 4
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                                                                                               PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS       10 YEARS        20 YEARS      INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK                  (1.19)%       29.95%       59.84%      387.82%               --        759.93%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                    12.16%        58.64%      102.73%      334.88%               --        613.05%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 8.28%        63.35%      106.12%      360.30%               --        759.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED                          16.43%        45.27%       55.44%      183.58%               --        344.46%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                          13.48%        55.60%       91.92%      240.69%               --        553.21%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                19.02%        67.24%      118.08%      311.86%               --        715.64%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                      27.55%        99.03%      150.65%      379.60%        2,223.36%      2,957.30%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                            22.86%        84.52%      138.97%      388.00%        2,185.68%      1,203.81%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%       110.85%      193.91%      479.62%        2,530.43%      3,755.68%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS            12.25%        29.91%       45.74%           --               --        111.22%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Income                            14.20%        55.28%       97.15%           --               --        202.48%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                15.59%        49.92%       87.28%           --               --        187.40%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                      26.25%        99.06%           --           --               --        167.54%
-------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds               28.05%       108.12%           --           --               --        186.34%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%       110.85%           --           --               --        192.17%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                            20.07%        49.10%       81.15%      244.24%               --        224.14%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Global                            14.34%        51.58%       77.94%      194.96%               --        188.08%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                24.34%        63.34%      107.19%      175.31%               --        181.57%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                 19.13%        76.21%      111.23%           --               --        109.92%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                   15.61%        79.05%      133.95%           --               --        139.10%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                20.10%        90.62%      160.09%           --               --        166.00%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                  16.54%        48.89%       77.08%           --               --        245.21%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                14.20%        55.28%       97.15%           --               --        202.45%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                22.85%        84.68%      148.41%           --               --        280.88%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                        (6.51)%       32.28%       49.83%      149.64%               --        178.62%
-------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                        (0.44)%       26.80%       43.00%      145.62%               --        182.21%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 3.66%        29.90%       53.96%      186.01%               --        239.69%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                     6.20%        14.86%       20.93%           --               --         52.12%
-------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                    7.68%        19.84%       33.36%           --               --         72.35%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 8.49%        21.61%       36.71%           --               --         76.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                      8.99%        12.66%           --           --               --         23.41%
-------------------------------------------------------------------------------------------------------------------------
  Lipper International                     13.02%        33.62%           --           --               --         47.74%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                20.00%        29.52%           --           --               --         41.40%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                       3.82%        11.99%       19.68%       49.28%               --        134.48%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                       4.84%        15.34%       26.25%       66.09%               --        178.83%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                 5.05%        16.35%       28.27%       69.88%               --        181.74%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  73
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                               TABLE 4 (CONTINUED)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                                                                                               PORTFOLIO
                                           1 YEAR      3 YEARS     5 YEARS       10 YEARS        20 YEARS      INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                          7.13%       19.67%      29.12%         --           --             28.00%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond A-Rated                7.47%       20.42%      37.37%         --           --             37.26%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    8.69%       23.51%      42.06%         --           --             42.14%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                     (5.69)%         --          --          --           --             18.36%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                            (0.33)%         --          --          --           --             28.98%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    1.23%          --          --          --           --             29.23%
-------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                 32.90%          --          --          --           --             61.42%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                              15.97%          --          --          --           --             42.16%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   (2.54)%         --          --          --           --             25.40%
-------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                  22.62%          --          --          --           --             41.16%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                               25.82%          --          --          --           --             52.86%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --          --          --           --             57.60%
-------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY              10.24%          --          --          --           --             27.97%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                      15.54%          --          --          --           --             15.59%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --          --          --           --             57.60%
-------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY                   5.54%          --          --          --           --              9.63%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio             9.34%          --          --          --           --             19.41%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   19.55%          --          --          --           --             33.33%
-------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
  EQUITY                                     (27.90)%         --          --          --           --            (42.71)%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                    (30.50)%         --          --          --           --            (45.67)%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                  (25.34)%         --          --          --           --            (36.71)%
-------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                            10.47%          --          --          --           --             25.46%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                             14.61%          --          --          --           --             31.59%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   21.36%          --          --          --           --             42.22%
-------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE               11.47%          --          --          --           --             28.50%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                      15.54%          --          --          --           --             38.49%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --          --          --           --             57.60%
-------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                    7.76%          --          --          --           --             30.56%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                        10.76%          --          --          --           --             33.92%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   28.58%          --          --          --           --             57.60%
-------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK             12.33%          --          --          --           --              9.75%
-------------------------------------------------------------------------------------------------------------------------
  Lipper International                        12.17%          --          --          --           --             15.88%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   20.00%          --          --          --           --             23.42%
-------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
  VALUE                                      (11.09)%         --          --          --           --             (5.07)%
-------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                             1.53%          --          --          --           --             29.95%
-------------------------------------------------------------------------------------------------------------------------
  Benchmark                                   (2.54)%         --          --          --           --             25.40%
-------------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
74  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN

----------------------------------------------------------------------------------------------------------------------------------
                                    1989     1990      1991      1992        1993     1994       1995    1996     1997     1998
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK          42.82%    5.52%    84.47%    (4.61)%    15.08%    (5.24)%    29.81%  20.44%    9.20%    (1.19)%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE BALANCED                  24.66%   (1.45)%   40.11%    (4.26)%    10.71%    (9.38)%    18.07%  10.07%   13.35%    16.43%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK              24.12%   (9.36)%   35.86%     1.72%     23.07%    (3.58)%    30.61%  22.50%   27.37%    27.55%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS     2.73%+   4.88%    18.16%     4.27%      9.18%    (5.50)%    18.71%   3.68%   11.62%    12.25%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                 --        --       --         --        --     (0.14)%+   34.60%  20.64%   30.69%    26.25%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                    24.95%   (7.49)%   28.72%    (1.96)%    30.27%     3.71%     17.14%  12.96%    9.93%    20.07%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME            --        --       --         --     (0.62)%+  (2.02)%    22.34%  18.37%   24.95%    19.13%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS           3.63%+   9.01%    46.85%     3.42%     13.63%    (4.56)%    24.61%  10.99%   15.11%    16.54%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                 3.62%   (2.54)%   22.72%    10.72%     21.42%    (4.20)%    18.24%  21.15%   16.79%    (6.51)%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES                           --        --    10.88%+    4.08%      9.01%    (5.77)%    11.73%   2.27%    5.76%     6.20%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                --        --       --         --        --         --      9.54%+  8.23%   (4.49)%    8.99%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET               7.70%    6.80%     4.69%     2.07%      1.48%     2.53%      4.23%   3.81%    3.91%     3.82%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                 --        --       --         --     (0.87)%+   6.49)%    15.38%   3.84%    7.58%     7.13%
----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH             --        --       --         --        --         --        --      --    25.50%+   (5.69)%
----------------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES         --        --       --         --        --         --        --      --    21.45%+   32.90%
----------------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                          --        --       --         --        --         --        --      --    15.12%+   22.62%
----------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY      --        --       --         --        --         --        --      --    16.08%+   10.24%
----------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY          --        --       --         --        --         --        --      --     3.87%+    5.54%
----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                               --        --       --         --        --         --        --      --   (20.54)%+ (27.90)%
----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                    --        --       --         --        --         --        --      --    13.56%+   10.47%
----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE       --        --       --         --        --         --        --      --    15.28%+   11.47%
----------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME           --        --       --         --        --         --        --      --    21.15%+    7.76%
----------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK     --        --       --         --        --         --        --      --    (2.30)%+  12.33%
----------------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY
 VALUE                                --        --       --         --        --         --        --      --    18.17%+  (11.09)%
----------------------------------------------------------------------------------------------------------------------------------

* Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                      INVESTMENT PERFORMANCE  75
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

---------------------------------------------------------------------
Barron's                                    Money Management Letter
Morningstar's Variable Annuity              Investment Dealers Digest
  Sourcebook                                National Underwriter
Business Week                               Pension & Investments
Forbes                                      USA Today
Fortune                                     Investor's Business Daily
Institutional Investor                      The New York Times
Money                                       The Wall Street Journal
Kiplinger's Personal Finance                The Los Angeles Times
Financial Planning                          The Chicago Tribune
Investment Adviser
Investment Management Weekly
---------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all contract charges and expenses other than the annual administrative charge, withdrawal charge, optional ratcheted

--------------------------------------------------------------------------------
76  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

death benefit charge, and any charge for taxes such as premium tax. For more information, see "Alliance Money Market Option yield information" and "Other yield information" in the SAI.

--------------------------------------------------------------------------------
                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  77
--------------------------------------------------------------------------------

10
Incorporation of certain documents by reference
--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 1998, a current report on Form 8-K dated September 1, 1999, and a quarterly report on Form 10-Q for the quarter ended June 30, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

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                                APPENDIX I: CONDENSED FINANCIAL INFORMATION  A-1
--------------------------------------------------------------------------------

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The contracts described in this prospectus are being offered for the first time as of the date of this prospectus. The unit values and number of units outstanding shown below, as of December 31, 1998, are for another contract offered under Separate Account A with the same asset based charge of 1.20%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION

--------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                                        1998
--------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK
--------------------------------------------------------------------------------
  Unit value                                                           $90.25
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE BALANCED
--------------------------------------------------------------------------------
  Unit value                                                          $102.39
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
  Unit value                                                          $102.87
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------
  Unit value                                                          $102.74
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX
--------------------------------------------------------------------------------
  Unit value                                                          $103.69
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE GLOBAL
--------------------------------------------------------------------------------
  Unit value                                                           $98.37
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------
  Unit value                                                          $102.73
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------
  Unit value                                                          $101.93
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
  Unit value                                                           $89.20
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
  Unit value                                                          $103.32
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A-2  APPENDIX I: CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)

--------------------------------------------------------------------------------
                                                                   DECEMBER 31,
                                                                       1998
--------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------
  Unit value                                                           $93.00
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                                          $101.68
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------
  Unit value                                                          $103.62
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                                           $86.94
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
  Unit value                                                          $103.53
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                                                           $99.10
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY
--------------------------------------------------------------------------------
  Unit value                                                           $97.91
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY
--------------------------------------------------------------------------------
  Unit value                                                           $94.96
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
  Unit value                                                           $81.49
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------
EQ/PUTNAM BALANCED
--------------------------------------------------------------------------------
  Unit value                                                          $101.17
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                APPENDIX I: CONDENSED FINANCIAL INFORMATION  A-3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)

--------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                                        1998
--------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
  Unit value                                                           $100.60
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --
--------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
--------------------------------------------------------------------------------
  Unit value                                                           $101.12
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --
--------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------
  Unit value                                                            $94.15
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --
--------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE
--------------------------------------------------------------------------------
  Unit value                                                            $82.88
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --
--------------------------------------------------------------------------------

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                               APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE  B-1
--------------------------------------------------------------------------------

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 1999 to a fixed maturity option with a maturity date of June 15, 2008 (i.e., nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2003.

---------------------------------------------------------------------------
                                                       ASSUMED RATE TO
                                                  MATURITY ON JUNE 15, 2003
---------------------------------------------------------------------------
                                                       5.00%       9.00%
---------------------------------------------------------------------------
AS OF JUNE 15, 2003 (BEFORE WITHDRAWAL)
---------------------------------------------------------------------------
(1)Market adjusted amount                            $144,048    $119,487
---------------------------------------------------------------------------
(2)Fixed maturity amount                             $131,080    $131,080
---------------------------------------------------------------------------
(3)Market value adjustment:
    (1) - (2)                                         $12,968    $(11,593)
---------------------------------------------------------------------------
ON JUNE 15, 2003 (AFTER WITHDRAWAL)
---------------------------------------------------------------------------
(4)Portion of market value adjustment
   associated with withdrawal:
     (3) x [$50,000/(1)]                               $4,501     $(4,851)
---------------------------------------------------------------------------
(5)Reduction in fixed maturity amount
        [$50,000 - (4)]                               $45,499     $54,851
---------------------------------------------------------------------------
(6)Fixed maturity amount (2) - (5)                    $85,581     $76,229
---------------------------------------------------------------------------
(7)Maturity value                                    $120,032    $106,915
---------------------------------------------------------------------------
(8)Market adjusted amount of (7)                     $ 94,048     $69,487
---------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                     APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE  C-1
--------------------------------------------------------------------------------

Appendix III: Death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to (i) the account value or, (ii) the minimum death benefit (contributions, less withdrawals, and any withdrawal charges and taxes that may apply) or, if elected, (iii) the optional ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------
 END OF
CONTRACT                                           RATCHETED
  YEAR      ACCOUNT VALUE(1)    CONTRIBUTION     DEATH BENEFIT
--------------------------------------------------------------
    1         $105,000(2)         $100,000         $100,000
--------------------------------------------------------------
    2         $115,500(2)                          $100,000
--------------------------------------------------------------
    3         $129,360(2)                          $129,360(2)
--------------------------------------------------------------
    4         $103,488                             $129,360(3)
--------------------------------------------------------------
    5         $113,837                             $129,360(3)
--------------------------------------------------------------
    6         $127,497                             $129,360(3)
--------------------------------------------------------------
    7         $127,497                             $129,360(3)
--------------------------------------------------------------
    8         $133,872(2)                          $129,360
--------------------------------------------------------------
    9         $147,259                             $147,259(4)
--------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the optional ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the optional ratcheted death benefit was elected at the end of contract year 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            PAGE
Required minimum distributions option                                         2
Unit values                                                                   2
Calculation of annuity payments                                               3
The reorganization                                                            3
Custodian and independent accountants                                         4
Alliance Money Market option yield information                                4
Other yield information                                                       5
Key factors in retirement planning                                            5
Long-term market trends                                                      10
Financial statements                                                         12


HOW TO OBTAIN AN EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:

     EQUI-VEST
     Processing Office
     The Equitable Life
     P.O. Box 2996
     New York, NY 10116-2996

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -

Please send me an EQUI-VEST Statement of Additional Information dated October 20, 1999. (Combination variable and fixed deferred annuity)


 ................................................................................
Name:


 ................................................................................
Address:


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City                                      State          Zip




888-1227